                                                                   EXHIBIT 10.17


                              OFFICE BUILDING LEASE


                                     BETWEEN


                                 PACCOR PARTNERS

                                  ("LANDLORD")


                                       AND


                           LINSCO/PRIVATE LEDGER CORP.

                                   ("TENANT")




                               DATE: JUNE 17, 1993

                                TABLE OF CONTENTS


SECTION 1      BASIC LEASE INFORMATION

        1.1    Parties
        1.2    Project 1
        1.3    Premiss
        1.4    Commencement Date
        1.5    Term of Lease
        1.6    Option to Extend Term
        1.7    Base Rent
        1.8    Security Deposit Amount
        1.9 Tenant's Share of Common Area Operating Expenses and Building Operating Expenses
        1.10   Tenant Improvement Allowance
        1.11   Additional Insureds
        1.12   Notice Address
        1.13   Exhibits

SECTION 2      PREMISES

SECTION 3      TERM

        3.1    Term
        3.2    Option to Extend Term

SECTION 4      RENT

        4.1    Definitions
        4.2    Base Rent
        4.3    Rent for Extended Term
        4.4    Fair Market Rental Value
        4.5    Security Deposit Amount

SECTION 5      TENANT IMPROVEMENTS

        5.1    Definitions
        5.2    Space Plan Allowance
        5.3    Preparation of Premises
        5.4    Tenant's Contractor
        5.5    Acceptance of Premises
        5.6    Relocation Consultant
        5.7    Refurbishment Allowance

SECTION 6      OPERATING EXPENSES

        6.1    Definitions
        6.2    Adjustments to Common Area Operating Expenses
        6.3    Rent Adjustment
        6.4    Lease Expenses Difference Cap
        6.5    Operating Expense Records

SECTION 7      USE AND MAINTENANCE OF THE PREMISES


        7.1    Permitted Use
        7.2    Insurance
        7.3    Compliance with Laws
        7.4    Hazardous Waste or Nuisance
        7.5    Damage and Overloading
        7.6    Access by Landlord
        7.7    Signs
        7.8    Parking
        7.9    Alterations
        7.10   Mechanics' Lien
        7.11   Indemnity and Exemption of Landlord from Liability
        7.12   Premises Changes
        7.13   Services and Utilities
        7.14   Rules
        7.15   Maintenance Obligations
        7.16   Building Security
        7.17   Tenant to Pay Personal Property Taxes

SECTION 8      INSURANCE

        8.1    Tenant's Insurance
        8.2    Landlord's Insurance

SECTION 9      DESTRUCTION

        9.1    Risk Covered by Insurance
        9.2    Abatement or Reduction of Rent
        9.3    Loss During Last Part of Term or Exceeding 25% of
                Replacement Value
        9.4    Limitation on Landlord's Restoration Obligation

SECTION 10     CONDEMNATION

        10.1   Definitions
        10.2   Governed by Lease
        10.3   Total Taking
        10.4   Partial Taking
        10.5   Award
        10.6   Temporary Taking
        10.7   Waiver of Statute

SECTION 11     ASSIGNMENT AND SUBLETTING

        11.1   Assignment
        11.2   Sublease
        11.3   Tenant and Assignee or Sublessee Fully Liable
        11.4   Assignment of Rents
        11.5   Sublease Assignment Right

SECTION 12     DEFAULT AND REMEDIES

        12.1   Default
        12.2   Landlord's Remedies


        12.3   Interest and Late Charges
        12.4   Quarterly Payments
        12.5   Waiver
        12.6   Notice of Default

SECTION 13     SUBORDINATION, ATTORNMENT, ESTOPPEL AND NON-DISTURBANCE

        13.1   Subordination
        13.2   Attornment
        13.3   Estoppel Certificates
        13.4   Non-Disturbance Agreement

SECTION 14     SURRENDER OF PREMISES, HOLDING OVER

        14.1   Surrender of Premises
        14.2   Holding Over

SECTION 15     DELAY IN OCCUPANCY

        15.1   Definitions
        15.2   Delay in Occupancy

SECTION 16     GENERAL PROVISIONS

        16.1   Brokers
        16.2   Notices
        16.3   Quitclaim Deed
        16.4   Sale or Transfer of Premises
        16.5   Attorneys' Fees
        16.6   Merger
        16.7   Time of Essence
        16.8   Successor in Interest
        16.9   Easements
        16.10  Governing Law
        16.11  Integration
        16.12  Provisions Are Covenants and Conditions
        16.13  Person and Gender
        16.14  Severability
        16.15  Limitations on Landlord's Liability
        16.16  Headings and Exhibits
        16.17  Payments in United States Currency
        16.18  Tenant's Financial Statements
        16.19  No Option
        16.20  Recordation of Lease
        16.21  No Violation of Other Agreements
        16.22  Project Name Change
        16.23  Use of Project Name
        16.24  Reserved Area

SECTION 17     SPECIAL PROVISIONS

        17.1   Moving Allowance
        17.2   Right of First Negotiation


        17.3   Satellite Dish

Exhibit A      Description of Premises
Exhibit B      Description of Real Property
Exhibit C      Work Letter
Exhibit D      Building/Tenant Improvement Standards for Pacific Corporate Park
Exhibit E      Rules and Regulations
Exhibit F      Tri-Water System
Exhibit F1     Walsh Engineers Letter dated 4/29/93
Exhibit G      Building Security Service Agreement
Exhibit G1     Pinkerton's Inc. Schedule of Patrol Service
Exhibit H      Non-Disturbance Agreement
Exhibit I      Estoppel Certificate
Exhibit J      Janitorial Specifications

GLOSSARY

                                  OFFICE LEASE

     This Office Lease ("Lease") is made and entered into this ______ day of ________, 1993 between PACCOR PARTNERS, a California general partnership ("Landlord"), and LINSCO/PRIVATE LEDGER CORP., a California corporation ("Tenant"), who for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

                                    SECTION 1

                             BASIC LEASE INFORMATION

     1.1 Parties:

     Landlord and Landlord's Address:

         PacCor Partners, a California general partnership
         11939 Rancho Bernardo Road, Suite 200
         San Diego, California 92128

     Tenant and Tenant's Address:

         LINSCO/PRIVATE LEDGER CORP.
         5871 Oberlin Drive
         San Diego, CA  92121

     1.2 "Project" shall mean: (i) the Premises; (ii) the building located at 5935 Cornerstone Court West, San Diego, California (the "Building"); (iii) building located at 5930 Cornerstone Court West, San Diego, California ("Adjacent Building"), Building and Adjacent Building are referred to collectively as "Buildings"; (iv) Common Area as defined in Exhibit B and
Section 6.1(c); (v) the real property defined in Exhibit B ("Real Property"); and (vi) all other improvements on the Real Property or any future improvements, including additional buildings, to the Real Property.

     1.3 "Premises" shall mean all of the interior of the Building. (See Exhibit "A" attached.)

              (i)  "Rentable Square Footage" shall mean 48,984 square feet.

              (ii) "Usable Square Footage" shall mean 43,568 square feet.

     1.4 "Commencement Date" shall mean June 1, 1994 or later as set forth below.

         (a) "Tenant's Occupancy" shall mean the earlier of (i) the date when fifteen (15) employees of Tenant are occupying the Premises as their primary work place or (ii) the date when Tenant first conducts its business on the Premises. Tenant Occupancy shall not occur solely due to employees of Tenant on the Premises for inspection, testing of equipment or other activities associated with the Work or moving from Tenant's present location to the Premises.

         (b) Tenant's Occupancy may occur on or after May 1, 1994.

         (c) If, as of June 1, 1994, Tenant's Occupancy has not occurred and there are fourteen (14) days or fewer of combined Landlord Delay (as defined in Section 10 of the Work Letter) and Unavoidable Delay (as defined in Section 11 of the Work Letter), then the Commencement Date shall be the earlier of (i) Tenant's Occupancy or (ii) the date which is the number of days of Landlord Delay and Unavoidable Delay after June 1, 1994.

         (d) If, as of June 1, 1994, Tenant's Occupancy has not occurred and there are at least fifteen (15) days but not more than thirty-four (34) days of combined Landlord Delay and Unavoidable Delay, then the Commencement Date shall be the earlier of (i) Tenant's Occupancy or (ii) July 5, 1994.

         (e) If, as of July 5, 1994, Tenant's Occupancy has not occurred and there are at least thirty-five (35) days but not more than ninety-seven (97) days of combined Landlord Delay and Unavoidable Delay, then the Commencement Date shall be the earlier of (i) Tenant's Occupancy or (ii) September 6, 1994.

         (f) If, as of September 6, 1994, Tenant's Occupancy has not occurred and there are at least ninety-eight (98) days of combined Landlord Delay and Unavoidable Delay, then the Commencement Date shall be the earlier of (i) Tenant's Occupancy or (ii) November 29, 1994.

         (g) If, as of November 29, 1994, Tenant's Occupancy or Substantial Completion has not occurred and there are at least one hundred eighty-one (181) days of combined Landlord Delay and Unavoidable Delay, then the Commencement Date shall be the earlier of (i) Tenant's Occupancy or (i) Substantial Completion as defined below.

     1.5 "Term of Lease" shall mean One Hundred Twenty (120) full calendar months from and after the Commencement Date or, if the Commencement Date is not the first day of a month, from and after the first day of the month following the Commencement Date.

     1.6 "Option to Extend Term" shall mean one (1) option to extend, for a period of five (5) years following the Expiration Date.

     1.7 "Base Rent" shall be payable monthly in accordance with the "Schedule of Base Rent" as set forth in Section 4.2, beginning at an initial monthly rent of Forty-eight Thousand Nine Hundred Eighty Four Dollars and 00/100ths ($48,984.00) for months one (1) through sixty (60) and Sixty-four Thousand One Hundred Sixty-nine Dollars and 04/100ths ($64,169.04) for months sixty-one (61) through one hundred twenty (120). Tenant shall receive a rent abatement of Thirty-Three Thousand Four Hundred Ninety-Two Dollars ($33,492.00) for the second (2nd) month and Nine Thousand Dollars ($9,000.00) per month for months three (3) through nineteen (19) ("Rent Abatement").

     1.8 "Security Deposit Amount" shall mean the amount of Forty-eight Thousand Nine Hundred Eighty-four and 00/100ths Dollars ($48,984.00).

     1.9 "Tenant's share of Common Area Operating Expenses and Building Operating Expenses" (as defined in Section 6.1) shall mean an amount due Landlord, beginning one year after the Commencement Date, which is a fraction of the increase in Common Area Operating Expenses and all the increase in Building Operating Expenses over the Base Year, as specifically set forth in Sections 6.3 and 6.4.

     1.10 "Tenant Improvement Allowance" shall mean the amount of One Million Four Hundred Ninety-four Thousand One Hundred Seventy-six and no/100 Dollars ($1,494,176.00) which Tenant shall receive from Landlord for the cost of Tenant's improvements of the Premises, including the cost of architectural fees and permitting costs.

     1.11 Additional Insureds: Tenant shall name as additional insureds the following entities:

         PacCor Partners, a California general partnership (Landlord) 11939 Rancho Bernardo Road, Suite 200
         San Diego, California 92128
         (Attn:  Marlene Booth)

         PacCor Management Company, a California corporation (a general partner) 11939 Rancho Bernardo Road, Suite 200
         San Diego, California 92128
         (Attn:  Marlene Booth)

         PR Land Corp., a Delaware corporation (a general partner) c/o Paul Revere Investment Management Corporation
         18 Chestnut Street
         Worcester, MA  01608

     1.12 Notice Address (Section 16.2): All notices shall be addressed as follows:

         Landlord:     PacCor Partners
                       11939 Rancho Bernardo Road, Suite 200
                       San Diego, California 92128
                       Attn:  Terrence L. Vogel

         Copy to:      PacCor Management Company
                       11939 Rancho Bernardo Road, #200
                       San Diego, California 92128
                       Attn:  Marlene Booth

   To Tenant prior to Tenant's taking possession of the Premises:

                       LINSCO/PRIVATE LEDGER CORP.
                       5871 Oberlin Drive
                       San Diego, CA 92121
                       Attn:  Andrew J. Micheletti

   Tenant after Tenant's taking possession of the Premises:

                       LINSCO/PRIVATE LEDGER CORP.
                       5935 Cornerstone Court West
                       San Diego, CA 92121
                       Attn:  Andrew J. Micheletti

   Copy of all notices to Tenant to:

                       Solomon, Ward, Seidenwurm & Smith
                       401 B Street, Suite 1200
                       San Diego, CA 92101
                       Attn: Richard L. Seidenwurm, Esq.

     1.13 EXHIBITS:

     Exhibit "A":  Description of Premises
     Exhibit "B":  Description of Real Property
     Exhibit "C":  Work Letter
     Exhibit "D":  Building/Tenant Improvement Standards for Pacific Corporate
                      Park
     Exhibit "E":  Rules and Regulations
     Exhibit "F":  Tri-Water System
     Exhibit "F1": Walsh Engineers Letter dated 4/29/93
     Exhibit "G":  Building Security Service Agreement
     Exhibit "G1": Pinkerton's Inc. Schedule of Patrol Service
     Exhibit "H":  Non-Disturbance Agreement
     Exhibit "I":  Estoppel Certificate
     Exhibit "J":  Janitorial Specifications
     Exhibit "K":  Covenants, Conditions & Restrictions
     Exhibit "L":  Signs
     Exhibit "M":  Floor-Bearing Loads
     Exhibit "N":  Amended Planned Industrial Development ("PID") Permit No.
                      85-0830
     Exhibit "O":  Insurance Quotes
     Exhibit "P":  List of Comparable Buildings to Determine Fair Market Value

                                    SECTION 2
                                    PREMISES

   Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to the provisions of this Lease, the Premises.

                                    SECTION 3
                                      TERM

     3.1 TERM: The Term of this Lease is set forth in Section 1.5. "Expiration Date" shall mean the last day of the initial Term. The Commencement Date and Expiration Date shall be confirmed in writing by Landlord and Tenant within fifteen (15) days after the Commencement Date.

     3.2 OPTION TO EXTEND TERM:

         (a) Option to Extend Term: As a material part of the consideration for the execution of this Lease by Tenant, Tenant is hereby granted an option to extend the Term for one (1) five (5) year period ("Extended Term") following the Expiration Date, by giving Landlord written notice of Tenant's exercise of the option and setting forth the agreed upon or arbitrator-determined Base Rent for the Extended Term, ("Option Notice") at least nine (9) months before the Expiration Date or otherwise in accordance with the provisions of Section 4.3 below. The option to extend the Term shall be for all, or any full floor portion, of the Premises. If the option to extend is exercised, the "Option Commencement Date" shall be one day after the Expiration Date and the term of this Lease shall be extended to the fifth anniversary of the Expiration Date ("Option Expiration Date").

         (b) Provisions Applicable to the Option: The option to extend set forth in the preceding paragraph may be exercised by Tenant provided that, at the time Landlord receives the Option Notice, Tenant is not in material default under this Lease. Notwithstanding Section 3.2(a), if Tenant is in material default of this Lease on the date Landlord receives the Option Notice, the Option Notice shall be void and the Extended Term shall not commence unless Landlord notifies the Tenant in writing within ten (10) days after receipt of the Option Notice that the Option Notice is accepted and will operate to extend the Term. If Tenant is in material default under this Lease on the date the Extended Term is to commence and Tenant has not commenced any cure of such default within the cure periods set forth in Section 12 below, then, in Landlord's sole election, the Extended Term shall not commence and this Lease shall expire upon the Expiration Date. Tenant shall in no event be deemed in default if curative action has occurred pursuant to Section 12.

         (c) Provisions Applicable To The Extended Term: The Extended Term shall be upon the same terms and conditions as set forth in this Lease except as follows:

              (i) The Base Rent for the Extended Term shall be adjusted to ninety-five percent (95%) of the then-fair market rental value as more specifically set forth in Section 4.3 below.

              (ii) Tenant will have no option to extend the Term of this Lease beyond the Option Expiration Date.

              (iii) Tenant shall accept the Premises in its then "AS IS" condition at the Option Commencement Date.

              (iv) If the Lease is extended, then "Term" as used in this Lease shall include the Term and the Extended Term unless specifically provided to the contrary.

              (v) Within thirty (30) days after Tenant's delivery of an Option Notice setting forth the agreed-upon Base Rent or arbitrator-determined Base Rent for the Extended Term, the parties shall execute an amendment to this Lease stating the new monthly Base Rent for the Extended Term, provided, however, that the execution of such amendment shall not be a condition precedent to Tenant's obligation to pay increased Base Rent.

                                    SECTION 4
                                      RENT

     4.1 DEFINITIONS: For purposes of this Lease, the following definitions shall apply:

         (a) "Base Rent" shall mean the minimum monthly base rent set forth in
Section 4.2;

         (b) "Additional Rent" shall mean all Monthly Payments and Lease Expense Difference which Tenant is required to pay under Section 6 below.

         (c) "Rent" shall mean Base Rent and Additional Rent and any other sum payable by Tenant to Landlord under this Lease.

     4.2 BASE RENT: Tenant agrees to pay to Landlord the Base Rent as set forth on the Schedule of Base Rent below, without deduction, setoff, prior notice, or demand (except as specifically set forth in this Lease and except for tenant allowances which Landlord fails to timely pay to Tenant pursuant to this Lease), per month in advance on the first day of each month commencing on the Commencement Date and continuing during the Term of the Lease. Tenant shall receive a Rent Abatement of Thirty-Three Thousand Four Hundred Ninety-Two Dollars ($33,492.00) for the second (2nd) month and Nine Thousand and 00/100ths Dollars ($9,000.00) per month for the third (3rd) through nineteenth (19th) months of the Term of the Lease. All rent shall be paid to Landlord at its address specified in Section 16.2 entitled "Notices." Base Rent in the amount of Forty-eight Thousand Nine Hundred Eighty-four and 00/100ths Dollars ($48,984.00) shall be paid to Landlord concurrent with the execution of this Lease and shall be applied to month one (1) of the Term.

                              SCHEDULE OF BASE RENT

                 MONTHLY BASE
                   RENT RATE
                 PER RENTABLE    RENTABLE      MONTHLY     MONTHLY RENT     MONTHLY NET
     MONTH          SQ. FT.       SQ. FT.     BASE RENT      ABATEMENT         AMOUNT
     -----          -------       -------     ---------      ---------         ------
Month 1             $ 1.00       48,984       $48,984.00             0      $48,984.00

Month 2             $ 1.00       48,984       $48,984.00    $33,492.00      $15,492.00

Months 3-19         $ 1.00       48,984       $48,984.00     $9,000.00      $39,984.00

Months 20-60        $ 1.00       48,984       $48,984.00             0      $48,984.00

Months 61-120       $ 1.31       48,984       $64,169.04             0      $64,169.04



     4.3 RENT FOR EXTENDED TERM: The rent for the Extended Term shall be Ninety-five Percent (95%) of the Fair Market Rental Value of the Premises, as defined in Section 4.4. On or before the date which is Fourteen (14) months prior to the Expiration Date, Landlord shall notify Tenant in writing of Landlord's determination of Fair Market Rental Value. Tenant may, at its election, either accept such determination of Fair Market Rental Value or attempt to reach an alternative determination of Fair Market Rental Value by mutual agreement with Landlord. If Landlord and Tenant are unable to agree on the Fair Market Rental Value within thirty (30) days after Tenant's receipt of the Landlord's Notice, then the Fair Market Rental Value shall be determined in accordance with the following procedure: Within forty (40) days after Tenant's receipt of Landlord's notice, Landlord and Tenant shall jointly appoint an arbitrator and an alternate arbitrator in accordance with the commercial arbitration rules of the American Arbitration Association. Such arbitrator and alternate arbitrator shall be experienced with matters involving real estate appraisals in the area in which the Premises are located. Concurrent with such appointments, Landlord and Tenant shall each submit to such arbitrator their respective determination of the Fair Market Rental Value and such arbitrator shall select the one of such two submitted determinations that is closest to such arbitrator's own appraisal of the Fair Market Rental Value. Such arbitrator shall have no discretion to make any determination other than the selection of either Landlord or Tenant's determination of Fair Market Rental Value. The cost of such arbitrator shall be shared equally by Landlord and Tenant. Landlord and Tenant shall each proceed expeditiously with the arbitration in order to permit the arbitrator's decision to be issued at least Three hundred forty (340) days prior to the Expiration Date. If the arbitrator's decision has not been received by the Tenant and the Landlord three hundred forty (340) days prior to the Expiration Date it shall be void unless the parties agree in writing otherwise, and Landlord and Tenant shall each, three hundred and thirty (330) days prior to the Expiration Date, submit to the alternate arbitrator their respective determination of Fair Market Rental Value and the alternate arbitrator shall select the one of such two submitted determinations that is closest to such alternate arbitrator's own appraisal of the Fair Market

Rental Value. Such alternate arbitrator shall have no discretion to make any determination other than the selection of either Landlord or Tenant's determination of Fair Market Rental Value. The cost of such alternate arbitrator shall be shared equally by Landlord and Tenant. Landlord and Tenant shall each proceed expeditiously with the arbitration in order to permit the alternate arbitrator's decision to be issued at least two hundred eighty (280) days prior to the Expiration Date. In the event that the arbitrator's decision is not received by Tenant on or before such date, Tenant shall nevertheless have a period of ten (10) days following such receipt to determine whether to send the Option Notice to Landlord, exercising Tenant's right to extend. If Tenant does not so extend, the Term shall be extended by a number of days equal to Two Hundred Seventy (270), minus the number of days remaining in the Term when the Tenant's right to send the Option Notice expired, divided by two (2).

     4.4 "FAIR MARKET RENTAL VALUE" shall mean the effective value on a monthly basis of all expenditures for comparable office space being paid by willing, comparable non-renewal tenants with a credit standing and financial stature equivalent to Tenant, giving appropriate consideration to all relevant economic terms and conditions of the Landlord/Tenant relationship, including without limitation tenant improvement, refurbishment and other allowances, operating expense stops or caps, leasing and other commissions (whether paid to independent parties, to Landlord or to affiliates of Landlord), parking charges or abatements, rental abatements, signing bonuses and similar cash or cash-equivalent tenant concessions. For purposes of determination of Fair Market Rental Value, other comparable space in the Project shall be considered the most comparable space to the Premises and Landlord shall be obligated to furnish to Tenant and any arbitrator copies of all leases of other space in the Project, certified to contain all relevant information with regard to the economic transaction between Landlord and the tenant thereunder. Other than the Project, Landlord and Tenant acknowledge that the most comparable buildings to the Building to be considered in determination of Fair Market Rental Value are set forth in Exhibit "P", however other comparable buildings in the general area may be considered.

     4.5 SECURITY DEPOSIT AMOUNT: Upon the execution of this Lease, Tenant shall deposit with Landlord cash or a check in the amount of the Security Deposit Amount to secure the performance by Tenant of its obligations under this Lease, including without limitation Tenant's obligations to (a) pay Rent, (b) repair damages to the Premises caused by Tenant, Tenant's agent(s), employee(s), officer(s) and/or independent contractor(s) of or retained by Tenant ("Tenant's Representatives"), and/or Tenant's guests, visitors, customers, invitees and/or licensees ("Tenant's Invitees"), (c) clean the Premises upon termination of this Lease, and (d) remedy future defaults by Tenant in any obligation under this Lease to restore, replace or return personal property installed or located in or on the Premises including without limitation trade fixtures, furnishings, equipment and inventory, signs, satellite dish ("Personal Property") or appurtenances. If Tenant defaults under this Lease, including without limitation a default described in the preceding sentence, Landlord may use the security deposit to cure such defaults and to compensate Landlord for all or a portion of Landlord's damage resulting from such defaults. Upon demand by Landlord, Tenant shall promptly pay to Landlord a sum equal to the amount so used by Landlord so as to replenish the Security Deposit Amount. Within thirty (30) days after the Expiration Date, Option Expiration Date or earlier termination of this Lease, Landlord shall deliver to Tenant, at Tenant's address, any portion of such Security Deposit Amount not used by Landlord, together with a detailed statement explaining how any portion of the Security Deposit Amount was used. Landlord may commingle such Security Deposit Amount with Landlord's other funds and Landlord shall not pay to Tenant interest on such Security Deposit Amount. In the event of a bankruptcy or other insolvency or a debtor-creditor proceeding against or by Tenant, the Security Deposit Amount shall be deemed applied first to the payment of Rent and other amounts due Landlord for all periods prior to the date of filing or instigating such proceedings. To the extent any debts, liabilities and obligations of Tenant under this Lease have not been satisfied, Tenant shall remain fully liable to Landlord for their payment and/or performance. Provided that Tenant has not been in default under this Lease beyond the cure period set forth in Section 12 below during the first sixty (60) months of the Term, Landlord shall return to Tenant the Security Deposit Amount at the end of such sixty (60) month period.

                                    SECTION 5
                               TENANT IMPROVEMENTS

     5.1 DEFINITIONS: For purposes of this Lease, the following definitions shall apply:

         (i) "Completed Area" shall mean restrooms, elevators, first floor lobby, north and south fire exit corridors, stairwells, exercise room, telephone and utilities equipment room within the Building.

         (ii) "Space Plan Allowance" shall mean the amount of Ninety-Seven Thousand Nine Hundred Sixty-Eight and no/100 Dollars ($97,968.00).

         (iii)"Substantial Completion" shall mean that the Premises have been approved for occupancy by the City of San Diego Building Department, and completion of construction of the Work (defined below) in accordance with the approved Construction Documents and Change Orders has occurred with the exception of minor details of construction, installation, decoration, or mechanical adjustments commonly found on a punchlist, none of which materially interferes with Tenant's use or occupancy of the Premises. Substantial Completion of the Work shall be deemed to have occurred notwithstanding the requirement to complete the punchlist items or similar corrective work.

         (iv) "Work" shall mean the Tenant improvements as set forth in the approved Construction Documents and approved Change Orders as more specifically defined in the Work Letter.

         (v) "Work Letter" shall mean Exhibit "C" attached to the Lease.

     5.2 SPACE PLAN ALLOWANCE: The Landlord shall pay the Space Plan Allowance to Tenant (a) as to costs paid by Tenant prior to the date of this Lease, within thirty (30) days after Lease execution by both parties, and (b) as to other costs, within thirty (30) days after Tenant submits proof of payment to Landlord. Tenant may offset any amounts for Space Plan Allowance not timely paid by Landlord pursuant to this Section 5.2 against Tenant's monetary obligations under this Lease.

     5.3 PREPARATION OF PREMISES: Tenant shall timely perform, or arrange for the timely performance, of the Work in accordance with the requirements set forth in the Work Letter and this Lease. Tenant shall cause the Work to be Substantially Completed at least fifteen (15) days prior to the Commencement Date. The Tenant Improvement Allowance shall be payable by Landlord in accordance with the Work Letter. If Substantial Completion has not occurred and possession of the Premises (including without limitation the Work) is not delivered to Tenant on or before May 15, 1994, due solely to Landlord Delays, Landlord's liability for damages incurred by Tenant shall be limited to rent (holdover rent) payable by Tenant at its current location that exceeds the Rent for the Premises and increased moving expenses and storage costs if any.

     5.4 TENANT'S CONTRACTOR: Tenant shall enter into construction contracts in accordance with the Work Letter, subject to Landlord's reasonable approval.

     5.5 ACCEPTANCE OF PREMISES: Within five (5) days after Substantial Completion, Landlord, Tenant, Tenant's architect and such other of Tenant's Representatives as Tenant deems appropriate shall conduct a walk-through of the Premises. Landlord shall deliver to Tenant at the conclusion of the walk-through a list of any items not completed in accordance with the Lease, Work Letter, construction documents, construction contracts, Building/Tenant Improvement Standard for Pacific Corporate Park as set forth in Exhibit "D" ("Building Standards") and/or other applicable codes, laws, regulations or standards ("Corrections List"). Tenant shall reasonably and promptly complete all items on the Corrections List. Except for latent defects in the Building not reasonably discoverable during construction, Tenant shall be deemed to have accepted the Premises in its then "AS IS" condition upon Substantial Completion. Any such latent defects discovered and reported to Landlord in writing within one (1) year after the Commencement Date shall be repaired by Landlord at Landlord's sole cost and expense.

     5.6 RELOCATION CONSULTANT: The Landlord shall provide a Thirty Thousand and 00/100ths Dollars ($30,000.00) allowance (regardless of the actual cost to Tenant) for the Tenant to engage a Tenant improvement build/out Relocation Consultant. Such allowance shall be paid to Tenant within thirty (30) days following the Commencement Date and occupancy by Tenant of the Premises. Tenant may offset any amounts for allowances not timely paid by Landlord pursuant to this Section 5.6 against Tenant's monetary obligations under this Lease.

     5.7 REFURBISHMENT ALLOWANCE: Landlord shall provide Tenant an allowance to refurbish the Premises of Eighty-seven Thousand One Hundred Thirty-six and no/100 Dollars ($87,136.00) ($2.00 multiplied by Usable Square Footage) beginning with the sixty-first (61st) month of the Term. Such allowance shall be payable to Tenant within ten (10) days of Tenant's having incurred expenses for such refurbishment. Tenant may offset any amounts for allowances not timely paid by Landlord pursuant to this Section 5.7 against Tenant's monetary obligations under this Lease. Refurbishment and/or alteration shall be in accordance with
Section 7.9 of this Lease.

                                    SECTION 6
                               OPERATING EXPENSES

     6.1 DEFINITIONS: For purposes of this Lease, the following definitions shall apply:

         (a) "Base Year" shall mean the twelve (12) month period commencing on the first day of the calendar month immediately following the Commencement Date and ending on the day prior to the first anniversary of such date.

         (b) "Building Operating Expenses" shall mean all costs and expenses paid or incurred by Landlord or on Landlord's behalf with respect to the maintenance and operation of the Building which belong within the following categories:

              (i) Real Property Taxes (as defined below) allocable to the land and the Building provided that Real Property Taxes attributable to the Base Year shall be increased, if required, to reflect the full value of the tenant improvements of the Premises provided for hereunder;

              (ii) painting, interior landscape maintenance, window cleaning, janitorial and other cleaning services for the Building, pest control and security services provided in connection with the Building;

              (iii) premiums, costs, expenses, deductibles paid or similar costs or charges with respect to insurance Landlord maintains, including without limitation any insurance arranged by Landlord under Section 8.2 below, public liability and property damage insurance, fire and extended coverage insurance, plate glass insurance, rental income insurance, fidelity insurance, and/or any other insurance Landlord maintains under this Lease provided that the decision to carry such insurance is commercially reasonable;

              (iv) supplies, including without limitation cleaning supplies and other depletable materials, and sales and other taxes on such items;

              (v) the cost of the rental of equipment including without limitation all applicable sales taxes;

              (vi) the cost of operating and maintaining the Building security or other system used in connection with life or property protection, (including without limitation all machinery, electronic systems, and other equipment comprising any part of such systems);

              (vii) direct charges for services of independent contractors who provide services in connection with the maintenance and operation of the Building, to the extent such charges are not in excess of commercially competitive rates;

              (viii) the cost of operation, maintenance and repairs of cables, fans, pumps, boilers, cooling equipment, wiring, electrical fixtures, metering, control and distribution equipment, component parts of the heating, ventilating and air-conditioning system, electrical systems, plumbing systems, structural items, walls, roofs, elevators, any life and/or property protections including without limitation sprinkler systems, lighting and window washing equipment, signs (other than signs to be maintained by a tenant) and/or any other portions of the Building;

              (ix) charges for removal of trash from the Building, including the cost of janitorial services provided to tenants of the Building (including without limitation Tenant);

              (x) whether or not capitalized under generally accepted accounting principles, costs for alterations and improvements to the Building made by reason of the laws and requirements enacted after the Commencement Date of any public authorities or the reasonable requirements of insurance bodies after the Commencement Date or Landlord's insurer after the Commencement Date, which costs shall be amortized over the reasonable useful life of such alterations and improvements, which in no event shall be less than five (5) years;

              (xi) management fee for the Building, to the extent said management fee does not exceed four percent (4%) of Base Rent, is not increased during the term of this Lease and is otherwise commercially reasonable;

              (xii) whether or not capitalized under generally accepted accounting principles, costs of capital improvements, equipment, or machinery installed after the Commencement Date for the purpose of reducing energy consumption or reducing other Building Operating Expenses, which costs shall be amortized over the reasonable useful life of such capital improvements, equipment or machinery, which in no event shall be less than five (5) years, provided that the amount of such costs included in Building Operating Expenses for any year shall never exceed the savings in Building Operating Expenses for such year resulting from the capital improvements, equipment or machinery;

              (xiii) the cost of all charges for water and sewer (together with any taxes on such utilities) used at the Building;

              (xiv) reasonable accounting fees for the audit and verification of the financial matters relating to the Building;

              (xv) reasonable labor expenses, including salaries, wages and benefits, for on-site personnel retained by Landlord to manage the Building;

              (xvi) Pacific Corporate Center, Unit 1 Owners' Association fee with respect to the Building; and

              (xvii) all other charges properly allocable to the management, repair, operation, and/or maintenance of the Building in accordance with generally accepted accounting practices.

Notwithstanding anything to the contrary in this definition of Building Operating Expenses, Building Operating Expenses shall not include, and Tenant shall not be responsible for payment of any share or portion of, the following:

              (A) Interest, principal, points and fees on debt secured by the Building or the Project;

              (B) Any ground lease rentals;

              (C) Costs of capital improvements and equipment, except as specifically permitted above;

              (D) Costs incurred by Landlord for the repair of damage to the Building, to the extent that Landlord is reimbursed by insurance proceeds;

              (E) Costs incurred with respect to the installation or rehabilitation of tenant improvements made at any time for other tenants or other occupants of the Building or the Project or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building or the Project;

              (F) Costs and expenses (including attorney's fees, leasing commissions, brochures and space planning costs) incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building or the Project;

              (G) Landlord's general corporate overhead and general and administrative expenses;

              (H) Advertising and promotional expenditures;

              (I) Tax penalties;

              (J) Costs and expenses incurred by Landlord by reason of a violation by Landlord of this Lease or a violation of another tenant of the terms and conditions of another lease regarding other space in the Building or the Project;

              (K) Services provided, taxes attributable to and costs incurred in connection with the operation of any retail or restaurant operations in the Building or the Project;

              (L) Costs arising from the presence in or about the Building or the Project (including ground water or soil) of hazardous materials or substances as defined by and in contravention of applicable laws in effect on the Commencement Date;

              (M) Costs arising from Landlord's charitable or political contributions; and

              (N) Management, overhead and profit increments paid to Landlord or Landlord's affiliates for services in the Building or the Project to the extent they exceed the reasonable costs of such services if rendered by unaffiliated third parties on a competitive basis.

         (c) "Common Area" (as shown on Exhibit "B") shall mean all areas and facilities within the Project designated from time to time by Landlord for the general use and convenience of Tenant and other users of the Project. Common Area includes, without limitation, walkways, parking lots (as designated by Landlord for non-exclusive tenant parking), landscape areas, sidewalks, and all other areas of the Project intended for use by Tenant in common with the Project tenants, their authorized representatives and invitees. Tenant has the non-exclusive right to use the Common Area along with others so entitled, subject to rules and regulations promulgated from time to time by Landlord.

         (d) "Common Area Operating Expenses" shall mean all costs and expenses paid or incurred by Landlord or on Landlord's behalf with respect to the maintenance and operation of the Common Area and which include but are not limited to the categories listed in the definition of Building Operating Expenses, but in no event shall Common Area Operating Expenses include any expense attributable to the maintenance and/or operation of any interior portion of any building except Building or a building in which Tenant leases space pursuant to Section 17.2.

         (e) "Lease Expenses" shall mean the sum of (i) Building Operating Expenses, and (ii) Tenant's proportionate share (defined as a fraction, the numerator of which is the Rentable Square Footage and the denominator of which is the Project Rentable Area as defined below) of Common Area Operating Expenses.

         (f) "Lease Year" shall mean each twelve (12) month period during the Term after the Base Year.

         (g) "Project Rentable Area" shall mean 97,968 square feet plus, if applicable, the rentable square footage [calculated in accordance with the standards and methodology set forth in the "Method for Measuring Floor Area in Office Buildings" (Reprinted Aug. 1990) as published by the Building Owners and Managers Association International ("BOMA") as ANSI Z65.1-1980 (Reaffirmed 1989) approved June/July 21, 1989 by American National Standards
Institute, Inc. of any future buildings in the Project.

         (h) "Real Property Taxes" shall mean all real property taxes and general and special assessments levied or assessed against real property, including without limitation any tax, fee or excise on (i) rents, (ii) the square footage, (iii) the act of entering into this Lease, or (iv) the occupancy of Tenant, or any other tax, or excise, however described including without limitation value-added tax, levied or assessed by the United States, the State of California or any political subdivision of the State of California, including without limitation any county, city and county, public corporation, district, or any other political entity or public corporation of the State of California as a direct substitution in whole or in part for, or in addition to, any real property taxes or general or special assessments. Notwithstanding anything to the contrary in the preceding sentence, "Real Property Taxes" shall not mean any municipal, county, state, or federal income, franchise, estate, succession, inheritance or transfer taxes of Landlord. If any Real Property Taxes are assessed or collected on the basis of a fiscal period, a portion of which occurs during the Term and the remainder of which occurs before or after the Term, then the Real Property Taxes payable for such fiscal period shall be apportioned between such periods based upon the number of days during such fiscal period that occur during the Term and the number of days that occur before or after the Term. Real Property Taxes shall also not include, so long as Proposition 13 remains in effect in California, any increase in taxes attributable to any sale or transfer of or change of ownership in the Project (or any part thereof) which occurs during the initial five (5) years of the Term. If Real Property Taxes are assessed in combination with the Adjacent Building, then (for purposes of determining Building Operating Expenses and Common Area Operating Expenses) the Real Property Taxes shall be allocated on the basis of the ratio of the Rentable Square Footage to the Project Rentable Area.

     6.2 ADJUSTMENTS TO COMMON AREA OPERATING EXPENSES: Common Area Operating Expenses during the Term (including the Base Year) shall be "grossed up" ("Gross Up") if the Project is less than ninety-five percent (95%) leased and occupied, in accordance with reasonable and generally accepted accounting principles consistently applied to reflect what Common Area Operating Expenses would have been had the Project been ninety-five percent (95%) leased and occupied and fully assessed for tax purposes as leased and occupied buildings. In no event shall the Gross Up result in Landlord receiving payment or reimbursement from Tenant for costs or expenses not actually incurred by Landlord.

     6.3 RENT ADJUSTMENT: If Lease Expenses for any Lease Year are greater than Lease Expenses for the Base Year (after the Gross Up of Common Area Operating Expenses), Tenant shall pay such increase in Lease Expenses pursuant to this
Section 6.3. Landlord shall deliver to Tenant, at least thirty (30) days prior to the commencement of each subsequent Lease Year during the Term, a written statement ("Estimated Statement") setting forth Landlord's estimate of the amount by which the Lease Expenses for the upcoming Lease Year will be greater or less than the Lease Expenses for the Base Year (the "Lease Expenses Difference"). If the Lease Expenses for the upcoming Lease Year are estimated to be greater than the Lease Expenses for the Base Year, then Tenant shall pay to Landlord, on the first day of each month during the Term, an amount ("Monthly Payment") equal to one-twelfth (1/12th) of the Lease Expenses Difference, as estimated by Landlord in the most recently delivered Estimated Statement. Landlord may, at its election, no more than one (1) time during any Lease Year, deliver to Tenant a revised Estimated Statement, revising Landlord's estimate of the Lease Expenses, in accordance with Landlord's most current estimate. No later than one hundred twenty (120) days after the end of each Lease Year, Landlord shall deliver to Tenant a written statement ("Actual Statement") setting forth the actual Lease Expenses Difference allocable to such Lease Year. If the sum of Monthly Payments actually paid by Tenant during any Lease Year exceeds the actual Lease Expenses Difference allocable to such Lease Year, then such excess shall be refunded to Tenant within thirty (30) days after delivery of the Actual Statement to Tenant. If Tenant has made Monthly Payments and the sum of Monthly Payments actually paid by Tenant during any Lease Year is less than the actual Lease Expenses Difference allocable to such Lease Year, then Tenant shall, within thirty (30) days after receipt of the Actual Statement, pay to Landlord the amount of such deficiency. The payment by Tenant of any Monthly Payment or any year-end deficiency of Lease Expenses Difference shall not be deemed a waiver of Tenant's right to contest Landlord's calculation of Lease Expenses.

     6.4 LEASE EXPENSES DIFFERENCE CAP: Notwithstanding anything to the contrary in this Lease, Lease Expenses Difference shall not include more than one hundred eight percent (108%) of Controllable Operating Expenses of the preceding Lease Year, or in the case of the first Lease Year, the Base Year. "Controllable Operating Expenses" shall mean landscaping maintenance, parking lot sweeping, plumbing, Tri-Water System maintenance, janitorial services and supplies, trash removal, security and life safety, pest control, elevator maintenance, parking and walkways, locks and keys, window washing, lighting maintenance, roof maintenance, painting and sealing, general maintenance, paving maintenance, windows, doors and screens, signs, common area maintenance, and management fees.

     6.5 OPERATING EXPENSE RECORDS: Landlord shall maintain all operating expense records for a period of five (5) years. Tenant or Tenant's Representative shall have the right to inspect and photocopy any or all of the operating expense records at the office of PacCor Management Company during normal working hours upon twenty-four (24) hours written notice. Tenant shall have the right to require an audit of Lease Expenses. In the event Tenant's audit determines that Lease Expenses Difference for any Lease Year is overstated by Twelve Thousand Five Hundred Dollars ($12,500.00) or more, then Landlord shall pay for the cost of such audit unless the Actual Statement fairly disclosed the facts underlying the overstatement. The $12,500.00 shall be adjusted each Lease Year to reflect the increase, if any, in the cost of living during the previous Lease Year by increasing the $12,500 by the percentage by which the level of the Consumer Price Index (for all urban consumers in San Diego areas as reported for the date of an audit pursuant to this Section 6.5 by the Bureau of Labor Statistics of the United States Department of Labor) has increased over the level as of the date of the execution of this Lease. Any amounts of Lease Expenses Difference overpaid by Tenant shall be immediately refunded or shall be credited against the Base Rent next due by Tenant.

                                    SECTION 7
                       USE AND MAINTENANCE OF THE PREMISES

     7.1 PERMITTED USE: Tenant may use the Premises for general office use and for any other legally permitted use compatible with comparable office buildings in the Sorrento Mesa area of San Diego, California.

     7.2 INSURANCE: Tenant shall not do, bring or keep anything in or about the Premises which is outside the scope of that which is normally contemplated for the use specified in Section 7.1, that will cause a cancellation of any insurance covering the Premises or the Project. If the rate of any insurance carried by Landlord is increased as a result of Tenant's use (except as contemplated by Section 7.1), Tenant shall pay to Landlord, within ten (10) days after Landlord delivers to Tenant a notice of such increases, the amount of such increase.

     7.3 COMPLIANCE WITH LAWS: Tenant shall comply with all laws concerning the Premises and Tenant's use of the Premises, including without limitation the obligation at Tenant's sole cost to alter, maintain, or restore the Premises in compliance with all laws, including without limitation zoning laws, relating to the condition, use, or occupancy of the Premises during the Term. Landlord represents and warrants that, as of the date of this Lease, there are no violations within the Project of the Americans With Disabilities Act 42 U.S.C.
Section 1281 et. seq. ("ADA") and any similar state and federal laws. To the extent that the foregoing representation and warranty is inaccurate or untrue, Landlord shall, at its sole expense and not as an expense which shall be added to Building Operating Expenses or Common Area Operating Expenses, be responsible for compliance with the ADA and any similar state or federal law. At Tenant's expense, the Work shall comply with the requirements of the ADA and any similar state and federal laws. If the Premises do not comply with the ADA or similar state or federal law during the Term of the Lease due to the Work, Tenant shall at its sole cost be responsible for compliance with the ADA or other law(s).

     7.4 HAZARDOUS WASTE OR NUISANCE: Landlord represents that to its knowledge the Premises is free of asbestos and other hazardous materialS. Tenant shall not use the Premises in any manner that will constitute waste, nuisance or unreasonable annoyance to other tenants of the Project, or to owners or occupants of nearby properties. Tenant shall not use the Premises for sleeping, washing clothes, or the preparation, manufacture, or mixing of anything that might emit any odor or objectionable noises or lights onto the Building or nearby properties. Tenant shall neither bring into the Premises, nor permit the bringing into the Premises of, any animal, motorcycle or other vehicle, except for guide dogs or wheelchairs. Tenant and Landlord shall each strictly comply with all statutes, laws, ordinances, rules, regulations, and precautions now or hereafter mandated or advised by any federal, state or local law, regulation, ordinance or rule or by any governmental agency with respect to the use, generation, treatment, storage, disposal, release or threatened release of hazardous, toxic or radioactive substance, materials or waste (collectively "Hazardous Materials"). As used in this Section 7.4, Hazardous Materials includes without limitation those substances identified in Section 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as amended from time to time, and those substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," "pollutants," "contaminants," "chemicals known to the State to cause cancer or reproductive toxicity," "asbestos," "hydrocarbons (including without limitation oil)," "toxic bearing dust" or other similar designations in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq., the Hazardous Substance Account Act, Health & Safety Code Sections 25300, et seq., the Safe Drinking Water and Toxic Enforcement Act of 1986, Health & Safety Code Sections 25249.5, et seq., and any other federal, state or local statutes, laws, ordinances, rules, regulations and precautions. Tenant shall not cause or allow any other party or parties to cause any Hazardous Materials to be used, generated, treated, stored, disposed of or released in, on or about the Premises, except as allowed by law. Tenant shall indemnify, protect, defend by counsel acceptable to Landlord, and hold Landlord and its successors, assigns and mortgagees harmless from and against any and all claims, losses, liabilities, costs and expenses, including all foreseeable and unforeseeable consequential damages, except to the extent caused by Landlord's or Landlord's Representative's negligence, willful misconduct or breach of obligations under this Lease, directly or indirectly arising out of the use, generation, treatment, storage, disposal, release or threatened release of Hazardous Materials by Tenant or any party or parties claiming under Tenant of Hazardous Materials at, on, beneath or from the Project based on the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq., the California Hazardous Substance Account Act, Health & Safety Code Sections 25300, et seq., the California Hazardous Waste Control Law, Health & Safety Code Sections 25100, et seq., the Porter-Cologne Water Quality Control Act, Water Code Sections 13000, et seq., or any other federal, state or local statute, law, regulation, ordinance or rule. Landlord shall indemnify, protect, defend by counsel acceptable to Tenant, and hold Tenant, Tenant's Representatives (as defined in 4.5) and Tenant's successors, assigns and mortgagees harmless from and against any and all claims, losses, liabilities, costs and expenses, including all foreseeable and unforeseeable consequential damages, except to the extent caused by Tenant or Tenant's Representative's negligence, willful misconduct or breach of its obligations under this Lease, directly or indirectly arising out of the past, present or future use, generation, treatment, storage, disposal, release or threatened release of Hazardous Materials at, on, beneath or from the Project based on the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sections 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq., the California Hazardous Substance Account Act, Health & Safety Code Sections 25300, et seq., the California Hazardous Waste Control Law, Health & Safety Code Sections 25100, et seq., the Porter-Cologne Water Quality Control Act, Water Code Sections 13000, et seq., or any other federal, state or local statute, law, regulation, ordinance or rule. Neither the written consent by Landlord to the use, generation, storage or disposal of Hazardous Materials nor the strict compliance by Tenant with all statutes, laws, ordinances, rules, regulations and precautions pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligations pursuant to this Section 7.4. Tenant's obligations pursuant to this Section 7.4 shall survive the termination of this Lease. Tenant shall notify Landlord, as required by California Health & Safety Code Section 25359.7, if Tenant knows or has reasonable cause to believe that any Hazardous Material has come to be located on or beneath the Building. On or before January 1, 1995, and each January 1 thereafter during the Term, Tenant shall provide Landlord with a written list of all Hazardous Materials used, generated, treated, stored, disposed of and released in, on or about the Premises by Tenant during the prior calendar year and those Hazardous Materials Tenant proposes to use, generate, treat, store, dispose of and release during the next calendar year, except for substances which are customarily used or found in typical offices, including without limitation copier and printer toner, cleaning supplies, correction fluid and ink.

     7.5 DAMAGE AND OVERLOADING: Tenant shall be responsible for any damage to the Premises or the Project caused by Tenant's Invitees and/or Tenant's employees. Landlord represents to Tenant that the correct floor loads for the Building are set forth in Exhibit "M". Neither the floor nor any other portion of the Premises shall be loaded more than set forth in Exhibit "M". No machinery, apparatus, or other appliance shall be used or operated in or on the Premises that will in any manner injure the Premises or Project. If Tenant, Tenant's Representatives or Tenant's Invitees cause damage to the Premises or the Project, then Landlord shall have the right but not the obligation to repair such damage and Tenant shall promptly reimburse Landlord for Landlord's actual costs of such repair (to the extent that such costs exceed available insurance proceeds) as Rent.

     7.6 ACCESS BY LANDLORD:

         (a) Landlord and/or Landlord's agent(s), employee(s), officer(s) or independent contractor(s) of or retained by Landlord ("Landlord's Representatives") shall have the right to enter the Premises at all reasonable times upon twenty-four (24) hour prior written notice (i) to determine whether the Premises are in Good Condition (as defined in Section 7.15) or whether Tenant is complying with its obligations under this Lease, (ii) to do any necessary maintenance or make any restoration to the Premises that the Landlord has the right or obligation to perform, (iii) to serve, post, or keep posted any notices required or allowed under this Lease, (iv) to show the Premises to brokers, agents, buyers, tenants or other persons interested in a listing of, financing, sale or exchange of, or occupancy of the Premises or the Project, and (v) to shore the foundations, footings, and walls of the Premises and other improvements on the Real Property and to erect scaffolding and protective barricades around and about the Premises or the Project, but not so as to prevent entry to or use of the Premises and to do any other act or thing necessary for the safety or preservation of the Premises or the Project if any excavation or other construction is undertaken or is about to be undertaken on any adjacent property or nearby street. Landlord shall have the right at any and all times to enter the Premises for emergency purposes.

         (b) Landlord shall not be liable for any inconvenience, disturbance, loss of business, nuisance, or other damage arising out of Landlord's entry on the Premises as provided in this Section 7.6, except damage resulting directly from the negligent act or willful misconduct of Landlord or Landlord's Representatives. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed in writing to be performed by Landlord. Landlord shall have the right to run utility or other services and facilities through the Premises whether to service the Premises or other premises, provided that the use of such space does not have a materially adverse effect on Tenant's use and enjoyment of the Premises. If during the last month of the Term, Tenant shall have removed substantially all of its Personal Property and personnel from the Premises, Landlord may enter the Premises and repair, alter and redecorate the same without abatement of Base Rent or liability to Tenant and such acts shall have no effect on this Lease. Any entry to the Premises obtained by Landlord pursuant to this Section 7.6 shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into of the Premises, or an eviction of Tenant from the Premises or any portion thereof. Tenant shall not be entitled to an abatement or reduction of Base Rent because of the exercise by Landlord of any rights under this Section 7.6. Landlord shall conduct its activities on the Premises as allowed in this Section 7.6 in a manner that will cause as little inconvenience, annoyance, or disturbance to Tenant as reasonably feasible.

     7.7 SIGNS: Tenant shall have the right to place, construct and maintain one or more signs, monuments, logos or emblems at the entrance to the Project, near the top of the Building, on the directory, near the entrance to the Building and/or on entrance doors of the Premises, as set forth in Exhibit "L" ("Signs"). Modifications to Signs shall be subject to Landlord's written approval, which approval will not be unreasonably withheld. The design, construction and maintenance of Signs shall be solely at Tenant's expense. Landlord makes no representation with respect to Tenant's ability to obtain such approvals under applicable laws and regulations or pursuant to that certain Declaration of Covenants, Conditions and Restrictions for Unit No. 1 of Pacific Corporate Center, dated May 14, 1985 and recorded as Instrument #85-169398 ("CC&R's"; Exhibit "K"). In any event, Signs shall comply with all laws, regulations, CC&R's, and PID (Exhibit "N"). Tenant shall obtain any approvals required by laws, regulations and CC&R's. All costs to remove all Signs upon the Expiration Date, Option Expiration Date or earlier termination of the Lease shall be the liability of Tenant.

     7.8 PARKING: Subject to the terms of this Section 7.8 and so long as Tenant is not in default under this Lease, Landlord grants to Tenant the right to the non-exclusive use in common with other Project tenants of the parking lot adjacent to and serving the Building of One Hundred Eighty Two (182) parking spaces(except that there shall be reserved for the use of Tenant's visitors and executives the twelve (12) parking spaces in front of the Building). Tenant's use of the parking lot shall be subject to such reasonable rules which do not favor other Project tenants to the detriment of Tenant, as Landlord may, in its sole discretion, adopt from time to time with respect to use of the parking lot. Landlord shall cooperate with Tenant, and shall take all reasonable steps necessary, to ensure that Tenant and Tenant's Representatives and Tenant's Invitees shall have access to all one hundred eighty-two (182) parking spaces to which Tenant is entitled. Tenant shall not be charged for the use of the parking lot unless the City of San Diego or other governmental entity after the execution of this Lease assesses a tax, fee and/or excise on the parking of motor vehicles in the parking lot, and then Tenant shall pay to Landlord that portion of the tax, fee and/or excise based on Tenant's right to non-exclusive parking of One Hundred Eighty Two (182) parking spaces, consisting of approximately 50 percent of the Project parking lot capacity.

     7.9 ALTERATIONS:

         (a) Tenant shall not make any alterations, improvements, repairs, additions, installations, or changes of any nature in or to the Premises (individually and collectively, "Alterations") without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed more than ten (10) days after Landlord's receipt of Tenant's request for Landlord's consent. If written consent is obtained from Landlord, any construction undertaken by Tenant in or to the Premises shall comply with all the terms and provisions of Sections 7.9(b) and 7.9(c). All Alterations made by Tenant shall become the property of Landlord and a part of the realty and shall be surrendered to Landlord upon the Expiration Date, Option Expiration Date or sooner termination of the Lease, or, at Landlord's election but only in the event that Landlord's approval of any such Alteration prior to installation specified that such Alteration would be removed upon termination, and shall be removed before the last day of the Term after receiving ninety (90) days prior written notice from Landlord to Tenant or thirty (30) days after notice of Landlord's election is given to Tenant in the event of earlier termination of the Lease. All damage caused by such removal shall be repaired with all due diligence by Tenant at its sole cost and expense.

         (b) Tenant must utilize only bondable licensed contractors for any Alterations proposed to be made in or to the Premises. Tenant shall promptly provide Landlord with copies of bid solicitations and bids received for all such work.

         (c) Alterations whether installed by Tenant or Tenant's Representatives at any time prior to or during the Term shall be completed only in compliance with the following:

              (i) Except as to Alterations which are reasonably expected to cost less than Twenty Thousand Dollars ($20,000.00), no work shall commence without
(A) Landlord's prior written approval or written waiver of right to approve Tenant's contractor, (B) certificates of insurance acceptable to Landlord from a company or companies approved by Landlord, furnished to Landlord by Tenant's contractor, for general liability and automobile liability with limits of not less than $500,000.00 combined single limit, builder's risk insurance for the value at risk, workers' compensation as required, endorsed to include Landlord as an additional insured, (C) Landlord's prior written approval of detailed plans and specifications for such work which approval may not be unreasonably withheld or delayed more than ten (10) days after Landlord's receipt of Tenant's request for approval, and (D) with respect to any work estimated to cost more the $50,000.00, procurement by Tenant or its contractor, if required by Landlord, of both a performance and labor and materials payment bond (or a single bond including such coverage) guaranteeing lien-free completion of the work of improvements.

              (ii) Notwithstanding Section 7.9(c)(i), all work on any Alterations shall be performed in conformity with a valid permit and all other applicable permits or licenses when and where required by cognizant government authority or agency, copies of which shall be furnished to Landlord before the work is commenced, and any work not acceptable to any governmental authority or agency having or exercising jurisdiction over such work, or not reasonably satisfactory to Landlord, shall be promptly corrected at Tenant's sole cost and expense. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility thereof either to Tenant or to third parties.

              (iii) Notwithstanding Section 7.9(c)(i), all work or any Alterations shall be performed at such time and in such manner as Landlord may schedule or designate. Tenant shall pay to Landlord, subject to Tenant's prior written approval, any extraordinary costs incurred for monitoring any substantial changes to the Premises.

              (iv) Tenant shall reimburse Landlord subject to Tenant's prior written approval, for any extraordinary expense actually incurred by Landlord by reason of faulty work performed by Tenant or its contractors, or by reason of delays caused by such work, or by reason of inadequate cleanup.

              (v) Tenant or its contractors will in no event be allowed to install plumbing, mechanical equipment, electrical wiring or fixtures, acoustical or integrated ceilings, or partitions, unless such installation is consistent with plans and specifications previously approved in writing by Landlord.

              (vi) All data processing, photocopying, copying and other special electrical equipment shall have a separate duplex outlet and to the extent such equipment requires electrical power in excess of that allotted to the Premises, such equipment shall be installed only under the supervision of Landlord or its electrical contractor. Tenant assumes the risk of all damage, costs, and expense which is incurred by Landlord or other Premises tenants as the result of Tenant's installation of electrical equipment in the Premises without the supervision of Landlord or its electrical contractor. Tenant shall pay any additional costs on account of any increased support to the floor load necessary thereof or for any other equipment.

              (vii) Tenant or its contractors shall, before the commencement of any Alterations by Tenant in, on or around the Premises, give sufficient notice thereof to Landlord for Landlord's preparation, posting and recordation of any appropriate notices of non-responsibility as provided in California Civil Code
Section 3094 or any related, successor or similar provision of law. Within ten
(10) days after substantial completion of any Alterations or repairs, Tenant or its contractor shall file for record in the Office of the County Recorder in and for the county in which the Premises is located, a notice of completion as permitted by law.

              (viii) All Alterations shall conform to the then applicable Building Standards. The Building Standards may be reasonably amended during the Term of the Lease.

     7.10 MECHANICS' LIEN: Tenant shall pay all costs for Alterations and other construction done or caused to be done by it on the Premises. Tenant shall keep the Premises free and clear of all mechanics' liens resulting from such Alterations or other construction. Tenant shall have the right to contest the correctness or validity of any such lien if, immediately on demand by Landlord, Tenant procures and records a lien release bond, issued by a corporation satisfactory to Landlord and authorized to issue surety bonds in California, in an amount equal to one hundred fifty percent (150%) of the amount of the claim of lien. The bond shall meet the requirements of California Civil Code Section 3143, shall indemnify Landlord against liability for such claim of lien and shall hold the Project free from the effect of such claim of lien. In addition, Landlord may require Tenant to pay Landlord's reasonable and necessary attorneys' fees and costs in participating in such an action.

     7.11 INDEMNITY AND EXEMPTION OF LANDLORD FROM LIABILITY:

         (a) Except to the extent caused by the negligence or willful misconduct of Landlord or Landlord's Representatives, Tenant shall indemnify, protect and defend Landlord against all claims arising from (i) the use of the Premises by Tenant, Tenant's Representatives and/or Tenant's Invitees, (ii) the conduct of Tenant's business, (iii) any activity, work or things done, permitted or suffered by Tenant or any of Tenant's Representatives in or about the Premises or elsewhere, (iv) any breach or default in the performance of any obligation to be performed by Tenant under this Lease, or (v) any negligence of Tenant, Tenant's Representatives and/or Tenant's Invitees, and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim and any action or proceeding brought on such claim. If any action or proceeding is brought against Landlord by reason of any such claim, Tenant upon written notice from Landlord shall defend such action or proceeding at Tenant's sole cost by counsel satisfactory to Landlord. Tenant assumes all risk of damage to property and injury to persons in, upon or about the Premises arising from any cause, and Tenant waives all claims against Landlord in respect of such damage or injury, except to the extent caused by Landlord's or Landlord's Representative's sole and exclusive gross negligent acts or willful misconduct. Tenant's obligations pursuant to this Section 7.11 shall survive the termination of this Lease.

         (b) Landlord shall not be liable for injury to Tenant's business or any loss of income from such business or for damage or injury to the goods, wares, merchandise, or other property or the person of Tenant, Tenant's Representatives or Tenant's Invitees or any other persons in, upon or about the Premises, whether such damage, loss or injury is caused by or results from criminal acts, fire steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether such damage, loss or injury results from conditions arising upon the Premises or from other sources or places and regardless of whether the cause of such damage, loss or injury or the means of repairing such damages, loss or injury is inaccessible to Tenant.

     7.12 PREMISES CHANGES: This Lease shall not be affected or impaired by any change to any part of the Project or any sidewalks, streets or improvements nearby the Project, provided that access to the Premises, parking for the Premises and Tenant's use of the Premises are not adversely materially affected by such change.

     7.13 SERVICES AND UTILITIES:

         (a)  Tri-Water System:

              (i) Landlord has installed that portion of the water source heat pump system set forth in the first and second paragraphs of Weather Engineering letter to Roel Construction Company dated April 6, 1993 attached as Exhibit "F" and Landlord agrees to install a second circulating pump to operate alternately with the existing pump and flush out all existing piping. The complete water source heat pump system is described in Exhibit "F" ("Tri Water System").

              (ii) The parties agree that the adequacy of the existing Tri-Water System cannot be determined until the Final Space Plan (as defined in the Work Letter) has been approved. If the Tri-Water System does not comply with Tenant's specifications as reasonably determined by Tenant's consultant(s), then Landlord shall pay a sum not to exceed Twenty Thousand Dollars ($20,000) to improve the Tri-Water System, or to install an auxiliary system to the Tri-Water System. The method chosen to comply with Tenant's specifications, if necessary, shall be determined by Tenant and approved by Landlord, which approval shall not be unreasonably withheld. Tenant shall pay all costs in excess of $20,000 in the event the improvement of the Tri-Water System or installation of an auxiliary system to the Tri-Water System costs more than Twenty Thousand Dollars ($20,000). The improved or auxiliary system shall become a part of the Building for all purposes except as specifically set forth in this Section 7.13.

              (iii) Tenant shall install as a component of the Work all portions of the Tri-Water System within the Building which is set forth generally as items 1 through 9 in Exhibit "F" and in that certain letter dated April 29, 1993 from Walsh Engineers (Exhibit "F1"). Tenant shall install as a component of Work the improvement to the Tri-Water System or an auxiliary system if necessary. Tenant shall obtain a twelve (12) month warranty on that portion of the Tri-Water System or auxiliary system installed by Tenant. The warranty shall provide that except for routine scheduled maintenance, all other maintenance and repair work shall be at no cost to Landlord. The cost of the warranty, if any, shall be at Tenant's expense. Tenant shall provide Landlord a copy of the warranty upon Substantial Completion. Tenant shall install at Tenant's cost a monitoring device to measure off-hours use of the Tri-Water System. Tenant shall pay all costs of the Tri-Water System including any improvement or an auxiliary system except as installed by Landlord as set forth in Section 7.13(a). Tenant shall bear the financial responsibility of wear and tear on the Tri-Water System by reason of use of such system during off-hours periods (other than 7:00 a.m. to 7:00 p.m. Monday through Friday and 8:00 a.m. to 2:00 p.m. on Saturday) by payment to Landlord, on a monthly basis, of the sum of One Dollar and Fifty Cents ($1.50) per hour for each hour (or portion thereof) of off-hours use of the Tri-Water System. Tenant shall provide Landlord written documentation to support the off-hour use which shall accompany the monthly payment.

         (b) Landlord's Responsibility: Landlord shall provide to the Building telephone service and electrical service to the utilities equipment room in the Builiding. Landlord shall install water line(s) to the Building at Landlord's expense. Landlord shall furnish elevator service consisting of non-attended automatic elevators, lighting replacement for exterior standard lights, daily janitor services, and such other services and pursuant to the specifications set forth on attached Exhibit "F". If Tenant uses heat generating machines or equipment in the Premises which affect the temperature otherwise maintained by the Tri-Water System for the Premises, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon written demand by Landlord.

         (c) Interruption of Services: In the event of any interruption of service required to be provided by Landlord hereunder where such interruption is caused by the negligence or willful misconduct of Landlord, Tenant shall be entitled to abatement of Base Rent and Lease Expenses Difference in proportion to the reasonable denial of use caused by the interruption, beginning on the later of the third day after Tenant provides Landlord with notice of the interruption or the actual date when Tenant stops using all or any affected portion of the Premises because of the interruption, and continuing until the restoration of the interrupted service. Notwithstanding the foregoing, Tenant acknowledges that services to be supplied by Landlord hereunder may be interrupted because of accidents, repairs, alterations, improvements or other reasons beyond the reasonable control of Landlord. Except as set forth in the next sentence of this Section 7.13 (c) no such interruption shall (i) be considered an eviction or disturbance of Tenant's use and possession of the Premises; (ii) make Landlord liable to Tenant for damages; (iii) abate Basic Rent or Lease Expenses Difference or (iv) relieve Tenant from performing its obligations hereunder. Notwithstanding the preceding sentence, if any essential services (such as the Tri-Water System, passenger elevators, electricity or water) supplied by Landlord are interrupted and the interruption does not result from the negligence or willful misconduct of Landlord or Landlord's Representatives, Tenant shall be entitled to an abatement of Base Rent and Lease Expenses Difference beginning on the fourth consecutive business day of the interruption and continuing until the interrupted services are restored.

         (d) Tenant's Responsibility: As part of the Work, Tenant shall install separate utility meters for electrical, gas and water service to the Premises and any monitoring devices required to measure off-hours use of the Tri-Water System. Tenant shall be responsible for the payment for all electrical, gas and water service to the Premises and the Tri-Water System during the Term.

         (e) Excessive Consumption: Tenant shall not connect any apparatus with electric current except through existing electrical outlets in the Premises, without Landlord's prior written consent which shall not be unreasonably withheld. Tenant shall not consume water in excess of that usually and reasonably furnished or supplied for the use of other tenants in the Project using their premises as general office space, including limited lunchroom facilities (as reasonably determined by Landlord), without first procuring the written consent of Landlord, which will not be unreasonably withheld provided that Tenant shall be responsible to pay for such excess use, and in the event of consent, Landlord may cause to be installed a water meter for the Premises to measure the amount of water consumed. The cost of any such meter and of its installation, maintenance and repair shall be paid for by the Tenant and Tenant agrees to pay Landlord promptly upon demand for all such water consumed as shown by said meter, at the rates charged for such services by the local public utility company plus any additional reasonable and necessary expense incurred by Landlord in keeping account of the water so consumed. If a separate meter is not installed, the excess cost for such water shall be established by an estimate made by a utility company hired by Landlord at Tenant's expense.

     7.14 RULES: Tenant and Tenant's Representatives shall observe faithfully and comply strictly with the rules and regulations that are set forth in attached Exhibit "E" and such other rules as Landlord may from time to time reasonably adopt and disclose to Tenant for the Real Property and the Project ("Rules").

     7.15 MAINTENANCE OBLIGATIONS:

         (a) Tenant at its sole cost shall maintain (except to the extent janitorial services are supplied by Landlord as set forth in the janitorial specifications in Exhibit "J"), and repair, all in neat, clean, broom-clean and good condition, with allowances for reasonable wear and tear ("Good Condition"), all portions of the Premises, except those portions of the Premises to be maintained by Landlord as expressly described in Section 7.15(b). Tenant shall be liable for any damage to the Project resulting from the acts or omissions of Tenant or Tenant's Representatives. If Tenant fails to maintain the Premises as provided above, then after applicable periods of notice and periods to cure as set forth in Section 12.1(b), Landlord shall have the right but not the obligation to maintain the Premises and Tenant shall promptly reimburse Landlord for Landlord's actual cost of such maintenance.

         (b) Subject to Section 7.15(a), Landlord shall maintain, repair, replace and repaint (i) the structural parts of the Building, which are limited to foundations, bearing and exterior walls (excluding glass doors which are part of Tenant's Premises), subflooring, and roof; (ii) the unexposed electrical, plumbing, sewage systems and mechanical systems, elevators and elevator shafts which are not part of the Work; (iii) windows and window frames, gutters and downspouts on the Building; (iv) the Tri-Water System and any auxiliary system to the Tri-Water System, if any, for the Building; and (v) that portion of the Building not included as part of the Premises and the Common Area.

         (c) Landlord's failure to perform its obligations set forth in Section 7.15(b) shall not release Tenant of its obligations under this Lease, including without limitation Tenant's obligation to pay Rent. Tenant waives the provisions of California Civil Code Sections 1941 and 1942 with respect to Landlord's obligations for tenantability of the Premises and Tenant's right to make repairs and deduct the expenses of such repairs from rent.

     7.16 BUILDING SECURITY: Landlord shall supply building security systems and services as set forth in Exhibit "G" and Exhibit "G1" or the equivalent as reasonably determined by Landlord. Except for the service to be provided as set forth in Exhibits "G" and "G1", Tenant acknowledges (a) that the monthly Base Rent does not include the cost of additional security measures for any portion of the Project, (b) that Landlord shall have no obligation to provide any such additional security measures, and (c) that Landlord has made no representation to Tenant regarding the safety or security of the Project. Tenant assumes all responsibility for the security and safety of Tenant and/or Tenant's Invitees and Tenant's employees. Except to the extent caused by the negligence or intentional misconduct of Landlord or Landlord's Representatives, Tenant releases Landlord from all claims for damage, loss or injury to Tenant, Tenant's Invitees, Tenant's employees and/or to Tenant's Personal Property, even if such damage, loss or injury is caused by or results from the criminal or negligent acts of third parties. Landlord shall have no duty to warn Tenant of any criminal acts or dangerous conduct that has occurred in or near the Premises, unless Landlord has received written notice of such acts or conduct.

     7.17 TENANT TO PAY PERSONAL PROPERTY TAXES: Tenant shall pay before delinquent all taxes, assessments, license fees, and other charges levied or assessed against, or based upon the value of Tenant's Personal Property ("Personal Property Taxes") that become payable during the Term. On written demand by Landlord, Tenant shall furnish Landlord with written satisfactory evidence of such payments. If any Personal Property Taxes are levied against Landlord or Landlord's property, or if the assessed value of the Project is increased by the inclusion of a value placed on Tenant's Personal Property, and if Landlord pays such Personal Property Taxes or any taxes based on the increased assessments caused by such Tenant's Personal Property, then Tenant, on demand, shall immediately reimburse Landlord for the sum of the Personal Property Taxes so levied against Landlord, or the proportion of taxes resulting from such increase in Landlord's assessment. Landlord shall have the right to pay such Personal Property Taxes or such proportion, and receive such reimbursement, regardless of the validity of the levy.

                                    SECTION 8
                                    INSURANCE

     8.1 TENANT'S INSURANCE:

         (a) Public Liability and Property Damage Insurance: Tenant shall procure at its sole cost and expense and keep in effect from the date of this Lease at all times until the end of the Term, comprehensive general liability insurance insuring against liability of Tenant, Tenant's Representatives, Landlord, and Landlord's Representatives, arising out of or in connection with Tenant's use or occupancy of the Premises or any part thereof, or the Project by Tenant or Tenant's Representative. Such insurance shall include contractual liability insurance coverage insuring Tenant's indemnity obligations under this Lease. Such coverage shall have a minimum combined single limit of liability of not less than $1,000,000 with a minimum general aggregate limit of $1,000,000.00. Such policies shall be written to apply to property damage, bodily injury, personal injury, premises medical payments, fire legal liability, general liability and other covered losses, however occasioned, occurring during the policy term, naming the Landlord and Landlord's lender as additional insureds, providing that such coverage shall be primary and that any insurance maintained by Landlord shall be excess insurance only. Such coverage shall also
(i) delete any employee exclusion on personal injury coverage; (ii) include employees as insureds; (iii) include liquor liability and (iv) include employer's automobile non-ownership liability. All such insurance shall provide for severability of interests or contain a cross-liability endorsement and shall provide that an act or omission of one of the named insureds shall not reduce or avoid coverage to the other named insureds; and shall afford coverage for all claims based on acts, omissions, injury and damage, which claims occurred or arose (or the onset of which occurred or arose) in whole or in part during the policy period.

         (b) Automobile Liability Insurance: Tenant shall procure at its sole cost and expense and keep in effect from the date of this Lease at all times until the end of the Term, if applicable, Comprehensive Automobile Liability insurance covering owned, non-owned and hired vehicles. Such coverage shall have a minimum combined single limit of liability of not less than $1,000,000.

         (c) Workers Compensation Insurance: Tenant shall, if applicable, maintain Workers' Compensation insurance in accordance with California law, and employer's liability insurance with a limit of not less than $1,000,000. Workers' Compensation insurance shall be endorsed to waive the insurer's right of subrogation against Landlord.

         (d) Business Personal Property and Loss of Income Insurance: Tenant shall, if applicable, maintain business personal property insurance to pay for damage to or destruction of the Tenant's property from damage to or destruction of the Premises. Such insurance shall insure against losses on an "all-risk" type policy to the extent of at least one hundred percent (100%) of the full replacement value of business personal property.

         (e) Maintaining Insurance: If Tenant fails during the Term to maintain any insurance required to be maintained by Tenant under this Lease, then Landlord may, at its option and in addition to Landlord's other remedies in the event of default by Tenant, arrange for any such insurance, and Tenant shall reimburse Landlord for any premiums for any such insurance within five (5) business days after Tenant receives a copy of the premium notice. If such premiums are allocable to a period, a portion of which occurs during the Term and the remainder of which occurs before or after the Term, then such premiums shall be apportioned between Landlord and Tenant based upon the number of days during such period that occurred during the Term and the number of days that occurred before or after the Term, such that Tenant pays for the premiums that are allocable to the period during the Term. Insurance required to be maintained by Tenant under this Lease (i) shall be issued as a primary policy by insurance companies authorized to do business in the State of California with a Best's rating of a least "A" and a Best's financial size category rating of at least "VIII", as set forth in the most current edition of Best's insurance reports or such higher rating as may be required by Landlord's lender, (ii) shall name the Additional Insureds as additional named insureds, (iii) shall constitute "occurrence" based coverage, without provision for subsequent conversion to "claims" based coverage, and (iv) shall not be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Landlord and any lender. Tenant shall, at least thirty (30) days prior to the expiration of any such policy, furnish Landlord with a renewal or binder of such policy. Tenant shall, upon request from Landlord, promptly deliver to Landlord copies of such policy or policies or certificates evidencing the existence and amounts of such insurance together with evidence of payment of premiums. Any policy required to be maintained by Landlord or Tenant under this Lease may be maintained under a so-called "blanket policy" insuring other parties and/or other locations, so long as the amount of insurance and type of coverage required to be provided under this Lease is not thereby diminished, changed or adversely affected.

         (f) All insurance coverage, terms and conditions described in this
Section 8.1 shall be evidenced by a Certificate of Insurance issued to Landlord. A copy of all insurance policies issued to Tenant during the Term shall be forwarded to Landlord within sixty (60) days after the Commencement Date.

         (g) If at any time during the Term the amount or coverage of insurance which Tenant is required to carry under this Section 8.1 is, in Landlord's reasonable judgment, materially less than that amount or type of insurance coverage typically carried by owners or tenants of properties located in San Diego, California, which are similar in size and used for similar purposes as the Premises, Landlord shall have the right to require Tenant to increase the amount or change the types of insurance coverage required under this Section 8.1.

     8.2 Landlord's Insurance: Landlord shall, at its expense, maintain in effect at all times during the Term: a policy or policies of "all risk" fire, general liability and extended coverage insurance, including at least six (6) months rental interruption insurance, with vandalism and malicious mischief endorsements, coverage with respect to increased costs due to building ordinances, demolition coverage, boiler and machinery insurance, sprinkler leakage coverage, in each case to the extent of at least one hundred percent (100%) of the full replacement value of the Building and Adjacent Building and any future building on the Project. Landlord shall notify Tenant of Landlord's obtaining any such insurance. If Landlord fails during the Term to maintain any insurance required to be maintained by Landlord under this Lease, then Tenant may, at its election, arrange for any such insurance, and Tenant may require that Landlord reimburse Tenant for any premiums for any such insurance within five (5) days after Landlord or Tenant's receipt of the premium notice. Insurance required to be maintained by Landlord under this Lease (a) shall be issued as a primary policy by insurance companies authorized to do business in California with a Best's Rating of at least "A" and a Best's Financial Size Category rating of at least "VIII," as set forth in the most current edition of "Best's Insurance Reports," or such higher rating as may be required by any lender, (b) shall name Tenant and any lender or other party as Tenant may elect as additional named insureds, (c) shall constitute "occurrence" based coverage, without provision for subsequent conversion to "claims" based coverage, and (d) shall not be cancelable or subject to reduction of coverage or other modification except after thirty (30) days' prior written notice to Tenant and any lender. Landlord shall, at least thirty (30) days prior to the expiration of each such policy, furnish Tenant with a renewal or "binder" of such policy. Landlord shall, upon request from Tenant, promptly deliver to Tenant copies of such policy or policies or certificates evidencing the existence and amounts of such insurance together with evidence of payment of premiums. The premiums, costs and expenses and deductibles of and/or with respect to any such insurance shall be included in the Building Operating Expenses. Landlord shall not increase the amount or types of insurance coverage beyond that which was in place during the Base Year, other than reasonable increases to reflect inflation or an increase in value of the insured property. Landlord has set forth on Exhibit "O" quotes for any insurance coverage Landlord may reasonably obtain in the future. If Landlord subsequently obtains in any Lease Year insurance coverage which is set forth on Exhibit "O", then Lease Expenses for the Base Year shall include the insurance quotes on Exhibit "O" and Lease Expenses for the Lease Year shall include the cost of insurance to the extent increases over the quotes are a result of reasonable increases for inflation or the value of the insured property.

                                    SECTION 9
                                   DESTRUCTION

     9.1 RISK COVERED BY INSURANCE:

         (a) If during the Term the Premises is totally or partially destroyed, rendering the Premises totally or partially inaccessible or unusable, Landlord shall, subject to Sections 9.1(b) and 9.1(c), restore the Premises to substantially the same condition as it was in immediately before the destruction. Such destruction shall not terminate this Lease. If, however, then-existing laws do not permit such restoration, Landlord may terminate this Lease by giving written notice to Tenant.

         (b) If Landlord determines that the cost of such restoration exceeds the amount of proceeds received by Landlord from any insurance maintained by Landlord, then Landlord may elect to terminate this Lease by giving notice to Tenant within sixty (60) days after such destruction or within sixty (60) days after Landlord's receipt of such proceeds, whichever is later. If Landlord gives such notice of termination, then this Lease shall terminate as of forty-five
(45) days after Landlord's notice of termination, unless Tenant provides Landlord with written notice of its election to pay the amount by which the cost of such restoration exceeds the amount of proceeds received by Landlord ("Notice To Restore"), in which event this Lease shall remain in full force and effect. Tenant shall have thirty (30) days after Notice To Restore to pay the excess cost of restoration either to Landlord or to an escrow account to be used for restoration.

         (c) Within thirty (30) days after such destruction, Landlord shall notify Tenant in writing whether or not, based on Landlord's determination, the Premises can be restored within six (6) months after the date of such destruction. If such restoration cannot be completed within such six (6) month period, either party may terminate this Lease by giving written notice to the other party within twenty (20) days after the date of Landlord's written notice. If Landlord determines that the Premises can be restored within such six (6) month period and neither party terminates this Lease pursuant to this Section 9, Landlord shall use its reasonable efforts to restore the Premises within such six (6) month period to substantially the same condition as it was in immediately before the destruction.

     9.2 ABATEMENT OR REDUCTION OF RENT: In case of any destruction to the Premises, all obligations of Tenant under this Lease shall remain in effect, except that Base Rent and Lease Expenses Difference shall be abated or reduced, between the date of such destruction and the date of completion of restoration, by the ratio of (a) the area of the Premises rendered unusable or inaccessible by the destruction to (b) the area of the Premises prior to such destruction.

     9.3 LOSS DURING LAST PART OF TERM OR EXCEEDING TWENTY-FIVE PERCENT (25%) OF REPLACEMENT VALUE: Not withstanding any other provision of this Lease, if any destruction to the Premises occurs during the last year of the Term, or if, at any time during the Term, there is any destruction to the Premises that exceeds twenty-five percent (25%) of the then replacement value of the Premises, Landlord or Tenant may terminate this Lease by giving written notice to the other not more than thirty (30) days after such destruction, in which case (a) neither Landlord nor Tenant shall have any obligation to restore the Premises,
(b) Landlord shall retain all insurance proceeds relating to such destruction except for insurance proceeds relating to the loss of or damage to Tenant's Personal Property or loss of business, and (c) this Lease shall terminate as of thirty (30) days after such notice of termination.

     9.4 LIMITATION ON LANDLORD'S RESTORATION OBLIGATION: If Landlord is required or elects to restore the Premises as provided in Section 9.1, Landlord shall not be required to restore any of Tenant's Alterations which were constructed without Landlord's written consent or any of Tenant's Personal Property, unless they are an integral part of the Premises and specifically covered by insurance proceeds received by Landlord, such excluded items being the sole responsibility of Tenant to restore.

                                   SECTION 10
                                  CONDEMNATION

     10.1 DEFINITIONS: For purposes of this Lease, the following definitions shall apply:

         (a) "Condemnation" shall mean the exercise of any governmental power, whether by legal proceedings or otherwise, by a Condemnor (as defined below) or a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending;

         (b) "Date of Taking" shall mean the date the Condemnor has a right to possession of the property being condemned;

         (c) "Award" shall mean all compensation, sums or anything of value awarded, paid, or received on a total or partial Condemnation of the Project; and

         (d) "Condemnor" shall mean any public or quasi-public authority, or private corporation or individual, having the power of Condemnation.

     10.2 GOVERNED BY LEASE: If during the Term, or during the period of time between the execution of this Lease and the Commencement Date, there is any taking of all or any part of the Project or any interest in this Lease by Condemnation, the rights and obligations of Landlord and Tenant shall be determined pursuant to this Section 10.

     10.3 TOTAL TAKING: If the Premises are totally taken or more than thirty percent (30%) of the available parking area is taken by Condemnation, this Lease shall terminate on the Date of Taking.

     10.4 PARTIAL TAKING: If any portion, but not all, of the Premises is taken by Condemnation, this Lease shall remain in effect, except that Tenant may elect to terminate this Lease if the remaining portion of the Premises is rendered unsuitable for Tenant's continued use of the Premises. If Tenant elects to so terminate this Lease, Tenant must exercise its right to terminate by giving notice to Landlord within sixty (60) days after the date that the nature and the extent of the taking have been determined ("Determination Date"), which notice shall set forth the date of termination. Such termination date shall not be earlier than thirty (30) days nor later than ninety (90) days after Tenant has notified Landlord of its election to terminate; except that this Lease shall terminate on the Date of Taking if the Date of Taking falls on a date before the date of termination as designated by Tenant. If Tenant does not so notify Landlord within sixty (60) days after the Determination Date, all obligations of Tenant under this Lease shall remain in effect, except that Base Rent shall be reduced by the ratio of (a) the area of the Premises taken to (b) the area of the Premises immediately prior to the Date of Taking.

     10.5 AWARD: The Award shall belong to and be paid to Landlord, Tenant shall have no right to any part of the Award, and Tenant assigns to Landlord all of Tenant's right, title and interest in and to any part of the Award, except that Tenant shall receive from the Award an amount equal to the value of Tenant's leasehold interest and any sum paid expressly to Tenant from the Condemnor for relocation, the cost of tenant improvements which were paid for by Tenant and not part of the Tenant Improvement Allowance, the value of Alterations and loss of goodwill.

     10.6 TEMPORARY TAKING: The taking of the Premises or any part of the Premises by military or other public authorities shall constitute a taking of the Premises by Condemnation only when the use and occupancy by the taking authority is continued for longer than one hundred eighty (180) consecutive days. During the one hundred eighty (180) day period, all obligations of Tenant under this Lease shall remain in effect, except that Base Rent shall be abated or reduced during such period of taking by the ratio of (a) the area of the Premises taken to (b) the area of the Premises immediately prior to the Date of Taking, and Landlord shall be entitled to any Award related to such taking.

     10.7 WAIVER OF STATUTE: Landlord and Tenant waive the provision of California Code of Civil Procedure Section 1265.130 allowing Landlord or Tenant to petition the superior court to terminate this Lease in the event of a partial taking of the Premises.

                                   SECTION 11
                            ASSIGNMENT AND SUBLETTING

     11.1 ASSIGNMENT:

         (a) Tenant shall not assign, enter into a license or concession agreement for, hypothecate or otherwise divest itself of this Lease or any of its rights under this Lease or permit any third party or parties other than Tenant to occupy the Premises or any portion thereof without Landlord's prior written consent, which consent shall not be unreasonably withheld, but is subject to the terms and conditions contained in this Section 11.

         (b) For purposes of this Lease, each of the following events shall be deemed to constitute an assignment of this Lease:

              (i) any assignment or transfer of this Lease, or any interest in this Lease, voluntarily, involuntarily, by operation of law or otherwise;

              (ii) any mortgage, hypothecation, pledge, or collateral assignment of this Lease or any interest in this Lease;

              (iii) any sale, transfer, grant of concessions or licenses, or other disposition of this Lease, any interest in this Lease or all or any portion of the Premises;

              (iv) any assignment, transfer, disposition, sale, or acquisition of a controlling interest in Tenant to or by any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions ("Change of Control"). For purposes of this Lease a "Change of Control" shall mean a change in the identity of the person or persons exercising, or who may exercise, effective control of Tenant, unless such change results from either (A) the acquisition of Tenant by a publicly traded company, (B) the trading of shares listed on a recognized national securities exchange, or (C) the transfer of interests in Tenant for purposes of estate or tax planning; and

              (v) any issuance of an interest or interests in Tenant (whether stock, partnership interests, or otherwise) to any person, entity, or group of related persons or affiliated entities, whether in a single transaction or in a series of related or unrelated transactions, which results in Change of Control.

         (c) At least fifteen (15) days prior to entering into any assignment of this Lease of all or any portion of the Premises, Tenant shall submit to Landlord the form of such proposed assignment, and a written notice ("Tenant's Notice") setting forth in reasonable detail (i) the name and address of the proposed assignee, (ii) the terms and conditions of the proposed assignment, including without limitation the proposed effective date of the assignment, which shall be at least thirty (30) days after Tenant's Notice is given, (iii) the nature and character of the business of the proposed assignee, and (iv) current banking, financial, and other credit information, including prior year's federal tax return, if available, (all of which information Landlord agrees to treat as strictly confidential and not disclose or disseminate to third parties) relating to the proposed assignee, in reasonably sufficient detail, to enable Landlord to determine the proposed assignee's financial responsibility.

         (d) Within thirty (30) days after Landlord's receipt of Tenant's Notice and the form of assignment, Landlord shall notify Tenant whether Landlord has consented to the proposed assignment. Any consent granted by Landlord in any instance shall not constitute a consent with respect to any other instance or request. If Landlord consents to any proposed assignment and Tenant fails to consummate such assignment within one hundred eighty (180) days after such consent, then such consent shall be deemed withdrawn and Tenant shall be required again to comply with this Section 11 before assigning this Lease or any portion of the Premises.

         (e) Landlord shall not have unreasonably withheld its consent with respect to any assignment if Landlord shall not have received Tenant's Notice as provided above, nor if (i) the nature and character of the proposed assignee and the proposed use and occupancy of the Premises by the proposed assignee is not in keeping with the dignity and character of the Premises and the surrounding area, (ii) the proposed assignment will result in the diminution of the value or marketability of the Premises, (iii) upon review of the information furnished in Tenant's Notice, Landlord is not satisfied that the proposed assignee's use of the Premises will not conflict with other uses in the Premises. Tenant acknowledges that Tenant's Notice shall be ineffective if Tenant is in material default with respect to any provision under this Lease.

     11.2 SUBLEASE: If Tenant is not in default of the Lease, Tenant may sublease all or a portion of the Premises upon Landlord's prior written consent, which consent shall not be unreasonably withheld. Any sublease of all or a portion of the Premises shall be in accordance with the terms and conditions of this Section 11 and all other applicable terms and conditions of this Lease. Tenant's request to sublease all or a portion of the Premises shall be in the form of the Tenant's Notice as set forth in Section 11.1(c).

         (a) Any sublease of all or any portion of the Premises must contain the following provisions, which provisions, whether contained in such sublease nor not, shall apply to such sublessee:

              (i) Such sublease shall be subject and subordinate to all of the provisions of this Lease (including all exhibits) and any subsequent amendments of this Lease;

              (ii) At Landlord's option, in the event of cancellation or termination of this Lease for any reason or the surrender of this Lease, whether voluntarily, involuntarily, or by operation of law, prior to the expiration of such sublease, the subtenant shall make full and complete attornment to Landlord for the balance of the term of such sublease, provided that Landlord agrees in writing not to disturb subtenant's right to occupy the subleased area as long as such sublessee is in compliance with its obligations under such sublease. The subtenant shall execute and deliver to Landlord an agreement of attornment satisfactory to Landlord within five (5) days after requested by Landlord; and

              (iii) No sublessee shall be permitted to further sublet all or any portion of the subleased space without Landlord's prior written consent.

         (b) Tenant shall submit all subleases to Landlord prior to execution for Landlord's review and approval, which shall not be unreasonably withheld or delayed more than fourteen (14) days after Landlord's receipt of any sublease.

     11.3 TENANT AND ASSIGNEE OR SUBLESSEE FULLY LIABLE: No assignment of this Lease nor any sublease of all or any portion of the Premises shall release or discharge Tenant from any liability, whether past, present, or future, under this Lease and Tenant shall continue to remain primarily liable under this Lease. The assignee of any assignment of this Lease, and the sublessee of any sublease of all or any portion of the Premises, shall execute, acknowledge, and deliver to Landlord an agreement satisfactory to Landlord in which the assignee or sublessee assumes and agrees to be bound by all of the provisions of this Lease.

     11.4 ASSIGNMENT OF RENTS: Tenant irrevocably assigns to Landlord, as security for Tenant's obligations under this Lease, all rent from any subletting of all or any portion of the Premises, and Landlord, as assignee and as special attorney-in-fact for Tenant, or a receiver for Tenant appointed on Landlord's application, may collect such rent and apply it toward Tenant's obligations under this Lease, except that, unless Tenant defaults under this Lease, Tenant shall have the right to collect such rent.

     11.5 SUBLEASE ASSIGNMENT RIGHT: Landlord and Tenant shall share equally any "Premium" (as defined below) arising from the sublease of any portion of the Premises to any entity which is not a subsidiary of Tenant. For purposes of this paragraph "Premium" shall mean all sums received by Tenant under the sublease which exceeds the Rent attributable to the subleased portion of the Premises, after deducting (a) all reasonable expenses of Tenant incurred in connection with such sublease amortized on a straight line basis over the initial term of the sublease, including without limitation legal costs, brokerage commissions, rent abatement and other concessions, lease takeover, subtenant improvement costs, the unamortized value of Tenant's leasehold improvements, downtime, and cash payments, (b) any utility costs paid by Tenant which is attributable to such subleased premises, and (c) any Additional Rent paid by Tenant which is attributable to such subleased premises. The determination of Base Rent attributable to the subleased portion of the Premises shall be made on the basis of the ratio of the rentable square footage in the subleased portion to the Rentable Square Footage.

                                   SECTION 12
                              DEFAULT AND REMEDIES

     12.1 DEFAULT: The occurrence of any of the following shall constitute a material default and breach of this Lease by Tenant:

         (a) the failure by Tenant to pay Rent as and when due, where such failure shall continue for a period of three (3) business days after written notice of such failure from Landlord to Tenant. In the event that Landlord serves Tenant with a Notice to Pay Rent or Quit pursuant to applicable statutes set forth in California Code of Civil Procedure, such Notice to Pay Rent or Quit shall also constitute the notice of such failure;

         (b) the failure by Tenant to observe or perform any of the provisions of this Lease to be observed or performed by Tenant, other than described in
Section 12.1(a), where such failure shall continue for a period of thirty (30) days after written notice of such failure from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty
(30) days are required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within such thirty (30) day period and thereafter diligently prosecutes such cure to completion within sixty (60) days after Landlord's written notice; or

         (c) the making by Tenant of any general arrangement or assignment for the benefit of creditors; Tenant's becoming bankrupt, insolvent or a "debtor" as defined in 11 U.S.C. Section 101, or any successor statute (unless, in the case of a petition filed against Tenant, such petition is dismissed within sixty (60) days after its original filing); the institution of proceedings under bankruptcy or similar laws in which Tenant is the debtor or bankrupt; the appointing of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease (unless possession is restored to Tenant within sixty (60) days after such taking); or the attachment, execution of judicial seizure of substantially all of Tenant's assets located at the Premises or Tenant's interest in this Lease (unless such attachment, execution or judicial seizure is discharged within sixty (60) days after such attachment, execution or judicial seizure).

     12.2 LANDLORD'S REMEDIES: Landlord shall have the following remedies if Tenant commits a default or breach under this Lease; these remedies are not exclusive, but are cumulative in addition to any remedies provided elsewhere in this Lease or now or later allowed by law.

         (a) Continuation of Lease: No act by Landlord (including without limitation the acts set forth in this Section 12.2(a)) shall terminate Tenant's right to possession unless Landlord notifies Tenant in writing that Landlord elects to terminate Tenant's right to possession. As long as Landlord does not terminate Tenant's right to possession, Landlord may (i) continue this Lease in effect, (ii) continue to collect rent when due and enforce all the other provisions of this Lease, (iii) enter the Premises and relet them, or any part of them, to third parties for Tenant's account, for a period shorter or longer than the remaining term of this Lease, and (iv) have a receiver appointed to collect rent and conduct Tenant's business. Tenant shall immediately pay to Landlord all costs Landlord incurs in such reletting, including, without limitation, brokers' commissions, attorneys' fees, advertising costs and expenses of remodeling the Premises of such reletting.

         (b) Rent from Reletting: If Landlord elects to relet all or any portion of the Premises as permitted by Section 12.2(a), rent that Landlord receives from such reletting shall be applied to the payment of, in the following order and priority, (i) any indebtedness due from Tenant to Landlord (other than Base
Rent), (ii) all costs incurred by Landlord in such reletting, including without limitation any brokers', finders', or leasing agents' commissions, charges or fees, and (iii) Base Rent due and unpaid under this Lease. After applying such payments as referred to above, any sum remaining from the rent Landlord receives from such reletting shall be held by Landlord and applied in payment of future Base Rent as it becomes due under this Lease. In no event shall Tenant be entitled to any excess rent received by Landlord.

         (c) Termination of Tenant's Right to Possession: Landlord may terminate Tenant's right to possession of the Premises at any time, by notifying Tenant in writing that Landlord elects to terminate Tenant's right to possession. On termination of this Lease, Landlord has the right to recover from Tenant (i) the worth at the time of the award of the unpaid Base Rent which had been earned at the time of such termination, (ii) the worth at the time of the award of the amount by which the unpaid Base Rent which would have been earned after such termination until the time of award exceeds the amount of such loss of Base Rent that Tenant proves could have been reasonably avoided, (iii) the worth at the time of the award of the amount by which the unpaid Base Rent for the balance of the Term after the time of award (had there been no such termination) exceeds the amount of such loss of Base Rent that Tenant proves could be reasonably avoided, and (iv) any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease or in the ordinary course of things would be likely to result therefrom. The "worth at the time of the award" of the amounts referred to in Sections 12.2(c)(i) and 12.2(c)(ii) is to be computed by allowing interest at a rate equal to ten percent (10%) per annum, but in no event greater than the maximum rate permitted by applicable law. The "worth at the time of the award" of the amount referred to in Section 12.2(c)(iii) is to be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

         (d) Landlord's Right to Cure Default: Landlord, at any time after Tenant commits a default or breach under this Lease, may cure such default or breach at Tenant's sole cost. If Landlord at any time, by reason of Tenant's default or breach, pays any sum or does any act that requires the payment of any sum, such sum shall be due immediately from Tenant to Landlord at the time such sum is paid, and shall be deemed additional rent under this Lease.

     12.3 INTEREST AND LATE CHARGES: Rent not paid within five (5) days after its due date shall bear interest from the date due at a rate equal to ten percent (10%) per annum, but in no event greater than the maximum rate permitted by applicable law. Late payment by Tenant to Landlord of Rent will cause Landlord to incur cost not contemplated by this Lease, the exact amount of which would be impracticable or extremely difficult to fix. Such costs include, without limitation, processing, collection and accounting charges, and late charges that may be imposed on Landlord by the terms of any Mortgage covering the Premises. Therefore, if any Rent is not received by Landlord within three
(3) business days after notice
to the Chief Financial Officer of Tenant of such overdue payment from Landlord to Tenant, Tenant shall pay to Landlord an additional sum of five percent (5%) of such overdue amount as a late charge ("Late Charge"). Landlord and Tenant agree that the Late Charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any late payment by Tenant, and therefore this Section 12.3 is reasonable under the circumstances existing at the time this Lease is executed. Acceptance of the Late Charge by Landlord shall not constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord under this Lease.

     12.4 QUARTERLY PAYMENTS: In the event that a Late Charge is payable under this Lease, whether or not collected, for three (3) consecutive installments of Rent or in the event Rent is paid more than thirty (30) days late twice due under this Lease during any twelve (12) month period, then Base Rent, and Monthly Payment, shall, at Landlord's election by written notice to Tenant, become due and payable quarterly in advance, rather than monthly, for a period of six (6) months. If a Late Charge is payable under the Lease, whether or not collected, for two (2) installments of Rent during the twelve (12) calendar months following such six (6) month period, then Base Rent and Monthly Payment shall automatically become due and payable quarterly in advance for a period of one (1) year. If any payment is not timely paid during such one year period, then Base Rent and Monthly Payment shall automatically become due and payable quarterly in advance for the remaining Term of the Lease. All monies paid to Landlord under this Section 12.4 may be commingled with other monies of Landlord and shall not bear interest.

     12.5 WAIVER: No delay or omission in the exercise of any right or remedy of Landlord in the event of any default by Tenant shall impair such right or remedy or be construed as a waiver. The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any default other than the particular rent payment accepted. Landlord's receipt and acceptance from Tenant, on any date ("Receipt Date"), of an amount less than rent due on such Receipt Date, or to become due (pursuant to Section 4 or Section 6) at a later date but applicable to a period prior to such Receipt Date, shall not release Tenant of its obligation (a) to pay the full amount of such rent due on such Receipt Date or (b) to pay when due the full amount of such rent to become due at a later date but applicable to a period prior to such Receipt Date. No act or conduct of Landlord, including without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance by Landlord of the surrender of the Premises by Tenant before the Expiration Date or Option Expiration Date. Only a written notice from Landlord to Tenant stating Landlord's election to terminate Tenant's right to possession of the Premises shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease. Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any other or subsequent act by Tenant. Any waiver by Landlord of any default by Tenant must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.

     12.6 NOTICE OF DEFAULT: Landlord shall not be deemed to be in default in the performance of any obligation required to be performed by Landlord unless and until it has failed to perform such obligation within thirty (30) days after Landlord's receipt of written notice from Tenant specifying Landlord's failure to perform such obligation. However, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such thirty (30) day period and thereafter prosecutes the same to completion.

                                   SECTION 13
            SUBORDINATION, ATTORNMENT, ESTOPPEL, AND NON-DISTURBANCE

     13.1 SUBORDINATION: This Lease and Tenant's rights under this Lease are subject and subordinate to any mortgage, loan secured by a deed of trust, or other written security instrument or agreement affecting the Project that constitutes security for the payment of a debt or performance of an obligation (each, a "Mortgage"), and to all renewals, modifications, consolidations, replacements or extensions thereof, now or hereafter affecting the Premises. The provisions of this Section 13.1 shall be self-operative, and no further instrument of subordination shall be required. Within fifteen (15) days after written notice from Landlord, Tenant shall execute and deliver any instruments that Landlord, the holder of any Mortgage, or the lessor of any ground or underlying lease may reasonably request to evidence such subordination. If Tenant fails to execute and deliver any such instrument(s) within fifteen (15) days after such notice, Tenant agrees that Landlord may then send a second notice and irrevocably constitutes and appoints Landlord as Tenant's special attorney-in-fact to execute and deliver such instruments on behalf of Tenant ten (10) days after Landlord's second written notice to Tenant to execute and deliver requested instrument(s) and Tenant fails to do so. If Landlord executes documents on behalf of Tenant pursuant to the special power-of-attorney, it shall be deemed that Tenant has not waived any rights against Landlord solely due to the use of the special power-of-attorney by Landlord.

     13.2 ATTORNMENT: If the holder of any Mortgage shall hereafter succeed to the Landlord under this Lease, Tenant shall attorn to and recognize such successor as the Landlord under this Lease, and shall promptly execute and deliver any instruments that may be necessary to evidence such attornment. If Tenant fails to execute and deliver any such instrument(s) within fifteen (15) days after written notice from Landlord, Tenant agrees that Landlord may then send a second notice and irrevocably appoints Landlord as Tenant's special attorney-in-fact to execute and deliver such instruments on behalf of Tenant ten
(10) days after Landlord's second written notice to Tenant to execute and deliver requested instrument(s) and Tenant fails to do so. If Landlord executes documents on behalf of Tenant pursuant to the special power-of-attorney, it shall be deemed that Tenant has not waived any rights against Landlord or such successor solely due to the use of the special power-of-attorney by Landlord. Upon such attornment, this Lease shall continue in effect as a direct lease between such successor landlord and Tenant upon and subject to all of the provisions of this Lease.

     13.3 ESTOPPEL CERTIFICATES: Within fifteen (15) days after written notice from Landlord, Tenant shall execute and deliver to Landlord, in recordable form, a certificate in the form of Exhibit "I" stating (i) that this Lease is unmodified and in effect, or in effect as amended, and stating all amendments;
(ii) the amount of Base Rent; (iii) the date to which Base Rent has been paid in advance; (iv) the amount of any security deposit, prepaid rent or other payment constituting rent which has been paid; (v) whether or not Tenant or Landlord is in default under this Lease; and (vi) such other matters as Landlord shall reasonably request. Tenant's failure to deliver such estoppel certificate within such fifteen (15) day period shall be conclusive upon Tenant for the benefit of Landlord, and any successor in interest to Landlord, that this Lease is in effect and has not been amended except as may be represented by Landlord, no rent has been paid more than thirty (30) days in advance and neither Landlord nor Tenant is in default under this Lease. If Tenant fails to deliver such estoppel certificate within such fifteen (15) day period, then Tenant agrees that Landlord may then send a second notice and irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute and deliver such certificate to any third party ten (10) days after Landlord's second written notice to Tenant to execute and deliver an estoppel certificate and Tenant fails to do so. Landlord shall execute and deliver a similar estoppel certificate within fifteen (15) days after written request by Tenant. If Landlord executes documents on behalf of Tenant pursuant to the special power-of-attorney, it shall be deemed that Tenant has not waived any rights against Landlord by reason of the contents of the estoppel certificate signed pursuant to the special power-of-attorney by Landlord.

     13.4 NON-DISTURBANCE AGREEMENT: Landlord shall, within ten (10) days after the date of this Lease, obtain from Paul Revere Insurance Company and each other holder of a Mortgage in existence at the time of execution of this Lease a duly executed non-disturbance agreement in the form of Exhibit "H". With respect to any Mortgages which are not in existence at the time of execution of this Lease, Landlord shall obtain a non-disturbance agreement in the form of Exhibit "H" duly executed in recordable form by any holders of any future Mortgage as a condition to this Lease being subordinate and junior to such future Mortgage and as a condition to the recordation of any such future Mortgage. Notwithstanding any other provision in this Section 13, no special power-of-attorney in favor of Landlord or agreement to attorn by Tenant shall have force or effect unless a non-disturbance agreement substantially in the form of Exhibit "H" was previously or concurrently delivered to Tenant.

                                   SECTION 14
                       SURRENDER OF PREMISES, HOLDING OVER

     14.1 SURRENDER OF PREMISES: By the Expiration Date, Option Expiration Date or earlier termination of this Lease, (i) Tenant shall surrender to Landlord the Premises, including without limitation all Alterations, in Good Condition (except for destruction to the Premises covered by Section 9) except for Alterations that Tenant is obligated to remove under Section 7.9, (ii) Tenant shall remove all its Personal Property and perform all repairs and restoration required by the removal of any Alterations or Personal

Property at its sole cost, and (iii) Tenant shall surrender to Landlord all keys to the Premises (including without limitation any keys to exterior or interior office doors) and all permits, validations, keycards, passes, and similar items with respect to the Premises and parking lot. Landlord may elect to retain or dispose of in any manner any Alterations or Personal Property that Tenant does not remove from the Premises on the Expiration Date, Option Expiration Date or earlier termination of this Lease as required by this Lease by giving written notice to Tenant. Title to any such Alterations or Personal Property that Landlord elects to retain or dispose of shall vest in Landlord. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord's retention or disposition of any such Alterations or Personal Property after the Expiration Date or earlier termination of this Lease. Tenant shall be liable to Landlord for Landlord's costs for storing, removing or disposing of any such Alterations or Personal Property. If Tenant fails to surrender the Premises to Landlord on the Expiration Date or earlier termination of this Lease, Tenant shall indemnify and defend Landlord against all liability, loss and claims resulting from such failure including without limitation any claim for damages made by any other tenant or subtenant.

     14.2 HOLDING OVER: If Tenant, with Landlord's written consent, remains in possession of the Premises after the Expiration Date, Option Expiration Date or earlier termination of this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on thirty (30) days written notice given at any time by Landlord or Tenant. During any such month-to-month tenancy, Tenant shall pay as Base Rent one hundred twenty-five percent (125%) of the Base Rent in effect immediately prior to the Expiration Date or earlier termination of this Lease, as the case may be. All provisions of this Lease except for those pertaining to the Term shall apply to such month-to-month tenancy.

                                   SECTION 15
                               DELAY IN OCCUPANCY

     15.1 Definitions:

         (a) "Landlord Delays" shall have the meaning set forth in Paragraph 10 of the Work Letter (Exhibit "C").

         (b) "Unavoidable Delays" shall have the meaning set forth in Paragraph 11 of the Work Letter.

     15.2 Delay In Occupancy:

         (a) If, as of November 29, 1994, Tenant's Occupancy or Substantial Completion has not occurred and there are more than one hundred and eighty-one
(181) days of combined Landlord Delay and Unavoidable Delay, this Lease shall, at Tenant's option, terminate. If, as of November 29, 1994, Tenant's Occupancy or Substantial Completion has not occurred and there are more than one hundred and eighty-one (181) days of Unavoidable Delay, this Lease shall, at Landlord's option, terminate. If, as of November 29, 1994, Tenant's Occupancy or Substantial Completion has not occurred and there are more than one hundred and eighty-one (181) days of combined Landlord Delay and Unavoidable Delay and Tenant is not using reasonable efforts to obtain Substantial Completion, this Lease shall, at Landlord's option, terminate.

         (b) If the Commencement Date is later than June 1, 1994 and there are more than fourteen (14) days of Landlord Delay, Landlord shall pay to Tenant that portion of rent at Tenant's address or other location that exceeds Base Rent ("Reimbursed Rent") and moving and storage costs attributed solely to the delay in the Commencement Date ("Reimbursed Moving and Storage Cost") from June 1, 1994 until the Commencement Date or July 5, 1994 whichever is earlier. If the Commencement Date is later than July 5, 1994 and there are more than thirty-four
(34) days of Landlord Delay, Landlord shall pay to Tenant Reimbursed Rent and Reimbursed Moving and Storage Cost from June 1, 1994 until the Commencement Date or September 6, 1994 whichever is earlier. If the Commencement Date is later than September 6, 1994 and there are ninety-seven (97) days of Landlord Delay, Landlord shall pay Tenant Reimbursed Rent and Reimbursed Moving and Storage Cost from June 1, 1994 until the Commencement Date or November 29, 1994 whichever is earlier. If the Commencement Date is later than November 29, 1994 and there are more than one hundred eighty-one (181) days of Landlord Delay, then Landlord shall pay Tenant Reimbursed Rent and Reimbursed Moving and Storage Cost from June

1, 1994 until the Lease is terminated as set forth in Section 15.2(a), except that Landlord shall not be obligated to pay Reimbursement Rent and Reimbursed Moving and Storage Costs for any period beyond June 1, 1994 through November 29, 1994.

         (c) Landlord shall have no liability for Landlord Delay or Unavoidable Delay except as specifically set forth in Sections 1.4 and 15.2 of this Lease.

         (d) Tenant's occupancy of the Premises at any time shall conclusively be deemed a waiver by Tenant of this Section 15 except for any sums Landlord may owe to Tenant pursuant to this Section 15.

                                   SECTION 16
                               GENERAL PROVISIONS

     16.1 BROKERS: Tenant represents that, except as set forth in this Section 16.1, no real estate broker, agent, finder, or other person is responsible for bringing about or negotiating this Lease and that Tenant has not dealt with any real estate broker, agent, finder, or other person with respect to this Lease in any manner. Tenant shall indemnify and defend Landlord against all liability, costs, expenses and charges (including without limitation attorneys' fees and disbursements) arising from any claims that may be made against Landlord by any real estate broker, agent, finder, or other person alleging to have acted on behalf of or to have dealt with Tenant, prior to the Commencement Date and during the Term. Landlord retained CB Commercial Real Estate Group Inc. ("CB Commercial") as a leasing broker and shall be responsible for all commissions paid to CB Commercial regarding this Lease. Tenant retained Cushman Realty Corporation ("Cushman"), as exclusive agent for Tenant. Landlord shall pay to Cushman a real estate brokerage commission ("Commission") of five percent (5%) of the Base Rent (less the Rent Abatement for the first five (5) years of the Term) and two and one-half percent (2 1/2%) of the Base Rent for years six (6) through ten (10) of the Term payable one-half (1/2) upon the complete execution of the Lease and one-half (1/2) upon the Commencement Date and upon the occupancy of the Premises by Tenant. In the event Landlord fails to pay the Commission to Cushman on or before the date(s) due, as specified herein, Cushman may send written notice to each of Landlord and Tenant of such failure. If Landlord fails to pay such amount(s) within thirty (30) days after the date of such notice, Tenant shall have the option, but not the obligation, to pay Cushman any balance due of the Commission and to offset the amount paid, together with interest at the rate of ten percent (10%) per annum, against Tenant's next rent due under this Lease.

     16.2 NOTICES: Any notice, demand, request, consent, approval, or communication that either Landlord or Tenant desires or is required under this Lease to give to the other or any other person shall be in writing and either served personally or sent by certified prepaid, first class U.S. Federal Express mail or other overnight delivery service that provides written confirmation of delivery addressed to Tenant or to Landlord at the addresses set forth below:

   To Landlord:

              PacCor Partners
              11939 Rancho Bernardo Road, #200
              San Diego, California 92128
              Attn:  Terrence L.  Vogel

   Copy of all notices to Landlord to:

              PacCor Management Company
              11939 Rancho Bernardo Road, #200
              San Diego, California 92128
              Attn:  Marlene Booth

   To Tenant Prior to Tenant's taking possession of the Premises:

              LINSCO/PRIVATE LEDGER CORP.
              5871 Oberlin Drive
              San Diego, CA 92121
              Attn:  Andrew G. Micheletti

   Tenant after Tenant's taking possession of the Premises:

              LINSCO/PRIVATE LEDGER CORP.
              5935 Cornerstone Court
              San Diego, CA 92121
              Attn:  Andrew G. Micheletti

   Copy of all notices to Tenant to:

              Solomon, Ward, Seidenwurm & Smith
              401 B Street, Suite 1200
              San Diego, CA 92101
              Attn: Richard L. Seidenwurm, Esq.

Either Landlord or Tenant may change its address by notifying the other of the change of its address in writing pursuant to this Section 16.2. Notice, if mailed as provided in this Section 16.2, shall be deemed given forty-eight (48) hours after the time of such mailing.

     16.3 QUITCLAIM DEED: Tenant shall execute and deliver to Landlord on the Expiration Date or earlier termination of this Lease, promptly on Landlord's request, a quitclaim deed to the Premises, in recordable form, designating Landlord as transferee.

     16.4 SALE OR TRANSFER OF PREMISES: If Landlord sells or transfers any portion of the Premises, Landlord, on consummation of the sale or transfer, shall be released from liability under this Lease, except for the actions of Landlord or Landlord's Representatives occurring prior to the date of such consummation. If any security deposit or prepaid rent has been paid by Tenant, Landlord may transfer the security deposit and/or prepaid rent to Landlord's successor-in-interest and on such transfer Landlord shall be discharged from any further liability arising from the security deposit or prepaid rent.

     16.5 ATTORNEYS' FEES: If Landlord or Tenant becomes a party to any litigation concerning this Lease, the Premises, or the Project by reason of any act or omission of the other or its agents, employees, officers, independent contractors, licensees, invitees, visitors or customers, (and not by any act or omission of the one that becomes a party to that litigation or its agents, employees, officers, independent contractors, licensees, invitees, visitors or customers), the one that causes the other to become involved in such litigation shall be liable to the other for reasonable attorneys' fees, court costs, and other expenses incurred by it in such litigation. If Landlord or Tenant commences an action against the other arising out of or in connection with this Lease, the prevailing party (as determined by the court) shall be entitled to recover from the losing party reasonable attorneys' fees, court costs, and other expenses incurred by the prevailing party in such litigation.

     16.6 MERGER: A voluntary or other surrender of this Lease by Tenant, or a mutual cancellation of this Lease, or a termination by Landlord, shall not work a merger, and shall, at the option of Landlord, terminate any existing subleases or may, at the option of Landlord, operate as an assignment to Landlord of any such subleases.

     16.7 TIME OF ESSENCE: Time and strict and punctual performance are of the essence with respect to each provision of this Lease.

     16.8 SUCCESSOR IN INTEREST: Subject to Section 11, this Lease shall be binding on and inure to the benefit of Landlord and Tenant and their successors in interest.

     16.9 EASEMENTS: Landlord may, from time to time, grant such easements, rights and dedications that Landlord deems necessary or desirable, and cause the recordation of parcel maps and restrictions, provided such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Tenant. Tenant shall promptly sign any documents or instruments to accomplish the foregoing upon request by Landlord, and failure to do so shall constitute a material breach of this Lease. Tenant irrevocably appoints Landlord as Tenant's special attorney-in-fact to execute and deliver such documents or instruments on behalf of Tenant should Tenant refuse or fail to do so.

     16.10 GOVERNING LAW: This Lease shall be interpreted in accordance with the laws of the State of California.

     16.11 INTEGRATION: This Lease contains all the agreements between Landlord and Tenant relative to this Lease and cannot be amended or modified except by a written document executed by Landlord and Tenant. This Lease shall be deemed prepared by both parties, and the fact that one party actually drafted this Lease shall not affect the interpretation of any provision thereof.

     16.12 PROVISIONS ARE COVENANTS AND CONDITIONS: All provisions, whether covenants or conditions, to be performed or observed by Landlord and Tenant shall be deemed to be both covenants and conditions.

     16.13 PERSON AND GENDER: Whenever the singular number is used in this Lease, the same shall include, when appropriate, the plural; and each gender shall include, when appropriate, any other genders; and the word "person" shall include, in addition to a natural person, when appropriate, a corporation, firm, partnership, joint venture, trust, estate or other entity.

     16.14 SEVERABILITY: If any provision of this Lease is held by a court to be unenforceable or invalid for any reason, the remaining provisions of this Lease shall be unaffected by such holding.

     16.15 LIMITATIONS ON LANDLORD'S LIABILITY: If Landlord is in default under this Lease, and as a consequence, Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levy against the right, title and interest of Landlord in the Project, and out of rent or other income from the Project receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of or any part of Landlord's right, title and interest in the Project, except for that portion of the judgment that specifically pertains to Landlord's (i) failure to timely pay taxes or insurance, (ii) failure to refund Tenant's security deposit, (iii) fraudulent, willful or intentional acts or misrepresentations, (iv) failure to apply insurance or condemnation proceeds as required by the Lease, and (v) failure to remit, to the persons entitled thereto, any funds paid by Tenant to Landlord for work or materials on the Premises. Except as specifically provided in this Section, neither Landlord nor the partners comprising Landlord (if any) shall be personally liable for any deficiency.

     16.16 HEADINGS AND EXHIBITS: The Section and subsection headings of this Lease shall have no effect on its interpretation. Any exhibits referred to in this Lease are incorporated in it by reference.

     16.17 PAYMENTS IN UNITED STATES CURRENCY: All payments to be made by Tenant to Landlord under this Lease shall be in United States currency.

     16.18 TENANT'S FINANCIAL STATEMENTS: Within fifteen (15) days of written notice from Landlord, Tenant agrees to deliver to Landlord or any lender or buyer designated by Landlord, at no cost to Tenant, such financial statements of Tenant that have most recently been prepared, as may be reasonably required by Landlord, any lender or buyer. Such financial statements shall include the past three (3) years' financial statements of Tenant if requested in writing by Landlord. Such financial statements shall be kept confidential and Landlord shall take all reasonable steps necessary to ensure such confidentiality.

     16.19 NO OPTION: The submission of this Lease by Landlord, its agent or representative for examination or execution by Tenant does not constitute an option or offer to lease the Premises upon the terms and conditions contained in this Lease or reservation of the Premises in favor of Tenant, it being intended that this Lease shall only become effective upon the execution of the Lease by Landlord and Tenant and delivery of a fully executed Lease to both parties.

     16.20 RECORDATION OF LEASE: Either Landlord or Tenant may, at its election, record a Memorandum of Lease and each party shall cooperate with the other in connection therewith.

     16.21 NO VIOLATION OF OTHER AGREEMENTS: Tenant hereby warrants and represents that neither its execution of or performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound and, in addition to all other indemnity granted to Tenant in this Lease, Tenant agrees to indemnify Landlord against any loss, cost, damage or liability arising out of Tenant's breach of this Section 16.21.

     16.22 PROJECT NAME CHANGE: Landlord reserves the right to change the name of the Project from time to time during the Term, except that so long as Tenant occupies no less than forty thousand (40,000) Rentable Square Footage in the Project, Landlord shall not change the name of the Project to (i) the name of another tenant which is not the owner of the Project, or (ii) the name of any retail securities brokerage company.

     16.23 USE OF PROJECT NAME: Tenant shall not be allowed to use the name, picture or representation of the Project or words to that effect, in connection with any business carried on in the Premises or otherwise (except at Tenant's address) without the prior written consent of Landlord.

     16.24 RESERVED AREA: Tenant hereby acknowledges and agrees that the exterior walls of the Premises and the area between the finished ceilings of the Premises and the slab of the floor of the Premises have not been demised by this Lease and the use thereof, together with the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through, over or above the Premises in locations which will not materially interfere with Tenant's use of the Premises and serving other parts of the Premises, are hereby excepted and reserved unto Landlord. Notwithstanding the foregoing, Tenant shall have the right, subject to Landlord's right of approval pursuant to Section 7.9 above, to make such Alterations as Tenant deems necessary or desirable to such areas above the finished ceilings and below the slab floor of the Premises.

                                   SECTION 17
                               SPECIAL PROVISIONS

     17.1 MOVING ALLOWANCE: Landlord shall pay to Tenant within thirty (30) days after the Commencement Date and Tenant occupies the Premises a moving allowance of Forty Thousand Dollars ($40,000.00) for Tenant's moving costs ("Moving Allowance"), regardless of Tenant's actual moving costs. Tenant may offset any amount of the Moving Allowance not timely paid by Landlord against Tenant's monetary obligations under this Lease.

     17.2 RIGHT OF FIRST NEGOTIATION: Landlord shall notify Tenant in writing whenever an Expansion Space (as defined below) becomes, or is expected to become, available ("Availability Notice"). Such notification shall include the rental rate and other terms and conditions upon which Landlord is willing to rent Expansion Space. Tenant shall have the right of first negotiation for such Expansion Space for a period of thirty (30) days after Tenant's receipt of the Availability Notice. Landlord shall negotiate in good faith with Tenant for the Expansion Space and if no agreement as to the terms of a proposed lease can be reached within thirty (30) days after Tenant's receipt of the Availability Notice, then Landlord may lease the Expansion Space during a one (1) year period thereafter (following which this right of first negotiation shall be reinstated) to another party on terms (including the terms included in the definition of Fair Market Rental Value) in the aggregate no less favorable to Landlord than Landlord's last offer to Tenant during such negotiations ("Landlord's Last Offer"). If during such one year period Landlord has received a bonafide offer to lease the Expansion Space which Landlord is prepared to accept and the aggregate terms of such lease are less favorable to Landlord than Landlord's Last Offer, then Landlord shall give notice to Tenant of such terms in writing and Tenant shall thereafter have a right of first refusal, exercisable during a ten (10) business day period following receipt of such notice, to lease such Expansion Space on the terms set forth in such notice. If not timely exercised by Tenant, such right of first refusal shall expire with respect to the particular

Expansion Space described in the notice. All rights of first negotiation and first refusal pursuant to this Section shall in any event terminate seven (7) years after the Commencement Date. For purposes of this Section, "Expansion Space" shall mean, during the first eighteen (18) months of the Term, any rentable space in the Adjacent Building which was previously leased and becomes vacant. Commencing in the nineteenth (19th) month of the Lease, Expansion Space shall mean any rentable space in the Adjacent Building.

     17.3 SATELLITE DISH: Landlord shall provide Tenant with two hundred (200) square feet, in a location to be mutually agreed upon, on the roof of the Building or other mutually agreed location to accommodate Tenant's satellite dish requirements. The Tenant shall install the dish at its own expense, and shall be liable for any damage to the Building due to the installation of the satellite dish. The installation shall be subject to applicable CC&R's, the PID and governmental regulations. Landlord makes no representations regarding the installation of a satellite dish on the roof of the Building. At the end of the Term, the Tenant shall be responsible for removing the satellite dish from its location and repairing any damage caused by such installation or removal. There shall be no additional rent paid to the Landlord as a result of any satellite dish use and/or installation.

     17.4 CONDITION OF TITLE. Landlord represents that the condition of title of the Real Property as of the date of this Lease is substantially the same as title on March 2, 1990 as set forth by the Policy of Title Insurance issued by First American Title Insurance Company, Order No. 1000371-20.

     17.5 FLOOR LOADS. To Landlord's reasonable knowledge the floor loads for the Premises are:

                             Dead Load 34 psf (reduceable)

                             Live Load 100 psf (reduceable)

Landlord shall provide Exhibit M to Tenant within ten (10) business days from the execution of this Lease. If the floor loads as set forth on Exhibit M are not equal to or greater than those set forth above, Tenant shall have two (2) business days after receipt of such Exhibit M to terminate the Lease by written notice to Landlord. If Tenant does not notify Landlord of the termination of the Lease within the stated time, the floor loads set forth in Exhibit M are deemed accepted.

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first hereinabove set forth.

Landlord:                 PACCOR PARTNERS, A CALIFORNIA GENERAL PARTNERSHIP

                          By: PacCor Management Company
        Its general partner




                              By:   _________________________________
                                    Its     __________________________

Tenant:                   LINSCO/PRIVATE LEDGER CORP., A CALIFORNIA CORPORATION




                          By:_______________________________________
                              Its   _________________________________

                                    Exhibit A


1 page map of first floor
1 page map of second floor
1 page map of third floor


                          Exhibit B

1 page map of site plan and Legal Description:

                            Lot 5, of Pacific Corporate Center
                            Unit no. 1, in the City of San Diego,
                            County of San Diego, State of
                            California, According to map
                            Thereof no. 11126, Filed in the
                            Office of the County Recorder of
                            San Diego County, January 18, 1985







                                                                     Exhibit "C"

                                                                     WORK LETTER

This Work Letter is an exhibit to the Lease between Paccar Partners, a California general partnership ("Landlord')

and Linsco/Private Ledger Corp., a California Corporation("Tenant") dated with regard to the following:

1. Condition of Premises and Building Delivered (by Landlord

         1.1 Premises Shell and Stub-in. Landlord shall provide, at its expense and not as a charge against the Tenant Improvement Allowance, A finished shell for the f 'remises and Building, which shall include: (a) smooth concrete floors; (b) unfinished ceilings in the Premises; finished CORE area, including elevator(s), toilet room(s), electrical room, telephone room(s), janitorial closet(s) and exit stair(s); (d) dry wall (taped and/or finished, but not painted) around surfaces of core walls; (e) existing heating, ventilating and air conditioning service as set forth in Exhibit "F" to the Lease; (f) existing sprinkler service within the Building (not including main loops and branch distribution); (g) main electrical panel; (h) exercise room including existing exercise equipment, and (I) life safety systems as required by the applicable San Diego City Municipal Code for a building shell.

         1.2 Building Standards. All improvements in the Building shall BE in accordance with Building/Tenant Improvement Standards for Pacific Corporate Park ("Building Standards") attached as Exhibit D of the Lease. If provisions of this Work Letter conflict with provisions of the Building Standards, the provisions of the Work Letter shall prevail.

         1.3 Building Plans. Landlord has delivered to Tenant its best available shell building plans and information ("Building Plans").

         1.4 The Work. The installation and construction of the Tenant improvements by Tenant in accordance with the permitted and approved Construction Document. (defined in paragraph 2.4) and Change Orders (defined in paragraph 9) constitutes the work ("Worthy').

2. Plans and Documents:

         2.1 Preliminary Space Plan. Tenant shall provide to Landlord a preliminary schematic drawing depicting the Premises with walls, doors, windows, columns and structural elements, based on site visits, other information obtained by Tenant or Tenant's Representatives, and the best available Building Plans supplied by Landlord ("Preliminary Space Plan"), in accordance with toe schedule set forth in paragraph 6 of this Work Letter ("Schedule") for information only.

         2.2 Final Space Plan: Tenant shall furnish to Landlord a final schematic drawing depicting the Premises with walls, doors, windows, columns and structural elements, based on site visits, other information obtained by Tenant or Tenant's Representatives, and the Building Plans ("Final Space Plan"), in accordance with the Schedule. Landlord shall review and approve, which approval shall not be unreasonably withheld, the Final Space Plan with reasonable written conditions, if any, within seven (7) business days of receipt of the Final Space Plan.

         2.3 Design/Development Documents. Tenant shall schedule and hold a meeting to present and discuss the design/development plans ("Design Presentation") in accordance with the Schedule. Tenant shall notify Landlord in writing a minimum of two (2) business days prior to the Design Presentation. Landlord shall have the right but not the duty to attend the Design Presentation. If Landlord attends the Design Presentation, Landlord will use reasonable efforts to notify Tenant in writing as to any comments Landlord may have ith regard to the Design Presentation within five (5) business days.


         2.4 Construction Documents. Tenant shall cause to be prepared and submitted to Landlord all documents required to obtain a building permit from the city of San DIEGO for the Work, including any corrections or changes requested by the City of San Diego ("Construction Documents"). The Construction Documents shall be consistent with the Final Space Plan, Design Presentation and the Building Standards.

                  2.4.1 50% Completion. Tenant shall submit the Construction Documents to Landlord when fifty percent (50%) completed in accordance with the Schedule. The Construction Documents are fifty percent (50%) complete when determined by Tenant's architect ("50% Completion"). Landlord shall notify Tenant in writing of Landlord's comments, if any, within seven (7) business days after receipt of the 50% Completion.

                  2.4.2 Complete Construction Documents. Tenant shall submit Construction Documents including the list of bid alternates, if any, to Landlord in accordance with the Schedule. The Landlord shall review and approve, which approval shall not be unreasonably withheld, the Construction Documents with reasonable conditions, if any, within ten (10) business days of receipt of the Construction Documents. Tenant shall comply with the Landlord's conditions, if any, by modifying the Construction Documents prior to the issuance of a building permit.

        2.5 Design/Engineering Fees. Tenant shall re responsible for all space planning, design and engineering fees related to the production of Construction Documents in accordance with the Lease.

        2.6 Landlord's Review of Plans and Documents. Landlord's review of plans, specifications and documents during design and construction of Work is selective for the benefit of Landlord only. A Building Standard, provision in the Amended Planned Industrial development Permit No. 85-0830 ("PID") or other similar document may only be amended, modified or waived as specifically set forth in writing by Landlord. Any provision of a PID and/or governmental requirement that is amended, modified or waived must be specifically approved by the appropriate government entity prior to final approval by the Landlord.

3. Cost Estimates.

         3.1 Preliminary Cost Estimates. If Tenant attains preliminary cost estimates they shall be submitted to Landlord for Landlord's information within ten (10) day after receipt by Tenant.

         3.2 Contractors. Tenant shall notify Landlord in writing of the general contractor to be retained for construction of the Work.

         3.3 Engineers. Tenant shall notify Landlord in writing of consultants to be retained for design of the Work.

4. Building Permit. Tenant shall submit all Construction Documents required to obtain a Building Permit in accordance with the Schedule. Furthermore, Tenant and Tenant's General Contractor shall conduct all processing and coordination with the City of San Diego required for the issuance of a Building Permit for the Work. Landlord shall have no obligation regarding the issuance of a building permit except Landlord agrees to cooperate as required by the City of San Diego at no cost to Landlord. Tenant shall be responsible for obtaining any required subsequent approvals from the City of San Diego or other governmental entity.

5. CONSTRUCTION CONTRACTS.

         5.1 Tenant shall prepare a bid package for distribution to the general contractor(s) and submit to Landlord for review. Landlord shall approve, which approval shall not be unreasonably withheld, the bid package with reasonable conditions, if any, within two (2) business days after receipt of the bid package.

         5.2 Tenant shall prepare a contract for the work with the designated general contractor and submit to Landlord for review in accordance with the Schedule. Landlord shall HAVE five (5) business days to approve, which approval shall not be unreasonably withheld, of any objections to the construction contract.

         5.3 Tenant shall execute a construction contract ("Construction Contract") with a licensed general contractor ("General Contractor'). Tenant shall deliver to Landlord a copy of the Construction Contract within seven (7) business days of execution and a copy of the construction schedule within seven
(7) business days of receipt by Tenant.

6. SCHEDULE. Tenant and Landlord shall use reasonable efforts to comply with the Schedule.

                                    SCHEDULE
                             ACTION                       RESPONSIBIUTY        DUE DATE
                             ------                       -------------        --------

a) Deliver to Landlord Preliminary Space Plan b)              TENANT       JUNE 23, 1993
Deliver to Landlord Final Space Plan

c) Deliver to Landlord Construction Documents,                Tenant       August 23, 1993
   submit Construction Documents to City of San
   Diego for permit



d) Estimated issuance of building permits by City of          Tenant        November 8, 1993
   San Diego
                                                              Tenant        January 3, 1994
e) Commence construction of Work



NOTE: The documents in the Schedule are deemed deli iered when received in good condition by the following which may be changed upon written notice:

        To Tenant's Representative: Sandra Clark

                                         c/o Space Matte s
                                         5355 Mira Sarrento Place, Suite 100
                                         San Diego, Calif. 92121

                  To Tenant's Interior   Roy Jossy
                  Designer.              c/o Howard Sneed Interior Architecture
                                         633 Kettner Boulevard
                                         San Diego, Calif. 92101

        To Landlord's Representative: Mr. Gary Carter
                                      PacCor Management Company
                                      11939 Rancho Bernardo Road, Suite.200
                                      San Diego, Calif. 92128

7. ADMINISTRATION OF CONSTRUCTION. Tenant shall administer the construction of the Work in accordance with the Work LETTER and the Construction Contract.

        Tenant shall use its best effort to notify Landlord if all regularly scheduled construction meetings during the course of construction of the Work. Landlord shall have the right but not the obligation to attend all construction meetings.

8. Payment of Tenant Improvement Allowance. Landlord shall make monthly progress payments to the Tenant and the General Contractor of the Tenant Improvement Allowance pursuant to the following conditions and computations:

         8.1 Landlord shal deliver to Tenant copies of Roel's approve monthly payment request("Payment Request").

         8.2 At such time as Landlord has expended the Tenant Improvement Allowance, Tenant shall reimburse landlord for the entire remaining balance of the cost of the Work or the amount due under the Construction Contract, whichever is greater. After the tenant Improvement Allowance has been expended, Tenant shall reimburse Landlord the amount of the Payment Request within fourteen days of receipt of the Payment Request by Tenant.

9.0 Change Orders

         9.1 Any deviation from the Construction Contract during the construction of the Work shall be via a change order from the Tenant to the General Contractor except for minor changes that are made by the General Contractor which are within normal construction practices in the San Diego Area ("Change Order').

         9.2 The Tenant shall prepare and submit all change orders to the Landlord for approval. The Change Order shall include the change in the contract price and tlie number of days of delay, if any, in Substantial Completion.

         9.3 Within one (1) business day after Landlord receives a Change Order, Landlord shall give Tenant notice of its approval or disapproval including the reason for disapproval. Tenant and Landlord agree to meet and confer within three (3) business days after receipt of the (change Order regarding any Change Order not approved. Tenant shall reimburse Landlord for outside consultants' fees for the review of a Change Order if (i) Landlord does not reasonably have the expertise among its employees to properly review a specific Change Order, and (ii) Tenant consents to the retaining of an outside consultant.

         9.4 Landlord agrees not to unreasonably disapprove a Change Order. Both parties agree to use reasonable effort to process a Change Order expeditiously. When a Change Order has been signed by Landlord, General Contractor and Tenant, the contents thereof shall be binding on all parties.

10. Landlord Delay. A day of "Landlord Delay" shall mean each day, or any portion thereof, during which any of the following occur.

         10.1 Landlord's failure to approve or disapprove e, in strict compliance with the requirements of this Work Letter and/or the Lease, any design, plan or specification.' submitted to Landlord by Tenant.

         10.2 Interruption of elevator service, electrical service or water service due to Landlord negligence or intentional misconduct.

         10.3 If after written notice Landlord fails to timely complete any other action which is the responsibility of Landlord under this Work Letter and/or the Lease, and such failure continues more than two (2) business days after Landlord could reasonably complete the action.

Tenant shall notify Landlord in writing of the commencement of Landlord Delay and the basis of said Landlord Delay within ten (10) business days after Landlord Delay commences. If Tenant fails to so notify Landlord then that portion of the period of Landlord Delay occurring more than ten (1 0) days prior to notification to Landlord shall be deemed to have been waived by Tenant.

11. Unavoidable Delay. A day of "Unavoidable Delay" shall mean each day, or any portion thereof, during which occurs any delays or defaults due to:

         11.1 War, insurrection, strikes, lock-outs, riots, floods, earthquakes, fires, casualties, acts of God, acts of public enemy, epidemics, quarantine restrictions, freight embargoes, lack of transportation, governmental restrictions, moratoriums, not caused Tenant;

         11.2 Delay caused solely by any latent defect. of the Premises or any material inconsistency between the Premises as actually constructed and any plans and, specifications for the Premises provided to Tenant by Landlord (except to the extent such inconsistency could have been discovered by Tenant after reasonable inspection); and

         11.3 Unusually severe weather.

         11.4 Interruption of electric service or water service not caused by the negligence or intentional misconduct of Landlord, Tenant or Tenant's Representatives commencing one (1) business day after written notice to Landlord.

         11.5 Interruption of both elevators not caused by the negligence or intentional misconduct of Landlord, Tenant or Tenant's Representatives negligence or willful misconduct commencing five (5) business days after written notice to Landlord.

Tenant shall notify Landlord in writing of the commencement of Unavoidable Delay and the basis of said Unavoidable Delay within ten (10) business days after Unavoidable Delay commences. If Tenant fails to so notify Landlord then that portion of the period of Unavoidable delay occurring more than ten (10) days prior to notification to Landlord shall be deemed to have been waived. If the Work is commenced on or before January 3, 1994, then all Unavoidable Delay as of January 3, 1994 shall be deemed to have been waived.

12. Specific Landlord Concerns re Construction Documents and Change Orders.

         12.1 Landlord has identified below certain areas of intense concern which are most likely to generate condition(s) to acceptance by Landlord during Landlord's review of Construction Documents and Change Orders, and therefore may result in a disapproval or the necessity to retain outside consultants.

                  12.1.1 Any aspects of the Work that may endanger the structural integrity of the Premises, the Building and/or the Project;

                  12.1.2 Any aspects of the Work altering l the Project utility services or utilities serving Landlord's other tenants;

                  12.1.3 Any aspect of the Work which is a material deviation from the Building Standards;

                  12.1.4 Any aspects of the Work which violate the conditions of the PID, any State or municipal code or public agency ordinance, or regulation and the applicable Declaration of Conditions, Covenants & Restrictions ("CC&R's").

                  12.1.5 Any aspects of the Work to the premises which will be isually unattractive from the

2.1.6 Penetration or modification of the Building roof or shell. 12.1.7 eduction in the number of parking stalls in the Project.

                  12.1.8 Increase in rentable areas which may cause a reduction in buildable area available to Landlord with respect to future expansion of the Project.

13. Special Improvements. Landlord understands that included within Work may be special Tenant improvements to the Premises including computer facilities, auditoriums, cafeterias, dining rooms, internal stairwells, one stairwell outside of the Building and other special facilities incidental to Tenant's operations (collectively the "Special Improvements"). All such Special Improvements shall be subject to Landlord's approval, not to be unreasonably withheld. Tenant shall not be required to remove any Work completed prior to the occupancy of the Premises by Tenant.

14. Tenant's Visit to Premises.

         14.1 Upon execution of the Lease Tenant shall have access to the Premises for the purpose of constructing the Work seven (7) days a week, twenty-four (24) hours a day, subject to all applicable codes, ordinances, law and governmental restrictions, except that Tenant shall not interrupt or interfere with the activities of Landlord or other tenants of the Project.

         14.2 Tenant hereby indemnifies and agrees to hold Landlord, Landlord's Representatives and the Project free and harmless of any and all costs, claims, damages, liens, losses and expenses of any kind or nature, arising out of or resulting from such entry and/or activity upon the Project, Building or Premises by Tenant and Tenant's Representatives, except to the extent caused by Landlord's negligence or intentional misconduct.

         14.3 All of Tenant's decorations brought upon or installed in the Premises before the delivery of possession shall be at Tenant's risk, and neither Landlord nor Landlord's Representatives shall be responsible for any damage, losses or destruction thereof, except for Landlord's willful misconduct. All Tenant's installations shall conform with all applicable governmental regulations and codes.

 15. Bonds/Guarantee. Tenant may at its election require the contractors to provide for the benefit of Tenant and Landlord from a company acceptable to Tenant and Landlord a performance and completion bond to assure the completion of the Work and the payment of all labor and material costs. For all Work not bonded as set forth in the previous sentence Tenant guarantees completion if all Work in a lien-free manner, except to the extent caused by Landlord's negligence or wrongful failure to eke any payments required to be made by Landlord pursuant to the Lease or this Work Letter.

16. Insurance.

         16.1 Tenant's contractors, vendors or any ether party performing work for Tenant (collectively "Tenant's Contractors") shall maintain in effect all times during the full term of any work, insurance coverage's with limits not less than those set forth below, issued by insurers licensed in California and acceptable to Landlord (rated B or better by the most recent edition of Best Key Rating Guide) in policies satisfactory to Landlord and provide evidence thereof, as follows:

               16.1.1 Worker's Compensation Insurance in accordance with applicable California law and Employer's Liability Insurance, not less than $100,000/500,000/100,000.

                  16.1.2 Comprehensive Genera/ Liability Insurance, in "occurrence form", including without limitation coverage for bodily injury, property damage, personal injury (employee and contractual liability exclusion deleted), products and completed operation, blanket contractual l' bility, owner's protective liability, and broad form property d-mage, and cross liability and severability of interest clauses, with the following limits of liability, One Million Dollars ($1,000,000.00) each occurrence combined single limit with a not to exceed Teri Thousand Dollars ($10,000.00) deductible and such insurance shall be primary and not contributor to other available insurance.

                  16.1.3 Comprehensive Automobile Liability Insurance covering all owned, hired and non-owned vehicles in combined single limit not less than $1,000,000.00.

         Tenant's Contractors shall require all other consultants, subcontractors and suppliers performing work on the Project to comply with the requirements hereof.

         16.2 Tenant and Tenant's Contractors shall require its insurance representative(s) to furnish to Landlord, prior to start of any work, A Certificate of Insurance, to include:

                  16.2.1. Description of Operations to state "All Operations of Named Insured" or "job title";

               16.2.2. Cancellation notice shall state that the issuing company will mail A thirty (30) day written notice. Please delete the words "endeavor to" and "but failure to mail..." in the cancellation paragraph of the certificate.

                16.2.3. Certificate holder to be:

                       PacCor Partners
                       c/o PacCor Management Comp any
                       11939 Rancho Bernardo Road, Suite 200
                       San Diego. California 92128
                       Attn: Marlene Booth

        16.3. Additional insured endorsement naming Landlord, its partners, agents and representatives, together with the officers, directors, shareholders and employees of each of them as additional insured parties with respect to Paragraphs 16,1.2 and 16.1.3.

17. Utility Services Prior TO Commencement Date. Landlord shall provide at no cost to Tenant elevator service, electrical service and water service prior to Substantial Completion required to complete the Work.

18. Landlord's Review. No fee, charge, out-of-pocket costs, general conditions, overhead or profit shall be chargeable by Landlord to Tenant in connection with Landlord's review or approval of recommendations with respect to, or inspections of,

Tenant's plans or the construction of and installation of Tenant's Work, except as provided in Paragraph 9.3 above.

19. Permits and Inspections. Tenant shall comply with all rules and procedures regarding inspections by all appropriate governmental agencies and shall not occupy any portion of the Premises unless and until occupancy is authorized by the City of San Diego.

20. Arbitration of Disputes: If Landlord disapproves any designs, plans and specifications submitted by Tenant pursuant to this Work Letter, Tenant shall as soon thereafter as reasonably possible, submit for Landlord's approval revised designs, plans and specifications. Within three (3) business days after Landlord's receipt of such revised designs, plans and specifications, Landlord shall notify Tenant of Landlord's approval or disapproval of such revisions. If Landlord disapproves such revised designs, plans and specifications, then
Tenant may, at its election, notify Landlord in writing of the submission of tlute dispute to arbitration pursuant to this paragraph. Such arbitration shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). In administering the arbitration, the AAA shall follow the following Procedure: (a) the arbitrator shall be , unless such person is unavailable or is unable to comply with the time constraints set forth in this paragraph, in which case the arbitrator shall be unless such person s unavailable or is unable to comply with the time constraints set forth in this section, in which case the arbitrator shall be _________; (b) the arbitrator shall immediately schedule an arbitration hearing for a date not later than seven m business days after his or her appointment;
(c) any filing, including without limitation any answer, required to be made by either party in connection with such arbitration shall be made within three (3) business days after notice from the AAA or the arbitrator, (4) Landlord and Tenant shall respond within two (2) business days to any requests for information from the arbitrator, (e) the arbitrator shall issue his or her decision no more than three (3) business days after the hearing; and (f) the arbitrator's authority to render a decision shall be limited to the resolution of design and construction related disputes and the determination of whether any delay in the construction of the work constituted Landlord delay or unavoidable delay as specifically defined in paragraph 10 and 11 of the Work Letter. Each party shall bear its own costs and expenses relating to any such resolution. The cost of the arbitrator and the fees of the AAA, if any, shall be borne equally by Landlord and Tenant. Within twenty (20) days after execution of the Lease, Landlord and Tenant shall agree on the arbitrators whose names are to be inserted into the blanks set forth above.

 21. Defined Terms. All defined terms (capitalized words) shall have same meaning as in the Lease. "Business days" shall mean Monday through Friday, excluding all federal and state holidays.

 ACCEPTED AND APPROVED:

 PACCOR PARTNERS

 By: PACCOR MANAGEMENT COMPANY
         A general partner

        BY:
           ----------------------------------------------------------
                ITS:
                    -------------------------------------------------------

   LINSCOIPRIVATE LEDGE

   By:

      ---------------------------------------------

           Its:
               -------------------------------------------
Exhibit D:
BUILDING/TENANT IMPROVEMENT STANDARDS FOR
PACIFIC: CORPORATE PARK

These Building/Tenant Improvement Standards consists of the following Sections:

GENERAL

LANDLORD'S RESPONSIBILITIES

TENANT'S Responsibilities

IMPROVEMENTS PROVIDED BY TENANT

DESIGN CRITERIA

A. Architectural Criteria

B. Interior Improvement Criteria

C. Signage Criteria

D. Electrical Criteria

E. Plumbing Criteria

F. Mechanical Criteria

G. Sprinkler Criteria

CONSTRUCTION REGULATIONS
TENANT'S CONSTRUCTION DOCUMENT SUBMITTAL

TENANT IMPROVEMENT STANDARD SPECIFICATIONS

EXHIBIT D

All defined terms in this Exhibit D shall have the same meaning as in the Lease.

I. GENERAL

   A. Pacific Corporate Park is designed to be a highly successful office building center. It is expected that tenant improvements and signage may represent a variety of design styles. PacCor Partners ("Landlord") intends to provide Tenant with reasonable latitude with this aspect of design. At the same time, Landlord will discourage tenant it improvements and signage design that would conflict significantly with the general design of these buildings. These matters are more fully addressed in section Vl of these Building/Tenant Improvement Standards For Pacific Corporate Park ("Building Standards").

        In providing the Building Standards, it is Landlord's intent to simplify the effort of Tenant in securing Landlord's approval of tenant improvements and/or alterations to be constructed by Tenant through a clear understanding of the responsibility of each party. The Building Standards are intended to aid Tenant in designing its improvements.

        In the event of any conflict between the Building Standards and the Office Lease (the "Lease"), the provisions of the Lease will govern.

II. LANDLORD'S RESPONSIBILITIES

   A.   Responsibilities of Landlord are as follows:

        1. Make available to Tenant and Tenant's Representatives a person designated by the Landlord to be responsible for providing information, review of Tenant's drawings, to have final approval authority for all submittals, and to resolve disputes between tenants.

        2. Meet with Tenant and Tenant's Representatives in a preliminary meeting to clarify details of Tenant's tenant improvement process.

        3, 4,  Intentionally Left Blank
        5, 6,
        & 7
III. TENANT'S RESPONSIBILITIES

   A.    Intentionally Left Blank

   B.    Intentionally Left Blank

   C.    Intentionally Left Blank

   D     Intentionally Left Blank

   E.    Intentionally Left Blank

   F.    Intentionally Left Blank

   G.    Intentionally Left Blank

   H.    Intentionally Left Blank

   I. Tenant shall ensure the cooperation of Tenant's Representatives with Landlord and Landlord's agents and other Tenants and their agents while at Pacific Corporate Park.

   J.    Intentionally Left Blank

   K.    Intentionally Left Blank

   L.    Intentionally Left Blank

   M.    Intentionally Left Blank

   N.    Intentionally Left Blank

   O. Tenant and Tenant's Contractors shall be responsible for the security of the Premises during the period of construction, including re-keying, if required, of Tenant's doors after completion of construction. Landlord shall have no liability for any loss or damage, including theft of building materials, equipment or supplies.

   P. Tenant shall, within ten (10) working days after the completion of Tenant's Work, execute and file of record, or cause to be filed of record, a notice of completion with respect thereto in a form complying with the applicable provisions of the California Civil Code specifying the names of Tenant's Contractor and the location of the work done. Tenant shall furnish to Landlord a conformed copy thereof after recordation.

   Q. Tenant shall ensure that Tenant's Contractors exercise caution in matters relating to public safety and to prevent damage to the Common Areas and other leased areas. Tenant shall be responsible for any damage or liability occurring by reason of the acts or omissions of Tenant's Contractors.

   R. Tenant shall require that Tenant's Contractors and other Representatives cause all supplies, materials, equipment, or trash being delivered to or removed from the Premises across the Common Areas or within the elevators, which requires the use of dollies or hand trucks, to be transported on dollies or hand trucks with soft rubber tires.

IV. Intentionally Left Blank

V. IMPROVEMENTS PROVIDED BY TENANT

   A. All items of construction other than described in Section IV shall be performed diligently by Tenant, at Tenant's expense, in a workmanlike manner and in accordance with Tenant's Construction Documents. Tenant's Work will include, but not be limited to, the installation and performance of the following:

         1. Any modifications, approved in writing by Landlord, to the interior of the Premises as shown Tenant's plans.

         2. Drywall and taping of the interior side of walls demising the Premises and the interior side of exterior walls of the Premises.

         3. Partitions and walls within the Premises.

         4. All ceilings.

         5. All interior painting, wallpaper and other finishes.

         6. All floor coverings and floor finishes, preparations of surfaces to receive same, special reinforcing and floating of any irregularities or depressions in the concrete floor.

         7.  Office fixtures and furnishings.

         8. Stairways and elevators within the Premises, dumb waiters, chutes, conveyers, pneumatic tubes and their shafts, doors and other components, including required electrical hookups for such equipment and the cost of any engineering and structural changes resulting from penetrations of the slab.

         9. Signs and related attachments. The method of attachment including structural calculations, if required, shall be provided to Landlord prior to construction of any such appendages.

         10. Electrical work and equipment, including wiring from the meter room to the Premises in conduit provided by Tenant, required transformers, and lighting and time clocks. Electrical requirements are more particularly described in Section Vl.

         11. Telephone service and equipment, telephone conduit, cabinets, and outlets within the Premises, including wiring conduit from the terminal board provided by Landlord to the Premises.

         12. Internal communications, security, fire and smoke detection, and alarm systems.

         13. Any plumbing fixtures and accessories, toilets, water heaters, water treatment systems and drinking fountains, together with plumbing thereto, connected to services stubbed to the Premises as shown in Landlord's plans. Plumbing requirements are more particularly described in Section Vl.

         14. All heating, cooling, ventilating equipment, ducting, condensate lines, and hookups within the Premises. Mechanical requirements are more particularly described in Section Vl.

         15. All additions and modifications to, and relocation of, the fire sprinkler system installed by Landlord pursuant to Landlord's plans. Sprinkler requirements are more particularly described in
             Section Vl.

         16. Any engineering costs incurred by Landlord for review of structural changes proposed by Tenant shall be paid according to the Lease arid Work Letter. Tenant shall not notch, core, cut or otherwise modify the structure of the Building without Landlord's written approval.

VI. DESIGN CRITERIA

   A.    Architectural Criteria:

         1. Tenant's Work must be designed and constructed by Tenant's architect and Tenant's Contractors to meet all applicable City, County, State and other governmental ordinances, rules, regulations and codes, and be constructed to the highest standards of quality consistent with the Common Areas of the Premises. Landlord's approval of Tenant's Construction Documents shall not be deemed a certification by Landlord or Landlord's Representatives that Tenant's Construction Documents comply with building codes or other governmental requirements

         2. Tenant shall retain, at Tenant's expense. Tenant's architect, along with other consultants for the design of Tenant's Construction Documents. Tenant's Construction

             Documents shall include interior design, signage, electrical, plumbing, mechanical, and sprinkler systems. The design firm of Harvard-Sneed Interior Architecture ("Tenant's Architect") is approved by Landlord.

         3. Tenant's Architect will be provided with a copy of those portions of Landlord's plans reasonably required to complete the Construction Documents. Tenant's Architect shall be responsible for verifying Building drawings and specifications for the Premises delivered to Tenant by Landlord.

   B.    Interior Improvement Criteria:

         1. Landlord shall provide a building shell in accordance with Landlord's plans. Construction shall generally be type V, 1 hr. rated (sprinklered in lieu of 1 hr. protection) for B2 occupancies. All structural columns and beams within the Premise are exposed and will not be protected.

         2. Tenant shall install at least 2 1/2' X 25 GA (min.) metal studs @ 16" o.c. w/5/8", type X drywall each side, continuous from floor slab to the structure above on Tenant's side of each demising wall. Drywall will be fire-taped, spackled, and sealed air tight in order to achieve a one (1) hour rating of the demising wall. Demising walls between Tenant spaces must be finished with orange peel medium wall texture, R.11 batt insulation in cavities and 1 hr. rated w/STC.50.

         3. Tenant shall not penetrate the drywall which encloses any fire corridor or exit stairwell without the prior written approval of Landlord. Any penetrations shall maintain the fire rating of the corridor or stairwell.

         4. Tenant's Architect shall indicate on Tenant's Construction Documents, referencing Building grid lines and the structural supporting members, the precise location, size, and weight of all safes, Tri-Water System equipment, and other heavy fixtures or equipment. Any required structural changes to accommodate such equipment or loading, including slab, other structural penetration, or the reinforcing of the Building structure, must have the prior review and approval of the Landlord, Landlord's designer and/or Landlord's structural engineer, with the cost of such review to be paid according to the Lease and Work Letter.

         5. The studs provided by Landlord for demising walls or corridors are not designed to accommodate cantilevered or eccentric loads. For such loads, Tenant shall reinforce the wall as required by inserting additional studs or by other appropriate means. Tenant's Construction Documents shall include details of any such reinforcement.

         6. Any interior stairwells and/or elevators shall require the prior review and approval of Landlord, Landlord's designer and/or structural engineer. Tenant shall contract directly with Landlord's consultant for such review, with all costs paid as set forth in the Lease and the Work Letter.

         7. If Tenant's Construction Documents include Tri-Water System ducts which penetrate through any floor level, such ducts must be enclosed in properly rated shafts and incorporate appropriate fire-dampers.

         8. Any roof top penetrations will be sealed by Landlord's roofing contractor. Tenant shall contract directly with Landlord's roofing contractor for such work and pay the reasonable cost of same.

         9. Interior finishes within the Premises will be appropriate for the type and quality of Tenant's operation.

         10. Tenant shall install proprietary materials, products or assemblies denoted by an asterisk (*) in section IX of the Building Standards.

   C.    Signage Criteria:

         1. Tenant shall provide submittals or shop drawings of Tenant's proposed exterior signage for Landlord's review and approval, subject to the Lease and Exhibit L. Tenant shall not proceed with the fabrication or installation of signage without the prior written approval by Landlord of Tenant's final sign plans, which approval shall not be unreasonably withheld.

   D.    Electrical Criteria

         1. Prior to the preparation of Tenant's electrical plans and specifications for the Premises, Tenant's electrical engineer shall thoroughly familiarize himself with these Building Standards, Landlord's plans, applicable local building codes, and existing job conditions. Tenant's electrical plans shall be prepared in full knowledge of and in compliance with these Building Standards, and all City, County, State and other governmental ordinances, rules, regulations, and codes relating thereto including, without limitation, the Energy Conservation Requirements of Title 24 of the California Administrative Codes (Title 24"). Tenant's electrical engineer shall be licensed in the State of California and qualified to prepare Tenant's electrical plans. Electrical plans prepared by other than a duly licensed electrical engineer will not be accepted by Landlord for review.

         2. Tenant's electrical engineer shall verify that the electrical service available to the Premises is adequate to satisfy Tenant's requirements.

         3. All Tenant's Work must be designed in order to comply with Title 24, and include the required signed statement of Title 24 design compliance written on Tenant's electrical plans.

         4. Landlord shall provide facilities for the delivery of 120/208 volt 3 phase power from a central distribution point located within the main electric room designated on Landlord's plans (the "Electric Room").

         5. Tenant shall extend service by feeder wires and conduits provided by Tenant to Tenant's Premises from the main electrical switch located in the Electric Room.

         6. Except for that portion of electrical work installed by Landlord as set forth in the Work Letter, Tenant shall install all electrical work necessary for the electrical distribution system within the Premises including, without limitation, the main electric disconnect switch, transformers, electrical panels, other disconnect switches, conduit, wire, light fixtures, controls, timers and time clocks, smoke detectors, alarms, and security systems. Tenant, at its expense, shall arrange and pay for electrical service and meters provided by the local electric utility company.

         7. Tenant's electrical contractor must provide temporary facilities from Tenant's panel and make application for electrical service to the local utility company for construction power. This should be the first Item accomplished within the Premises by Tenant. Landlord shall pay for utilities as provided in the Lease and Work Letter

         8. Transformers shall be floor supported and not suspended from the structure. Noise level should be a maximum of 50 dB average, measured a distance of one (1) foot from the case.

         9. Tenant shall connect Tenant's telephone and communications service by feeder wires and conduit as D. required to access Tenant's telephone backboard within the Premises.

         10. Tenant's electrical plans shall be submitted to Landlord as a part of the Tenant's Construction Documents Submittal (Section VIII below). Tenant's electrical plans shall include the following:

             a. Electrical floor plan at 1/8' scale or larger.

             b. Reflected ceiling plan showing all elements of the proposed design including lighting at 1/8" scale or larger.

             c. Electrical riser diagram which shall include, without
                limitation, the size of the main service switch, fuse size at main service switch, and wire size and type from main service switch.

             d. Electrical panel schedule, including circuit breaker sizes and all connected loads.

             e. Lighting fixture schedule which shall include type of lamps, mounting, wattages, quantities, and manufacturer's catalog number. Submittals shall also include catalog cuts of all light fixtures proposed for use by Tenant.

             f. Interior elevations and details sufficient for review of
                Tenant's electrical system.

             g. Tri-Water System control diagrams and schematics, as required by the Mechanical Criteria (Section VI.F below).

             h. Electrical load summary which shall include all connected and demand load calculations.

             i. Equipment and material specifications.

             j. Completed Form 5" and "Form 7" with required calculations as required by Title 24.

         11. Landlord shall review Tenant's electrical plans in accordance with the Tenant's Construction Documents Submittal for conformance with the provisions hereof. Where Tenant's electrical plans conflict with these Building Standards, the provisions of these Building Standards shall prevail. Landlord's approval shall not be deemed to certify that Tenant's electrical plans comply with building codes or other governmental requirements and shall not relieve Tenant and Tenant's Representatives of the responsibility to verify all job conditions including, without limitation, dimensions, locations and clearances. Tenant is responsible to obtain all necessary permits for the installation of Tenant's temporary power and other electrical work.

         12. Landlord shall notify Tenant in writing whether Tenant's electrical plans are approved or rejected by Landlord for specified deficiencies. Tenant's electrical engineer shall make all corrections to bring Tenant's electrical plans into compliance and resubmit in accordance with the requirements of the Tenant's Construction Documents Submittal.

   E.    Plumbing Criteria:

         1. Prior to the preparation of Tenant's plumbing plans and specifications for the Premises, Tenants plumbing engineer shall thoroughly familiarize himself with these Building Standards, Landlord's plans, all applicable local building codes, and existing job conditions. Tenant's plumbing plans shall be prepared in full knowledge of and in compliance with these Building Standards, and all City, County, State and other governmental ordinances, rules, regulations and codes relating thereto including, without limitation, requirements of Title 24. Tenant's plumbing engineer shall be licensed in the State of California and qualified to prepare Tenant's plumbing plans. Plumbing plans prepared by other than a duly licensed plumbing engineer will not be accepted by Landlord for review.

         2. Landlord shall provide piping laterals for domestic waste, sewer and venting stubbed to locations at each floor, or below the Premises in the case of sewer service, in sizes shown on Landlord's plans.

         3. Tenant's plumbing engineer shall verify that the plumbing and related services available to the Premises are adequate to satisfy Tenant's requirements.

         4. Tenant shall connect to and extend all piping as may be necessary for Tenant's Work from the stub-ins provided by Landlord.

         5. Tenant may provide equipment for the heating of domestic water. Water heaters may either by electric or an instant heat variety. Electric hot water heaters shall sit in metal drain pans connected to an overflow drain source arid have a pressure temperature relief valve discharging into a code approved point of disposal. All hot water heaters must conform with Title 24.

         6.  Plumbing fixtures and fittings shall be of commercial quality.

         7. Tenant shall ensure that all slab penetrations within the Premises are property sealed and remain water-tight to prevent possible damage from leakage. Tenant shall exercise caution during all core drilling activities to prevent damage caused by leakage and falling debris. Any damage resulting from core drilling by Tenant's Contractors shall be at the sole risk and expense of the Tenant.

         8. Tenant's plumbing subcontractor shall flush and chlorinate all domestic water piping within the Premises and provide a copy of the Test Certification before connecting to Landlord's domestic water system.

         9. Tenant's plumbing plans shall be submitted to Landlord as a part of the Tenant's Construction Documents Submittal. Tenant's plumbing plans shall include the following:

             a. Floor plan at 1/8" scale or larger that shows all fixtures and piping and all connections to Landlord's utility systems.

             b. Schematic diagram of winter service.

             c. Schematic diagram of sanitary service.

             d. Schematic diagram of condensate and water heater relief valve and drip pan drains.

             e. Schematic diagram of gas service, if applicable.

             f. Details of floor drains, clean-outs, fixtures and other plumbing sufficient for construction of Tenant's Work.

             g. Material and fixture specifications.

         10. Landlord shall review Tenant's plumbing plans in accordance with the Tenant's Construction Documents Submittal for conformance with the provisions hereof. Where Tenant's plumbing plans conflict with these Building Standards, the provisions of these Building Standards shall prevail. Landlord's approval shall not be deemed to certify that Tenant's plumbing plans comply with building codes or other governmental requirements and shall not relieve Tenant and Tenant's Representatives of the responsibility to verify all job conditions including, without limitation, dimensions, locations and clearances. Tenant is responsible to obtain all necessary permits for the installation of Tenant's plumbing work.

         11. Tenant's Contractors shall pressure test any piping systems prior to connection to the system installed by Landlord for the Building.

         12. Landlord shall notify Tenant in wring whether Tenant's plumbing plans are approved or rejected by Landlord for specified deficiencies. Tenant's plumbing engineer shall make all corrections to bring Tenant's plumbing plans into compliance and resubmit in accordance with the requirements of the Tenant's Construction Documents Submittal.

   F.    Mechanical Criteria:

         1. Prior to the preparation of Tenant's mechanical plans and specifications for the Premises, Tenant's mechanical engineer shall thoroughly familiarize himself with these Building Standards, Landlord's plans, all applicable local building codes, and existing job conditions. Tenant's mechanical plans shall be prepared in full knowledge of and in compliance with these Building Standards, and all City, County, State and other governmental ordinances, rules, regulations and codes relating thereto including, without limitation, requirements of Title 24. Tenant's mechanical engineer shall be licensed in the State of California and qualified to prepare Tenant's mechanical plans. Mechanical plans prepared by other than a duly licensed mechanical engineer will not be accepted by Landlord for review.

         2. Landlord will provide a two pipe water loop system for connection to the Tenant's water source heat pump(s). Tenant's mechanical engineer will design the Tri-Water System for the Premises based upon the system installed by Landlord for the Building. Tenant may install an auxiliary system as set forth in the Lease and Work Letter.

         3. Tenant's mechanical engineer shall verify that the mechanical services available to the Premises are adequate to satisfy Tenant's requirements. Tenant may install an auxiliary system as set forth in the Lease and Work Letter.

         4. Tenant shall not install any mechanical equipment which does not have a recognized service vendor in the Sari Diego area capable of rendering service and repair upon a four (4) hour notice during working hairs.

         5. All of Tenant's Tri-Water Systems shall be located within Tenant's Premises except an auxiliary system may be installed on the roof, subject to Landlord's approval. Tenant's Tri-Water System equipment, when supported from above, must be supported from the structural steel of the floor or roof above, with appropriate acoustical attenuation, rather than the deck. Support locations and methods shall be subject to the review of the Landlord's structural engineer.

6. Tenant's Tri-Water System must be connected to Tenant's smoke detector in order to shut down the Tri-Water System upon an appropriate signal from the smoke detectors, if required by code.

7. Sheet metal duct work shall meet the thickness and installation standards of SMACNA and should have smooth interiors with all seams, braces, stiffeners, and hangers on the outside of the duct work. Seismic bracing is to be provided per code and SMACNA standards. Flexible duct connectors should be double neoprene coated, 30 oz. glass fabric flexible connectors and should be properly connected to 24 gauge metal fitted on the duct connections at fan or at inlets and outlets. Dampers should be manually operated, opposed blade, and constructed of 24 gauge steel with locking quadrants.

8. Condensate drain piping not exceeding 3/4" in diameter may be piped into the tail piece of Tenant's toilet room lavatory. Piping of any larger. diameter shall be connected directly into the sewer system by method approved by Landlord or Landlord's architect. Copper condensate lines should be insulated to avoid line sweating.

9. Access through Tenant's ceiling for service and inspection of the mechanical equipment must be provided. Access may be through factory access panels or removable ceiling tiles.

10. Tenant's mechanical plans shall be submitted to Landlord as a part of the Tenant's Construction Documents Submittal. Tenant's mechanical plans shall include the following:

       a.   Air distribution duct work at 1/8" scale or larger.

       b.   Equipment schedule with specification.

       c.   Water piping showing valves and connection points.

       d.   Control wiring, including connections to work provided Landlord.

       e.   All connection details.

       f.   Three (3) copies of Tenant's Tri-Water System design calculations.

       g. Three (3) copies of the necessary calculations and "Form 4" and "Form 6" as required by Title 24.

11. Landlord shall review Tenant's mechanical plans in accordance with the Tenant's Construction Documents Submittal for conformance with the provisions hereof. Where Tenant's mechanical plans conflict with these Building Standards, the provisions of these Building Standards shall prevail. Landlord's approval shall not be deemed to certify that Tenant's mechanical plans comply with building codes or other governmental requirements and shall not relieve Tenant and Tenant's Representatives of the responsibility to verify all job conditions including, without limitation, dimensions, locations and clearances. Tenant is responsible to obtain all necessary permits for the installation of Tenant's mechanical work.

12. Landlord shall notify Tenant in writing whether Tenant's mechanical plans are approved or rejected by Landlord for specified deficiencies. Tenant's mechanical engineer shall make all corrections to bring Tenant's mechanical plans into compliance and resubmit in accordance with the requirements of the Tenant's Construction Documents Submittal.

Sprinkler Criteria

     1. Prior to the preparation of Tenant's sprinkler plans and specifications for the Premises, Tenant's sprinkler designer shall thoroughly familiarize himself with these Building Standards, Landlord's plans, all applicable local building codes, and existing job conditions. Tenant's sprinkler plans shall be prepared in full knowledge of and in compliance with these Building Standards, and all City, County, State and other governmental ordinances, rules, regulations and codes relating thereto. Tenant's sprinkler designer shall be licensed in the State of California and qualified to prepare Tenant's sprinkler plans. Sprinkler plans prepared by other than a duly licensed sprinkler designer will not be accepted by Landlord for review.

     2. Tenant's sprinkler designer shall verify that the sprinkler system available to the Premises is adequate to satisfy Tenant's requirements.

     3. Tenant's sprinkler plans and the system installed by Tenant's Contractors shall be acceptable to the Fire Marshall and the Fire Insurance Underwriters having jurisdiction in the City of San Diego.

     4. Landlord will provide a shell sprinkler system with laterals in the Premises as set forth in Landlord's plans.

     5. All sprinkler fire protection systems installed by Tenant's Contractors shall be listed as approved by the Underwriters' Laboratories, Inc., or approved by other appropriate nationally recognized testing laboratories, and of the latest design of the manufacturer.

     6.     All sprinkler heads are to be semi-recessed, chrome finish.

     7. All sprinkler piping installed by Tenant's Contractors shall be free of rust.

     8. Landlord shall review Tenant's sprinkler plans in accordance with the Tenant's Construction Documents Submittal for conformance with the provisions hereof. Where Tenant's sprinkler plans conflict with these Building Standards, the provisions of these Building Standards shall prevail. Landlord's approval shall not be deemed to certify that Tenant's sprinkler plans comply with building codes or other governmental requirements and shall not relieve Tenant and Tenant's Representatives of the responsibility to verify all job conditions including, without limitation, dimensions, locations and clearances. Tenant is responsible to obtain all necessary permits for the installation of Tenant's sprinkler work.

     9. Landlord shall notify Tenant in writing whether Tenant's sprinkler plans are approved or rejected by Landlord for specified deficiencies. Tenant's sprinkler designer shall make all corrections to bring Tenant's sprinkler plans into compliance and resubmit in accordance with the requirements of the Tenant's Construction Documents Submittal.

     10. In constructing or repairing the fire sprinkler system for the Premises, Tenant shall coordinate with Landlord when testing or draining the system for modifications. Tenant's Contractors shall be responsible to make any adjustments as required to secure all necessary approvals.

     VII.   CONSTRUCTION REGULATIONS

A. Tenant shall provide Landlord with copies of Tenant's construction contracts prior to the commencement of Tenant's Work. Landlord's review of Tenant's contracts in no way implies Landlord's approval of such contracts, Tenant's Construction Documents, or that the contracts properly reflect the requirements of these Building Standards.

B. Tenant's Contractors shall construct Tenant's Work in accordance with Tenant's Construction Documents which have been approved by Landlord and must comply with all City, County, State and governmental ordinances, rule, regulations and codes relating thereto. If the Premises have not been constructed in accordance with approved Tenant's Construction Documents, Landlord may refuse to permit Tenant to open the Premises for business until the Premises do so comply, but Tenant shall not be excused from the performance of all other obligations of Tenant under the Lease.

C. Tenant's Contractors shall construct the Premises in accordance with Tenant's Construction Documents as soon as practically possible, at Tenant's expense. Tenant and Tenant's Contractors agree to pursue Tenant's Work diligently to completion.

D. All work performed by Tenant or Tenant's Contractors shall be performed in a manner so as to avoid any labor dispute which results or could result in a stoppage or impairment of work, deliveries, or any other services in the Project. If there shall be any such stoppage or impairment or threat thereof as a result of any such labor dispute, Tenant shall immediately undertake such action as may be necessary to eliminate such dispute or potential dispute, including any of the following:

     1. Remove all disputants from the job site until such time as the labor dispute no longer exists;

     2. Seek an injunction in the event of a breach of contract between Tenant and Tenant's Contractors; and

     3. File appropriate unfair labor practice charges in the event of a union jurisdictional dispute.

E. Prior to the commencement of construction, Tenant's Contractors shall thoroughly familiarize themselves with all job conditions and the requirements outlined in these Building Standards.


F. Upon approval of Tenant's Construction Documents and permit application for the Premises by the applicable governmental agency, Tenant or Tenant's Contractors shall promptly pick up the building permit from said agency. Tenant will pay for the plan check and building permit fees required on the permit application and any other fees required in connection therewith. If required, Tenant shall apply for and obtain all approvals and permits from the County of San Diego Health Department and any other governmental agencies. Tenant shall provide Landlord a copy of Tenant's building permit and the Building Department approved set of Tenant's Construction Documents prior to first inspection.

G. Prior to entering the Project or starting construction, Tenant's Contractor must provide Landlord with the following:

     1.     Intentionally Left Blank

     1. A complete list with phone numbers of key personnel of Tenant's Contractors.

     2. A certificate of insurance evidencing the required insurance coverage.

     3. A construction schedule showing the work schedule, critical path activities, and anticipated completion of Tenant's Work, which schedule shall be subject to Landlord's approval.

     4. A copy of acknowledgments executed by Tenant's Contractors of an understanding or an agreement to comply with the requirements of these Building Standards.

     5.     Intentionally Left Blank

     6.     Intentionally Left Blank

H. Tenant Contractors shall not deviate from approved Tenant's Construction Documents without obtaining prior written permission from Tenant, Landlord, the City Building Department, and other governmental agencies having jurisdiction to approve same.

I. Tenant's Work shall be performed in a thorough, first class, and workmanlike manner and shall be in good and usable condition at the date of completion thereof.

J. Tenant's Contractors are responsible for scheduling inspections by the City of San Diego Building Department and other inspectors as required to comply with their requirements and all codes and regulations. A copy of all inspection reports shall be submitted available to Landlord at the Premises. In the event Tenant's Contractor are notified of violations of codes by any appropriate governmental authority or Landlord, Tenant's Contractors shall correct such violations within seven (7) calendar days from such date of notification.

K. Tenant's construction shall maintain a full-time superintendent or representative on site at all times when construction is being performed in the Premises.

L. Tenant's Contractors shall observe the following limitations in the conduct of Tenant's Work:

     1. No suspended loads will be attached to the underside of the floor or roof structure, with the exception of normal suspended ceiling, mechanical equipment, plumbing, electrical and telephone conduit, and light fixtures, without Landlord's prior written approval.

     2. No load shall be imposed upon any floor areas of the Premises in excess of the design life as set forth in the Lease and Work Letter.

M. Tenant's Work shall be coordinated with all other work being performed or to be performed by Landlord and other tenants of the Project to such extent that Tenant's Work will not interfere with, or delay the completion of any other work. Tenant's Contractors shall not damage, injure, interfere with, or delay the completion of any other construction within the Building. Tenant's Contractors shall comply with all procedures and regulations prescribed by Landlord for the integration of Tenant's Work with the work to be performed by Landlord and Landlord's Contractor in connection with the construction. Common Areas and the exterior of the Building must be kept clear of Tenant's and Tenant's Contractors' equipment, merchandise, fixtures, refuse and trash at all times. Any mechanical, electrical or plumbing items which need to be routed outside the Premises must have the written approval of Landlord and any tenant whose space the item will pass through.

N. Tenant's Contractors shall be responsible for the repair and replacements of any damage caused by Tenant's Contractors to any other contractor's work in any area of the Building, including cleanup after such corrective work. Tenant's Contractors shall be required to maintain continuous protection of adjacent premises in such a manner as to prevent any damage to such adjacent property and the improvements thereon. Tenant's Contractors shall promptly pay for the repair of any such property or improvements so damaged to restore it to its pre-damaged condition.

O. Before work commences, Tenant's Contractors shall be required to properly protect the Premises and Tenant's Work with lights, guard rails and barricades, and to secure Tenant's Work against accident, malicious mischief and theft.

P. Tenant's Contractor shall not use any space outside of the Premises and within or on adjacent sidewalks or street side for storage, handing or moving of materials and equipment, or for the location of any field office or facilities required for construction personnel without the prior written authorization of Landlord.

Q. Tenant's Contractors shall remove and dispose of all debris and rubbish caused by or resulting from Tenant's Work on a daily basis. Trash receptacles or carts will be allowed to be stored in the Common Areas as mutually agreed by the parties. Upon completion of Tenant's Work, Tenant's Contractors shall remove all temporary structures, surplus materials, debris and rubbish remaining with the Building which has been brought in or created as a result of Tenant's Work. If Tenant's Contractors shall neglect, refuse or fail to remove any temporary structures, surplus materials, debris and rubbish within twenty-four (24) hours after notice to Tenant from Landlord, Landlord may remove or cause same to be removed, and Tenant shall bear the cost of removal and hold Landlord harmless therefrom.

R. Tenant shall require that Tenant's Contractors and other agents cause all supplies, merchandise, materials, equipment or trash being delivered to or removed from the Premises across the Common Areas or within the elevators, which requires the use of dollies or hand trucks, to be transported on dollies or hand trucks with soft rubber tires.

S. Tenant and Tenant's Contractors shall comply with all applicable safety related laws, codes, rules and regulations governing the performance of Tenant's Work including all applicable safety regulations established by Landlord or Landlord's contractor. Tenant's Contractors shall take all necessary precautions to safeguard all workmen and the public from accident and to preserve all private and public property.

T. Tenant's Contractors shall be allowed to post signs on any part of the Premises in a reasonable manner in conformance with applicable restrictions.

U. Tenant's Contractors shall provide a fire watch whenever any welding is done in the Premises. The person performing the fire watch must remain within the Premises for at least one (1) hour after the completion of any welding.

V. All roof penetrations required by Tenant must be made by an agreed upon roofing contractor at Tenant's expense. Such penetration shall be subject to Landlord's approval as to construction details, size, configuration, location, and support.

W. Tenant's Contractors shall obtain approval from Landlord prior to penetrating any floor slab. Landlord's approval shall not relieve Tenant from responsibility for damage to Landlord's Work and/or any other tenant's work because of penetration by Tenant.

X. In addition to the requirements of the Lease, and without any limitation thereof, Tenant's Contractors shall (i) comply with all governmental rules and regulations including applicable OSHA standards and (ii) carry worker's compensation and public liability insurance (including property damage), with limits, in form and issued by insurance companies approved in advance by Landlord. Landlord, Tenant, Tenant's Contractor and/or subcontractors procuring the insurance shall be named insured (or named as additional insured) in each policy of said liability insurance, which policy shall have a cross-liability endorsement or its equivalent. Certificates evidencing the foregoing insurance shall be delivered to Landlord before any work is commenced by Tenant's Contractors and before any equipment and/or materials are moved into the Building.

Y. Tenant's Contractors shall guarantee that portion of Tenant's Work for which they are responsible against any defects in workmanship and materials for a period of not less than one (1) year after the date of completion of Tenant's Work. This guarantee shall include, without limitation, all expenses and costs incurred in the repair or replacement of the structure of the Building or the Common Areas should the Building or Common Areas be damaged or affected by the defective work, or by the repair or replacement of such defective work. All such warranties or guarantees as to materials or workmanship with respect to Tenant's Work shall be contained in a written agreement between Tenant and Tenant's Contractors. Tenant shall require Tenant's Contractors to include such guarantees in each subcontract, and all such guarantees shall be so written so that same shall inure to the benefit of both Tenant and Landlord, as their respective interests may appear, and so that same may be directly enforced by Tenant or Landlord. Tenant shall provide Landlord with an assignment or other assurance necessary to perfect Landlord's right to enforce any such guarantee.

AA. Tenant shall be required to settle and/or bond against any mechanic's or materialman's liens, or other similar liens, filed against the Building as a result of Tenant's Work in accordance with the provisions relating to such liens in the Lease and the Work Letter. Except to the extent caused by the Landlord's negligence or wrongful failure to make payments required under this Lease or Work Letter, Tenant shall reimburse Landlord in full and indemnify, defend, and hold Landlord harmless from and against any liability, cost or expense incurred by Landlord in connection with any such lien.

BB. Tenant `s Contractors shall keep the exterior Common Areas in an absolutely clean and neat condition at all times. If Tenant's Contractors violate this regulation on more than one (1) occasion, or fail to immediately cure such default, Landlord may prohibit Tenant's Contractors from entering the Building.

CC. Tenant's Contractors shall use restrooms only for personal functions. Cleaning of tools or painting equipment will not be allowed. Any utility sinks will contain water supply, but may not be used for tool or painting equipment cleaning or other construction work.

DD. Tenant's Contractors shall provide Landlord with a key for access to the Premises during construction for use in the case of emergencies, and permit the construction of service lines by other tenants, which service lines have been approved by Tenant.

     VIII. TENANT'S CONSTRUCTION DOCUMENT SUBMITTAL

     A.     Tenant's preliminary plans and specifications:

         1. Tenant shall submit to Landlord for Landlord's approval three (3) sets of preliminary drawings of Tenant's improvements prepared by Tenant's Architect, which drawings shall indicate Tenant's proposed improvements including, without limitation, floor plans (scale 1/8" = 1'0") describing in reasonable detail the layout of the interior partitions, signage, materials to be used, and indicating the proposed use of each enclosed area.

   B.    Tenant's Construction Documents

         1. After Landlord's approval of Tenant's preliminary design drawings, Tenant shall, at Tenant's expense, submit to Landlord for approval three (3) sets of plans and one (1) set of reproducible plans of Tenant's Construction Documents prepared by Tenant's Architect describing the improvements to be completed in the Premises including, without limitation, floor plans (scale 1/8" = 1'0"); elevations, interior partitions; trade fixtures; reflected ceiling plan, including ceiling height(s); location, size and details of signage; areas of unusual floor loading; specifications of all mechanical, plumbing, electrical, telephone, security and sprinkler systems, including the details of the hookup of these systems to LandIord's Work; and all other improvements to be performed by Tenant as a part of Tenant's Work. Details shall be included as required by Section Vl of these Building Standards for each component addressed therein.

         2. Construction of the improvements specified on Tenant's Construction Documents shall not commence until Tenant's Construction Documents have been approved by Landlord in writing.

         3. If Landlord approves Tenant's Construction Documents and there is a conflict between the Building Standards and the Construction Documents as approved, to the extent the conflict does not affect health and safety or the structural integrity of the Building, the Construction Documents shall control.

         4. Any additional changes, expenses or costs (including architects' fees, consultants' fees and attorneys' fees) arising by reason of any subsequent change, modification or alteration of Tenant's Construction Documents, made at the request of Landlord, shall be at the expense of the Tenant. No changes, modifications or alterations shall be made to Tenant's Construction Documents without the prior written consent of Landlord.

         5. Landlord's approval of Tenant's Construction Documents or any work or installation made by Tenant shall not constitute a warranty or representation by Landlord that Tenant's drawings, work or installations comply with the requirements of any applicable law, ordinance or regulation, or are safe, sound, merchantable or fit for the purpose intended. Landlord shall have no liability to Tenant in the event Tenant is required to change its drawings or Tenant's Work after the approval thereof by Landlord on account of the failure of such drawings or Tenant's Work to meet applicable governmental requirements or in the event that such drawings or Tenant's Work, directly or indirectly, are defective cause injury to persons or property.

         6. Tenant shall furnish to Landlord one (1) complete set of red-lined Construction Documents (plans and specifications) indicating the as-built conditions within thirty (30) days after completion or Tenant's Work. If any clarifications or additions to the as-built plans and specifications are required by Landlord, Tenant shall cause such revisions to be completed within thirty (30) days after request therefor.

IX. TENANT IMPROVEMENT STANDARD SPEClFICATIONS

   A. These Tenant Improvement Building Standards Specifications have been developed as guidelines to establish the minimum standards for materials, product systems or procedures for improvements made to the Premises. The materials or product systems referenced herein are not all inclusive and may be modified by local codes, governmental agencies having jurisdiction, the Landlord or Tenant (with Landlord's written permission).

   B. Materials, products or systems referenced in this Section will be adhered to by Tenant, Tenant's consultants and Tenant's Contractor unless alternates or substitutions have been authorized by the Landlord in writing. Non-proprietary materials, products or systems referenced in these specifications must be submitted to the Landlord for review and approval. The Landlord reserves the right to reject materials, products or systems that, in the Landlord's reasonable opinion, do not meet or exceed the intended level of building standards for a comparable building as listed in Exhibit P to the Lease.

   C.    Product/Materials Specifications

         1.    Interior Partitions (*)
               2 1/2" X 25 GA. metal studs at 24" o.c. with 5/8 type 'X' gypsum board each side. Height from floor to underside of suspended ceiling or 6" above ceiling. Brace partitions with 2 1/2" x 25 GA metal stud kickers at 48" o.c. (maximum). Texture with medium orange peel finish.

         2.    Column Wrap (*)
               1 5/8" x 25 GA (minimum) metal furring at 24" o.c. with 5/8" gypsum board, one side. Height from floor to 6" above suspended ceiling. Texture flat and smooth.

         3.    Public Corridor Entry Doors (*)
               Single leaf or pair of doors, 3'0" x 8'0" x 1 3/4" solid core wood with premium grade hardwood face veneer (balanced and rift cut, free of hearts) to match existing doors with natural finish. Frame to be extruded aluminum with dear finish. Door and frames to be 20 minute labeled. For hardware use the following:

               4   Butt Hinges (4.5 z 4.5) Ball Bearing (32D)
               pr. Lockset - Sargent 8100, level LNH, Function F04, (finish 32D)
               1   Closer- Sargent 350, aluminum finish
               ea. Astregal - Ultra WS 011, aluminum
               2   Flush bolts - DCI 900 Series (32D)
               ea. Coordinator - DCl, 600 Series
               1   Wall Bumper - Ives 409 1/2 (SS)
               ea. Smoke Seals
               1
               set
               1
               ea.
               2
               ea.
               1
               ea.

         4. Interior Doors (*) 3'0" x 8'0" x 1 3/4" solid core wood door, paint grade. Door frames to be extruded aluminum with clear finish. For hardware use the following:

               2 pr. Butt Hinges (4.5 x 4.5)
               1 ea. Lockset - Sargent 10 line. Lever LLJ, function F75, (26D)

               1 ea. Wall Bumper - Ives 409 1/2 (SS)

               1 Mutes set

         5.    Office Light Fixtures
               2' x 4' recessed fluorescent fixtures with 3 lamps and 18 cell parabolic lens, aluminum finish.

         6.    Corridor Light Fixtures
               2' x 2' recessed fluorescent fixtures with 2 'U' lamps and 9 cell parabolic lens, aluminum finish.

         7.    Light Switch
               Two (2) single pole, 20 amp, 120/205 V with ivory colored face plate.

         8.    Electrical Wall Outlets
               Duplex Outlet, Three Prongs with ivory colored face plate.

         9.    Telephone Wall Outlet
               2" x 4" (minimum) box with single gang plaster ring and pull string (stub only). Cover plate to be ivory colored.

         10.   Electrical Supply Panel
               Feeder wire and one (1) 125A, 24 circuit load center.

         11.   Exit Signs (if required)
               Green block letters (6" high with 3/4" stroke) over white background and painted frame with battery powered backup.

         12.   Acoustic Ceilings
               A ceiling that has a consistent appearance as viewed from the exterior of the Building.

         13.   Carpet
               Carpet to be manufactured by Designweave, Courtyard 36 oz. Zafgtron CFN. Glue carpet directly to floor.

         14.   Vinyl Composite Tile Armstrong 1/8" Excelon or equal.

         15.   Resilient Base
               2 1/2" high rubber top-set or cove base manufactured by Roppe or equal.

         16.   Painting
               One primer plus two finish coats (flat or semi-gloss latex) Frazee paints. Color to be selected from standard finish board.

         17.   Window Coverings (') Required at all Exterior Windows
               Window Coverings that have a consistent appearance as viewed from the exterior of the Building.

         18.   Fire Extinguisher
               J.L Industries, stock cabinet with ABC #5.

         19.   Tri-Water System
               See Section Vl for Mechanical Criteria

   E. Building standards for this project are based on products, materials and assemblies noted in the preceding Section and finish color boards. Changes to pre-selected finishes or alterations to quantities specified herein will constitute additional services. Landlord's consultants will be compensated for additional services on a per project basis.





                                HNC SOFTWARE INC.

                                   Exhibit "E"

                            RULES AND REGULATIQNS FOR
                             PACIFIC CORPORATE PARK

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress or egress.

2. No awnings or other projections shall be attached to the outside walls of the Premises.

3. The sashes, sash doom, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Premises shall riot be covered or obstructed, nor shall any bottles, parcels or other items be placed on the windowsills. Neither the interior nor the exterior of any windows shall be coated or otherwise sunscreen' without Landlord's prior written consent.

4. No sign, advertisement or notice shall be exhibited, painted or affixed by Tenant on any part of, or so as to be seen from the outside of, its Premises or the Premises without Landlord's prior written consent. In the event of Tenant's violation of the foregoing, landlord may remove the same without any liability and may charge the expense incurred for such removal to Tenant. All signs whether on doors, directories or elsewhere, shall be inscribed, painted or affixed for Tenant by Landlord at the expense of Tenant, and shall be of a size, color and style acceptable to Landlord.

5. Directories for the Premises will be provided exclusively for the display of the name and location of Tenant only; and Landlord reserves the right to exclude any other names therefrom, and each and every name in addition to the name of Tenant placed upon such bulletin board or directory, shall be subject to Landlord's prior written consent (and if approved by Landlord, all costs therefor shall be paid by Tenant). Tenant shall pay for the removal of any such listings or representations upon its departure from its Premises.

6. All doors that open into public corridors shall be kept closed, except when being used for ingress and egress.


7. Tenant shall not mark, paint, drill or bore into, cut or string wires in, lay linoleum or other floor coverings in, or in any way deface any part of its Premises or the Premises, except with Landlord's prior written consent and as Landlord may direct.

8.   Intentionally left blank

9. No window or other air conditioning or heating units or other similar apparatus shall be installed or used by Tenant without Landlord's prior written consent. Tenant shall riot be permitted upon the roof at any time.

10. The water, restrooms and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, rags or other substances stored therein. All damages resulting from any misuse of the fixtures by Tenant or its servants, employees, agents, visitors or licensees shall be paid by Tenant. Tenant shall exercise extraordinary care and caution to insure all water faucets or water apparatus in the Premises are entirely shut off before Tenant, its employees, agents or visitors leave the Premises and that all electricity, gas or air conditioning to the Premises is carefully shut off when the Premises is not in use so as to prevent waste or damage.

11. Unless Tenant is leasing an entire Building all movement of freight, furniture, safes or other heavy or bulky items ("Heavy Items") shall be moved prior to 7:00 a.m. or after 6:00 p.m. or on Saturday, Sundays or Holidays. Tenant shall notify Landlord in writing the day before any heavy items which may cause noise, jar or, tremor to the floors or walks which may injure the Premises or Building.

12. Neither Tenant nor its servants, employees, agents, visitors or licensees shall at any time bring or keep upon the Premises any flammable, combustible or explosive fluid, chemical or substance, except for a reasonable quantity of such material reasonably necessary for the conduct of Tenant's business.

                                   EXHIBIT E

13. The Premises shall not be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the permitted use of the Premises set forth in the Lease. Tenant shall not, without Landlord's prior written consent, occupancy or permit any portion of the Premises to be occupied or used for the manufacture or sale of liquor or tobacco in any form, or as a barber or manicure shop, or as an employment bureau. The Premises shall not be used for lodging or sleeping.

14. Tenant shall not interfere with occupants of neighboring premises or the other adjacent Building.

15. No bicycles, vehicles, birds or animals of any kind shall be brought into or kept in or about the Premises except as permitted in the Lease or the Work Letter. Tenant shall not cause or permit any unusual or objectionable odors to be produced in or emanate from the Premises.

16. All hand trucks or other moving equipment used in the Building shall be equipped with rubber tires and side guards.

17. No vending or coin operated machines shall be placed within the Premises without Landlord's prior written consent.

18. No person shall be employed by Tenant to do Janitorial work in any part of said Premises without Landlord's prior written consent. Any person employed by Tenant to do janitorial, maintenance or similar work with Landlord's consent shall, while in the Premises, be subject to and under the control and direction of Landlord or its agent or representative (but not as an agent or servant of Landlord) and Tenant shall be responsible for all acts of such persons.

19. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's discretion tends to impair the reputation of the Building or Project or its desirability as an office park, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

20. Canvassing, soliciting and peddling in the Premises are prohibited and Tenant shall cooperate to prevent same.

21.  Intentionally left blank.

22. Landlord reserves the right to exclude or expel from the Premises any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of the Rules and Regulations of the Premises.

23. It is understood and agreed between Landlord and Tenant that no assent or consent to any waiver or any part hereof by Landlord in spirit or letter shall be deemed or taken as made except if same is done in writing by Landlord except as provided in the Lease.

24. Landlord reserves the right at any time to change or rescind any one or more of these Rules or Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be reasonably necessary for the management, safety, care and cleanliness of the Premises and Premises, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein, provided that such changes do not adversely affect Tenants use, enjoyment, access of or to the Premises. Landlord shall not be responsible to Tenant herein or to any other person for the nonobservance of the Rules and Regulations by any other tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition to its occupancy of the Premises.




Exhibit F:


                            Weather Engineering, Inc.


April 6, 1993




Roel Construction Co.
2366 Kurts Street
San Diego, California 92130

Attn:        Terry Arnett

Re:   Pacific Corporate Park
      5930 and 5935 Cornerstone Court
      HVAC System

Dear Terry:

The subject buildings are serviced by a "Tri-Water" water source heat pump system. The central plant, which houses a separate cooling tower, boiler and recirculating pump for each building, is located in the parking area north of building A. The condenser water is piped underground to each building and connected to the fire sprinkler system which is routed throughout both buildings. The individual water source heat pumps are then connected to the fire sprinkler piping as a part of the tenant improvement.

The cooling towers installed are rated @ 350 GMP which would provide the equivalent of approximately ?? tons of air conditioning capability for each building. There is a 4 wire energy management loop that is routed from the central plant to each building for connection to future tenant Water Source Heat Pump ("WSHP") units. This allows the tenant to communicate with the central plant .a provide after hours cooling.

As part of the tenant improvement buildout, the following should be utilized as guidelines for a minimum standard:

       1. Suspend WSHP units above the ceiling utilizing 1 in. spring isolation for vibration and sound attenuation.

       2. Type L copper piping with hard solider should be utilized for the condenser water piping to the individual WSHP units. Automatic flow controls are required for each unit.

       3. The return air must be ducted and both supply and return ducts must be insulated.

       4. Rigid duct to be utilized with flex duct on the last 7 ft. only.

       5. Check valves must be installed on the condenser piping to the ndividual WSHP units.

       6. Duct shall be sized at .1 in. pressure drop per 100 ft. of duct.

       7. Perimeter and interior zones shall not be combined.

       B. WSHP units shall be equivalent to Carrier, Trane or AAF.

       9. Outside air shall be provided @ 20 CFM/person.

Should you have any additional questions or comments, please do not hesitate to call.

Sincerely,




Greg Davis,
Weather Engineering, Inc.

                                   EXHIBIT F1


                      Walsh Engineers Letter dated 4/29/93

        (To request a copy of this exhibit, please contact the Company.)





                                   EXHIBIT G


                      Building Security Service Agreement

        (To request a copy of this exhibit, please contact the Company.)





                                   EXHIBIT G1


                  Pinkerton's Inc. Schedule of Patrol Service

        (To request a copy of this exhibit, please contact the Company.)

Exhibit H:



Recording Requested By:



When Recorded Mail To:

PacCor Partners
11939 Rancho Bernardo Road, Suite 200
San Diego, California 92128

                   (Space above this line for recorder's use)

                            NON-DISTURBANCE AGREEMENT

THIS AGREEMENT, is dated as of the _____ day of ____________________, 199__, by and between ______________________________________("Lender") and LINSCO/PRIVATE
LEDGER, a ____________________ corporation ("Tenant") with respect to the following recitals:

                                    RECITALS

       A. Tenant has entered into an Office Lease dated _______________, 199___ ,("Lease")
with PACCOR PARTNERS, a California corporation ("Landlord") as Landlord for certain real property described on Exhibit "A" attached hereto ("Premises"); and

        B. Lender is the Beneficiary under that certain Deed of Trust dated February ZB, 1990, and recorded March 2, 1990, in Recorder's File No. 90-1 12897, Official Records of the County of San Diego, State of California, which constitutes a lien on the Premises ("Deed of Trust").

        NOW, THEREFORE, far valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1. Lender agrees that

                       Unless Tenant is in material breach of the Lease, Tenant shall not be named or joined as a party defendant or otherwise in any law suit, action or proceeding under the Deed of Trust or to enforce any rights of Lender under the Deed of Trust or under any note or other obligation secured thereby;

               (b) So long as Tenant is not in default (beyond any period given Tenant to cure such default) in the payments of rent or in the performance of any of the terms, covenants or conditions of the Lease on Tenant's part to be performed, possession of the Premises by Tenant, and the enjoyment of all rights, privileges and entitlements under the Lease, shall not be disturbed, affected or impaired by (i) any lawsuit, action or proceeding under the Deed of Trust, or the note or any obligation secured thereby, (ii) any foreclosure under the Deed of Trust or the enforcement of any rights of Lender thereunder, (iii) any sale of the Premises under the Deed of Trust or in lieu of any foreclosure thereof, and (iv) any default under the Deed of Trust, or the note or any obligation secured thereby; and

                (c) All condemnation awards and/or insurance proceeds paid or payable regarding the Premises or any part thereof shall first be applied to any repairs and restoration of the Premises required by the Lease,

         2. If Lender or any other person should become fee owner of the Premises by reason of the foreclosure of or sale under the Deed of Trust or otherwise, the Lease shall continue in full force and effect, with or without the execution of a new lease as a direct lease between Tenant and the then fee owner of the Premises, upon all of the same terms, covenants or provisions contained in the Lease and the then fee owner of the Premises, together with all of the rights and privileges therein contained, between such fee owner of the Premises and Tenant for the balance of the term of the Lease; and Tenant agrees to attorn to and accept such fee owner of the Premises as the Landlord under the Lease and to be bound by and to perform all of the obligations imposed by the Lease upon the Tenant thereunder and Lender, its successors or assigns, or any purchaser at a foreclosure or trustee's sale or otherwise will not disturb the possession of Tenant and will be bound by all of the obligations imposed by the Lease upon the Landlord, provided, however, that Lender, or any purchaser at a foreclosure or trustee's sale or otherwise shall not be:

         (a) liable for any act or omission of a prior Landlord (including Landlord); or

         (b) subject to any offsets or defenses which Tenant might have against any prior Landlord (including Landlord) except for the Space Plan Allowance (Section 5.1 of the Lease), Tenant Improvement Allowance (Section 1.10 of the Lease), Refurbishment Allowance (Section 5.7 of the Lease), Security Deposit Amount (Sections 1.8 and 4.5 of the Lease), Relocation Consultant fee (Section 5.6), Moving Allowance (Section 17.1 of the Lease), and Broker's Commission (Section 16.1 of the Lease).

     3. The terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

     4. Upon the written request of either Tenant or Lender given to the other at the time of a foreclosure of the Deed of Trust or sale under power of sale therein contained or conveyance in lieu of foreclosure, and if no default then exists under the terms conditions and provisions of the Lease on the part of the requesting party, Tenant and Lender agree to execute a lease of the premises demised by the Lease upon the same terms an conditions as the Lease between Landlord and Tenant, which lease shall cover any unexplored term of the Lease existing prior to such foreclosure, trustee's sale or conveyance in lieu of foreclosure.

     5. Subject to the nondisturbance provisions of the Lease, the Lease now is, and shall at all times continue to be, subject and subordinate in each and every respect to the Deed of Trust.

     6. Tenant and Lender may each rely upon the terms and provisions of this Agreement.

        LENDER"                                             "TENANT"

       THE PAUL REVERE LIFE                      LINSCO/PRIVATE LEDGER, a
       INSURANCE COMPANY, a                      California corporation
       Massachusetts corporation

       By:                                       By:
          ----------------------------              ----------------------------
                                                 Its
                                                     ---------------------------

                                    EXHIBIT I

                           LEASE ESTOPPEL CERTIFICATE

Re: Office Lease between PacCor Partners ("Landlord") and Linsco/Private Ledger ("Tenant") dated ____________________________ ("Lease")

Area: Approximately 48,984 square feet ("Premises")

Dear Sir or Madam:

The undersigned Landlord and Tenant of the above-referenced Lease hereby ratify the Lease and certify to _______________________________("Lender") with knowledge that Lender is relying on this certificate in making a mortgage loan on the property of which the Premises as set forth in the Lease is a part, as follows:

    1.   The term of the Lease commenced on ______________________________,
         19__, and the Tenant is in full and complete possession of the Promises and has commenced full occupancy and use of the Premises, such possession have been delivered by the Landlord and having been accepted by the Tenant.

    2. The Tenant is paying monthly installments of rent of $______________ which commenced to accrue on the _________ day of _______________ , 199___.

    3. No advance rent or other payment ha. been made in connection with the Lease, except rent for the current month and there is no rent abatement, waived rent or other concession under the remaining term of the Lease except as follows ___________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

    4.   Rent has been paid to and including ______________________ , 19 ____ .

    5. A security deposit in the amount of $ _________________ is being held by Landlord, which amount is not subject to any set-off or reduction or to any increase for interest or other credit due to Tenant.

    6. All obligations and conditions under the Lease to be performed to date by Landlord or Tenant have been satisfied.

    7. The Lease is a valid lease and in full force and effect and represents the entire agreement between parties. There is no existing default on the part of the Landlord or the Tenant in any of the terms and conditions thereof and no event has occurred which with the passing of time or giving of notice or both, would constitute an event of default. The Lease has not been amended, modified, supplemented, extended, renewed or assigned except as follows:
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

    8. The Lease provides for a initial term of __________ months; the term of the Lease expires on the _________ day of _________________________,
         1999 ____ ; and neither the Lease nor any amendment , modification, amendment, modification, supplement extension renewal or assignment (if any), contain any option for any additional term or except as follows:
         _______________________________________________________________________
         _______________________________________________________________________
         _______________________________________________________________________

    9. Except as provided by the Lease Landlord has not rebated, reduced or waived any amounts due from Tenant under the Lease, either orally or in writing, nor 'has Landlord provided financing for, made loans or advances to, or invested in the business of Tenant.

    10. Tenant agrees not to prepay rent more than one (1) month in advance without Lender's written approval and agrees to give Lender notice and reasonable opportunity (without obligation) to cure any default by Landlord, before exercising its rights under the Lease.

    11. The Lease does not contain, and Tenant does not have any outstanding option or right of first refusal to purchase the Premises or am part thereof or the property of which the Premises are a part.

    12. To the best of Tenant's actual current knowledge, there is no apparent or likely contamination of the property or the Premises by Hazardous Materials, and Tenant does not use, nor has Tenant disposed of Hazardous Materials in violation of Environmental Laws on the property of Premises. "Hazardous Material" shall mean any flammable substances, explosives, radioactive materials, hazardous wastes, toxic substances, pollutants, pollution, or related materials or other substances regulated by any of the Environmental Laws. "Environmental Laws" shall mean federal, state or local laws, ordinances, rules, regulations or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous materials, except for substances which are customarily used or found in typical offices, including without limitation copier and printer toner, cleaning supplies, correction fluid and ink.

    13. There are no actions, voluntary or involuntary, pending against the Tenant under the bankruptcy laws of the United States or an) state thereof.

    14. This certificate shall inure to the benefit of Lender, its successors and assigns and shall be binding upon Tenant and Tenant's heirs, successors and assigns. This certificate shall not be deemed to alter or modify any of the terms, convenience or obligations of the Lease, except to the extent specifically set forth herein.

    15. The entity, person, and/or office executing this certificate is empowered by action, resolution, or at law to execute the same.

           Date:                                 Date:

           Tenant:
           LINSCO/PRIVATE LEDGER, a
                                   corporation

           By-.

Landlord:
PACCOR PARTNERS, a
California corporation

 By: PacCor
     Management
     Company a
     general partner

By:
   --------------------------------------------
   Its

                            JANITORIAL Specifications

A. Daily - All Common Areas and Tenant Spaces - Five (5) days per week, Sunday through Thursday

    1. Dust desks (using care not to disturb paperwork), chairs and all other office furniture.

    2. Clean glass desk tops.

    3. Vacuum all carpeted areas, using care around wood furniture.

    4. Dust mop all interior tile surfaces, then damp mop.

    5. Sweep exterior entrance to building, then hose down.

    6. Clean all tables, sinks and counter tops in kitchen area.

    7. Return furniture to proper position.

    8. Remove trash, change liners as needed in offices, lobbies and exterior trash receptacles.

    9. Deposit trash to designated trash dumpster.

    10. Clean all ash trays and sand urns.

    11. Spot clean walls, doors and baseboards.

    12. Spot clean around wall switches.

    13. Dust window sills.

    14. Police all balconies, spot clean as needed.

    15. Clean elevator wall surfaces, call buttons, door tracks, polish stainless steel.

    16. Police service entrance, if applicable.

    17. Police stairwells and landings to remove debris, sweep and mop as necessary. Wipe down hand rails.

    18. Clean both sides of lobby glass doors.

    19. Vacuum elevator carpet. ED hibit J 06/17/93

    20. Dust, mop if necessary, mail area iii lobby.

    21. Empty and wipe out all waste paper receptacles in restrooms.

    22. Empty all sanitary napkin containers and replace insert.

    23. Clean, sanitize and polish all restroom fixtures and stock dispensers, including disinfecting underside and tops of toilet seats.

    24. Spot clean tile walls and toilet partitions.

    25. Spot clean walls around wash basins.

    26. Wet mop floors with germicidal salivation using a two bucket wash/rinse.

    27. Refill soap, towel, tissue and seat cover dispensers, as needed.

    28. Clean shower and disinfect.

    29. Wipe down exercise equipment and mats.

    30. Secure all exterior doors upon corn deletion of duties.

B. WEEKLY - All Common Areas and Tenant Spaces

    1. Concentrated carpet cleaning. Move furniture and plants that can be moved in order to reach all comers and edges.

    2. Dust ledges and window sills.

    3. Brush down all air conditioning vents.

    4. Use lint brush on all upholstered furniture.

    5. Clean and polish drinking fountains.

    6. Spot clean all carpeted areas.

    7. Dust picture frames and all wall hangings.

    8. Damp mop and buff all tile surfaces.

    9. Clean tenant glass in all occupied areas.

    10. Dust and spot clean all baseboards

    11. Clean both side of toilet partitions

    12. Remove finger prints from woodwork, walls and partitions

    13. Dust chair legs and bases of furniture, door frames, etc

    14. Clean mirrors in exercise room.

    15. Disinfect all athletic facility equipment

    16. Sweep all exterior walkways

    17. Remove gum from common walkways

    18. Empty trash dumpsters and clean dumpster area

C. Monthly - All Common Areas and Tenant Spaces

    1. Oil all stained wood doors using products approved by Landlord and polish wood furniture

    2. Remove finger prints and smudges from light fixtures

    3. Polish stainless steel in elevators, including ceiling, if applicable

    4. Sweep and damp mop all stairwells and landings

    5. Wipe ledges and handrails in stairwells

    6. Clean light fixtures in stairwells

    7. Dust all high areas

    8. Wipe down all plastic and leather furniture

    9. Thoroughly vacuum upholstered furniture

    10. Interior and exterior lighting to be checked and all necessary bulbs replaces

    11. Strip, machine scrub and reapply Landlord approved finish to all tile floors

D. Quarterly - All Common Areas and Tenant Spaces

    1. Wipe metal framework around doors and windows

    2. Lift desk pads where possible and vacuum under desks

    3. Dust vertical blinds

    4. Clean(acid wash if necessary) exterior entrance walkway to main lobby

    5. Clean all exterior building glass

E. Semi-Annually - All Common Areas and Tenant Spaces

1.   Wash all vinyl baseboards

2.   Wash all vinyl wall coverings


                                   EXHIBIT K

                     Covenants, Conditions, & Restrictions

        (To request a copy of this exhibit, please contact the Company.)


                                   EXHIBIT L

                                     Sign 1

        (To request a copy of this exhibit, please contact the Company.)



                                   EXHIBIT M

                              Floor-Bearing Loads

        (To request a copy of this exhibit, please contact the Company.)


                                   EXHIBIT N

       Amended Planned Industrial Development ("PID") Permit No. 85-0830

        (To request a copy of this exhibit, please contact the Company.)


                                   EXHIBIT O

                                Insurance Quotes

        (To request a copy of this exhibit, please contact the Company.)


                                   EXHIBIT P

          List of Comparable Buildings to Determine Fair Market Value

        (To request a copy of this exhibit, please contact the Company.)



                             GLOSSARY OF TERMS USED


This Glossary is included for reference purposes only. In the event of an inconsistency behveen definition contained in this Glossary and any definition contained in the body of the Lease, the Le shall control.

 Defined

 IN LEASE

6.3 Actual Statement. Written statement setting forth the actual Lease Expenses Difference allocable to such Lease Yeai

7.3 ADA: Americans With Disabilities Act 42 U.S.C. Section 1281 et. seq,

1.11 Additional Insureds: PacC3r Partners, a California general partnership (Landlord); PacCor Management Company, a California corporation (A general partner); PR Land Corp., a Del; corporation (a general partner r)

4.1(b) Additional Rent. means all Monthly Payments and Lease Expense Difference which Ten-required to pay to Landlord under 5 6 of the Lease

1.2 Adjacent Building: Building located at 5930 Cornerstone Court West, San Diego, Califom

7.9(a) Alterations: Any alterations improvements, repairs, additions, installations, or changes of nature in or to the Premises, individually and collectively

11.1(b) Assignment of Lease. enumerated in 11.1(b) (i) thru (v)

17.2 AVAILABILLFY Notice: Landlord's notice to Tenant whenever an Expansion Space becomes, expected to become, available

10.1(c) Award. All compensation, slims or anything of value awarded, paid, or received on A total partial Condemnation of the project

           1.7; 4.2 Base Rent Base Rent shall be payable monthly in accordance with the "Schedule of 4.2 Base Rent" set forth in Section 4.2, beginning at an initial monthly rate of $48,984.00 for months and $64,169.04 for months B I-120

                     Base Year. 12 month period commencing on the first day of the calendar month

           6.1(a) immediate following the Commencement Date and ending on the day prior to the first anniversary of st Date

                     BOMA Standards "Method for Measuring FIoor Area in Office Buildings", published by

           6.1(g) Bu Owners & Managers Association International Standard as ANSI 265.1-19SQ (Reaffirmed 1'. Approved June 21, 1989 by American National Standards Institute Inc.

           1.2 Building; located at 5935 C(,merstone Courl West, San Diego, California

                     Building Operating Expense: all costs and expenses paid or incurred by Landlord or 6.1(b) on Landlord's behalf with respecl to the maintenance and operation of the Building which belong the following categories (abbreviated): items
                     (i) thru (xvii) and excluding items (A) thru (N)

10.1(d) Condemnor. Any public or quasi-public authority, or private corporation or individual, having the power of Condemnation

          6.4 Controllable Operating Expenses: Landscaping maintenance, parking lot sweeping, plumbing, Tri-Water System maintenance, janitorial services and supplies, trash removal, security and life safety, pest control, elevator maintenance, parking and walkways, locks and keys, window washing, lighting maintenance, roof maintenance, painting and sealing, general maintenance, paving maintenance, windows, doors, screens, signs, common area maintenance and management fees

          5.5 Corrections List: A list written by Landlord and given to Tenant at the conclusion of a walk-through of the Premises and conducted within 5 days after Substantial Completion, of any items not completed in accordance with the Lease, Work Letter, construction documents, construction contracts, Building Standards and/or other applicable codes, laws, regulations or standards

          16.1 Cushman: Cushman Realty Corporation, Tenant's exclusive agent

          10.1(b) Date of Taking: The date the Condemnor has a right to possession of the property being condemned

          10.4 Determination Date: The date upon which the nature and the extent of the taking in a Condemnation proceeding have been determined

          6.3 Estimated Statement: Written statement setting forth Landlord's estimate of the amount by which the Lease Expenses for the upcoming Lease Year will be greater or less than the Lease Expenses for the Base Year

          1.13       Exhibits:

                        Exhibit "A" (Section 1.3): Description of Premises;

                        Exhibit "B" (Section 1.2): Description of Real Property;

                        Exhibit "C" (Section 5.1): Work Letter;

                        Exhibit "D" (Section 5.5): Building/Tenant Improvement
                          Standards for Pacific Corporate Park;

                        Exhibit "E" (Section 7.14): Rules and Regulations;

                        Exhibit "F" (Section 7.13): Tri-Water System;

                        Exhibit "F1" (Section 7.13a): Walsh Engineers Letter
                          dated 29/93;

                        Exhibit "G" (Section 7.16): Building Security Service
                          Agreement;


                        Exhibit "G1" (Section 7.16): Pinkerton's Inc. Schedule
                          of Patrol Service;

                        Exhibit "H" (Section 13.4): Non-Disturbance Agreement;

                        Exhibit "I" (Section 13.3): Estoppel Certificate;

                        Exhibit "J" (Section 7.15): Janitorial Specifications;

                        Exhibit "K" (Section 7.7): Covenants, Conditions &
                          Restrictions;

                        Exhibit "L" (Section 7.7): Signs;

                        Exhibit "M" (Section 7.5): Floor-Bearing Loads;

                        Exhibit "N" (Section 7.7): Amended Planned Industrial
                          Development ("PID") Permit No. 85-0830;

                        Exhibit "O" (Section 8.2): Insurance Quotes;

                        Exhibit "P" (Section 4.4): List of Comparable Buildings
                          to Determine Fair Market Value

           17.2 Expansion Space: Within the first 18 months of the Term any rentable space in the Adjacent Building which was previously leased and becomes vacant, and commencing on the 19th month of the Lease it shall mean any rentable space in the Adjacent Building

           3.1 Expiration Date: The last day of the initial Term, to be confirmed in writing by Landlord and Tenant within 15 days after the Commencement Date

           3.2 Extended Term: Period of one (1) five (5) year term following the expiration of the Term

           4.4       Fair Market Rental Value: the effective value on a monthly
         EXH.P basis of all expenditures for comparable office space being paid by willing, comparable non-renewal tenants with a credit standing and financial stature equivalent to Tenant, giving appropriate consideration to all relevant economic terms and conditions of the Landlord/Tenant relationship, including without limitation tenant improvement, refurbishment and other allowances, operating expense stops or caps, leasing and other commissions (whether paid to independent parties, to Landlord or to affiliates of Landlord), parking charges or abatements, rental abatements, signing bonuses and similar cash or cash-equivalent tenant concessions. For purposes of determination of Fair Market Rental Value, other comparable space in the Project shall be considered the most comparable space to the Premises and Landlord shall be obligated to furnish to Tenant and any arbitrator copies of all leases of other space in the Project, certified to contain all relevant information with regard to the economic transaction between Landlord and the tenant thereunder. Other than the Project, Landlord and Tenant acknowledge that the most comparable buildings to the Building to be considered in determination of Fair Market Rental Value are listed on Exhibit "P" to the Lease, however, other buildings in the general area may be considered

           7.15(a) Good Condition: those comparable portions of the Premises that Tenant at its sole cost is responsible to maintain and repair, all in neat, clean, broom-clean and good condition, with allowance for reasonable wear and tear, except those portions of the Premises to be maintained by Landlord as expressly described in Section 7.15(b)

           6.2 Gross Up: Upward adjustment to Common Area Operating Expenses during the Term (including the Base Year) if the Project is less than 95% leased and occupied, in accordance with reasonable and generally accepted accounting principles

           7.4 Hazardous Materials: Use, generation, treatment, storage, disposal, release or threatened release of hazardous, toxic or radioactive substance, materials or waste, including without limitation those substances identified in Section 66680 through 66685 of Title 22 of the California Administrative Code, Division 4, Chapter 30, as amended from time to time, and those substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," "pollutants," "contaminants," "chemicals known to the State to cause cancer or reproductive toxicity," "asbestos," "hydrocarbons (including without limitation oil)," "toxic bearing dust" or other similar designations in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601. et seq., the California Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq., the Hazardous Substance Account Act, Health & Safety Code Sections 25300, et seq., the Safe Drinking Water and Toxic Enforcement Act of 1986, Health & Safety Code Sections 25249.5, et seq. and any other federal, state or local statutes, laws, ordinances, rules, regulations and precautions.

     Para. 1         Landlord. PacCor Partners, a California general partnership

           8.2 Landlord's Insurance: A policy or policies of "All Risk", general liability, fire and extended coverage insurance, including at least 6 months rental interruption with vandalism and malicious mischief endorsements, coverage with respect to increased costs due to building ordinances, demolition coverage, boiler and machinery insurance, sprinkler leakage coverage in each case to the extent of at least 100% of the full replacement value of the Building and Adjacent Building and any future building on the Project

           17.2 Landlord's Last Offer: terms for Expansion Space offered by Landlord to another party which are in the aggregate no less favorable to Landlord than terms last offered to Tenant during the period of Tenant's Right of First Negotiation

           7.6a Landlord's Representatives: Landlord's agent(s), employee(s), officer(s) or independent contractor(s) of or retained by Landlord

           12.3 Late Charge: Five percent (5%) of any Rent due as an additional sum when Rent is not PAID within 3 business days after notice tv Tenant's Chief Financial Officer of such overdue payment from Landlord to Tenant

'I[1; Lease: Office Lease between Landlord an 3 Tenant plus any Exhibits 16.16

          6.1(e) 1,ease Expenses: the sum of (i) Building operating Expenses, and (ii) Tenant's proportionate share (defined as A fraction, the numerator of which is the Rentable Square Footage and the denominator of which is the Project Rentable Area) of Common Area Operating Expenses

          6.3 Lease Erpenses Difference: amount by which the Lease Expenses for the upcoming Lease Year will be greater or less than the Lease expenses for the Base Year

6.1(f) Lease Year. each 12 month period during he Term after the Base Year

          6.3 Monthly Payment. An amount equal to 1/ 2th of the Lease Expenses Difference as estimated by Landlord in most recently delivered Estimated Statement (if Lease Expenses for the upcoming Lease Year are estimated to be greater than the Lease Expenses for the Base Year)

          13.1 Mortgage: Any mortgage, loan secured by a deed of trust, or other written security instrument or agreement affecting the Project that constitutes security for the payment of a debt or performance of an obligation, and all renewals, modifications, consolidations, replacements or extensions thereof now or hereafter affecting the Premises

         17.1 Moving Allowance: Forty Thousand Dollars ($40,00.00) for Tenant's moving costs regardless of Tenant's actual moving costs, payable by Landlord within 30 days after the Commencement Date and Tenant's occupancy of Premises

         1.12'    Notice Address: Landlord: PacCor Partners; Copy to: PacCor
         > 8.2    Management Company; Tenant: LINSCQ/PRIVATE LEDGER; Copy to
                  Solomon, Ward, Seidenwurm & Smith

         9.1(b) Notice to Restore: Tenant's written notice to Landlord of Tenant's election to pay the amount by which the cost of restoration [of Premises to substantially the same condition prior to destruction) exceeds the amount of proceeds received by Landlord from any insurance maintained by Landlord

         6.5 Operating Expense Records: All operating expense records to be maintained by Landlord for 5 years and available for inspection and photo copying at PacCor Management Company during normal working hours upon 24 haute written notice

         3.2(a) Option Commencement Date: If the option t to Extend (Lease) is exercised, date shall be one (1) day after ihe Expiration Date

         3.2(a) Option Expiration Date: If the Option to &tend (Lease) is exercised, date shall be the 5th anniversary of the Expiration Date

         3.2(a) Option Notice: written notice of Tenant's exercise of the option to extend Lease, provided at least 9 months before the Expiration Date or otherwise in accordance with the provisions of Section 4.3

         1.6;     Option to Amend Term: One option to extend. for all or any
         3.2      full floor portion of the Premises, following the Expiration
                  Date, for a period of five years.

 Glossary of Terms Used                   Page 5


4.5 Personal Property. Includes without limitation trade fixtures, furnishings, equipment and inventory, signs, satellite dish, installed or located in or on the Premises

7.17 Personal Property Taxes: Taxes, assessments, license fees, and other charges levied or assessed against, or based upon the value of Tenant's Personal Property

1.3; Premises: All of the
interior of 1he Building
Exh. A

          11.5 Premium: All sums received by Tenant under the sublease which exceed the Rent attributable to the subleased portion of the Premises, alter deducting (a) thru (c), which final sum is shared equally between

Landlord and Tenant



          1.2 Project. (I) the Premises; (ii) the Building located at 5935 Cornerstone Court West, San Diego, California; (iii) Adjacent Building loca1ed at i930 Cornerstone Court West, San Diego, California; (iv) Common Area; (v) Real Property; and (*i) all other improvements on the Real Property or any future improvements, including additional buildings, to the Real Property.

          6.1(g) Project Rentable Area: 97,961 square feet plus, if applicable, the rentable square footage of any future buildings in the Project

          6.1(II) Prop 13 Protection: Exclusion from the definition of Real
                  Property Taxes of any increase in taxes attributable to sale or transfer of or change of ownership in the Project (or any part thereof) during the initial five (5) years of the Term, as long as Proposition 13 remains in effect in California


Exh B Real Property legal description of real property defined on Exhibit "B"

          6.1     Real Property Taxes: All real property taxes and general and
          (l1) special assessments levied or assessed against real property, including without limitation any tax, fee or excise on (r) rents, (ii) the square footage, (iii) the act of entering info this Lease, or (iv) the occupancy of Tenant, or any other tax, or excise, however described ncluding without limitation value-added tax, levied or assessed by the United States, the State waif California or any political subdivision of the State of California, including without limitation any county, c':iy and county, public corporation, district, or any other political entity or public corporation of the state of California as A direct substitution in whole or in part for, or in addition to, any local property taxes or general or special assessments. Notwithstanding anything to the contrary in the preceding sentence, "Real Property Taxes shall no1 mean any municipal, county, state, or federal income, franchise, estate, succession, inheritance or transfer taxes of Landlord; shall also not include, so long AS Proposition 13 remains in effect in California any increase in taxes attributable to any sale or transfer of or change of ownership in the Project (or any part thereof) which occurs during the initial 5 years of the Term

          12.5 Receipt Date: Landlord's receipt and acceptance from Tenant, on any date, of Rent or an amount less than rent due

          5.7 Refurbishment Allowance. Allowance of Sl f7,136 ($2 x Usable Square Footage) beginning with the 61st month of the Term; provided to Tenant by Landlord within 10 days of Tenant's incurring such expenses

          15.2 Reimbursed Rent. That portion of rent at Tenant's address or other location that exceeds Base Rent, attributed solely to the delay in the Commencement Date Moving Storage Cost: Moving and storage costs directly attributable solely to the delay in

                 Commencement Date

Glossary of Terms Used               Page 6


5.6 Relocation Consultant. Tenant's consultant, to be paid $30,000 allowance by Landlord, for Tenant improvement, build-out and relocation services

4.1(c) Rent. Base Rent and Additional Rent and;my other sum payable by Tenant to Landlord under the Lease

1.7 Rent Abatement. Concession Tenant receives, amounting to $33,492 for second month plus 4.2 $9,000,00 per month for months 3 through ' 9 of the Term.

1,3 Rentable Square Footage.- 48,984 square feet.

7.14 Rules: Rules and regulations in Exhibit "E" and such other rules as Landlord may from time to Exh E time reasonably adopt for the Real Property and the Project

1.8;4.5 Security Deposit Amount $48,984.00 payable by Tenant upon execution of
    Lease, by cash or check

          7.7 Signs: Signs, monuments, logos or emblems at entrance to the Project, neer the top of ihe Building, on the directory, near
         Exh L the entrance to the Building and/or on entrance doors of the Premises

          5.1     Space Plan Allowance: $97,968.00

          5.1 Substantial Completion: Premises approved for occupancy by the City of San Diego Building Department and completion of construction of the Work in accordance with the approved Construction Documents and Change Order. has occurred with the exception of minor details

          5.3 Substantially Completed. Date when the C ity of San Diego Building Department approves occupancy of the Premises, at least 15 days prior to Commencement Date

                  Tenant. Linsco/Private Ledger Corp., a California corporation.

          1.10 Tenant Improvement Allowance. The amc unt Tenant shall receive from Landlord of $1,494,176.00, for the cost of Tenant's improvements of the Premises, including the cost of architectural fees and permitting costs

          8.1 Tenant's Insurance: Policies for Public Liability and Property Damage, Automobile Liability, Workers Compensation, Business Personal property and Loss of Income, procured at Tenant's sole cost and expense

          4.5 Tenant's Invitees: Tenant's guests, visitors, customers, invitees and/or licensees

11,1(c) Tenant's Notice. Written notice to Landlord of a form of proposed assignment

          1.4(a) Tenant's Occupancy. The easier of (i) the (late when 15 employees of Tenant are occupying the Premises as their primary work place or ( i) date when Tenant first conducts its business on the Premises

          4.5 Tenant's Representatives-. Tenant's agent(',), employee(s), officer(5) andlor independent contractor(s) of or retained by Tenant

          1.5;    Term of Lease: One Hundred Twenty (120) full calendar months
          3.1     from and after the Commencement Date, or, if the
                  Commencement Date is not the first day of a month, from and After the first day of the month following the Commencement
                  Date; Commencement Date and

                  Expiration Date to be confirmed in writing by Landlord and Tenant within 15 days after the


Glossary of Terms Used               Page 7

7.13(s) Tri-Water System: original water source heat pump system plus second circulating pump Exh F installed by Landlord; Tenant to install improvement or auxiliary system if required by Final Space Plan specifications

1.3 Usable Square Footage: 43,568 square feet.

5.1 Work: shall mean Tenant improvements a' set forth in the approved Construction Documents and approved Change Orders as defined in the Work Letter, also referenced in Work Letter 51.4 as installation and construction of the Tenant improvements by Tenant in accordance with the permitted and approved Construction Documents and Change Orders

Exh C Work Letter. Exhibit "C"

Glossary of Terms Used               Page 8


          IN      WORK LETTER (Exhibit C")

          1.3 Building Plans. best available shell building plans and information delivered to Tenant by Landlord

          1.2 Building Standards: Building/Tenant Improvement Standard for Pacific Corporate Park; also referenced in Lease 57.9(c)(viii) and attached to Lease as Exhibit "0"

          21 Business days. Monday through Friday, excluding all federal and state holidays

l4!I 008

12.1.4 CC&R's: Declaration of Covenants, Conditions and Restrictions for Unit No. 1 of Pacific Corporate Center, dated May 14, 1985 and recorded as Instrument #85-169398; also referenced in Lease 57.7 and attached to Lease as Exhibit "K

          9.1 Change Order. Any deviation from the Construction Contract during the construction of the Work, in written form from the Tenant to the General Contractor, except for minor changes that are made by the General Contractor which *ire within normal construction practices in the San Diego Area

          5.3 Construction Contract. Tenant's contract with Tenant's licensed general contractor

          2.4 Construction Documents. all documents required to obtain a building permit from the City of San Diego for the Work, including any corrections or changes requested by the City of San

                   Diego (consistent with approved Final Space.' Plan, Design
                  Presentation and the Building Standards)

          2.3 Design Presentation. meeting to present and discuss the design/development plans in accordance with the Schedule

          2.4,1 50% Completion. Construction Documents when fifty percent completed in accordance with the 2.4,1 Schedule, AS determined by Tenant's architect

          2.2 Final Space Plan. a final schematic drawing depicting the Premises with walls, doors, windows, columns and structural elements, based on cite visits, other information obtained by Tenant or Tenant's Representatives, and the Building F'lans

          1.1 Premises Shell and Stub-In: Shall include: (a) smooth concrete floors; (0) unfinished ceilings in the Premises; (c) finished core area, including elevator(s), toilet room(s), electrical room, telephone room(s), janitorial closet(s) and exit stair(s); (0) dry wall (taped arid/or finished, but not painted) around surfaces of core walls; (e) existing heating, ventilating and air conditioning service; (f) existing sprinkler service within the Building (not including main loops and branch distribution); (g) main electrical panel; (h) exercise room including existing exercise equipment; and (i) life safety systems as required by the applicable San Diego City Municipal Code for a building shell

          5.3     General Contractor. Tenant's licensed general contractor

                  Landlord. PacCor Partners, a California general partnership.

          10 Landlord Delay Each day or any portion thereof during which any events occur as described in 510.1 through 10.3

          2.6 PID. Amended Planned Industrial Development Permit No. S5-OS30 (Exhibit "N" to Lease)

Glossary of Terms Used              Page 9



8.1 Percentage of Work Completed: Tenant'." General Contractor's approved monthly payment request divided by the total cost of the Work;

2.1 Preliminary Space Plan. a preliminary schematic drawing depicting the Premises with walls, doors, windows, columns and structural elements, based on site visits, other information obtained by Tenant or Tenant's Representatives, and THE best available Building Plans supplied by Landlord

2.1;6 Schedule. Listing of action, Tenant and Landlord responsibilities and due dates

Idl oat

          13 Special Improvements-. Special Tenant improvements to the Premises which may include computer facilities, auditoriums, cafeterias, dining rooms, internal stairwells, one stairwell outside of the Building and other special facilities incidental to Tenant's operations which will be subject to Landlord's approval

                  Tenant. Linsco/Private Ledger Corp., a California corporation.

          16.1 Tenant's Contractors. Collectively, Tenants contractors, vendors or any other party performing work for Tenant

                  Unavoidable Delay. Each day or any portion thereof during which any delays or defaults as described in 611.1 through
                  511.3 occur

Exh C Work Letter. Exhibit "C" to Lease

          1.4 Work. Installation and construction of THE Tenant improvements by Tenant in accordance with the permitted and approved construction documents; also referenced in Lease 55.1 to mean Tenant improvements as set forth in the approved Construction Documents and approved Change Orders as defined in the Work letter

FIRST AMENDMENT TO OFFICE BUILDING
           LEASE BETWEEN
          PACCOR PARTNERS
                and
    LINSCOIPRIVATE LEDGER CORP.

QI 010

         This First Amendment To Office Building Lease between PacCor Partners and Linsco/Private Ledger Corp. ("First Amendment"), is made and entered into as the 12th day of August, 1993 between PACCOR PARTNERS, a California general partnership ("Landlord") and LINSCOIPRIVATE LEDGER CORP., a California corporation ("Tenant'), with regard to the following:

A. Landlord and Tenant entered into an Office Building Lease on June 17, 1993 ("Lease").

B. Landlord and Tenant desire to make certain amendments to the Lease as set forth in this First Amendment.

         NOW, THEREFORE, for valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   The following shall be added after the last sentence of Section 4.4:

                "For purposes of this Section 4.4 only, the rentable square footage of the Premises and/or Building shall be BOMA Rentable Square Footage (defined in Section 6.1(i))."

2. Section 5.1(ii) shall be deleted and substituted in its place is the following:

                  "(ii) "Space Plan Allowance" shall mean the amount of One Hundred Ten Thousand Two Hundred Fourteen Dollars ($110,214.00)."

 3. Section 6.1(e) is deleted in its entirety and substituted in its plaice is the following:

                  "(e) "Lease Expenses" shall mean the sum of (i) Building Operating Expenses, and (ii) Tenant's proportionate share (defined as A fraction, the numerator of which is the Rentable Square Footage and the denominator of which i-, the Project Rentable Area as defined below) of Common Area Operating Expenses. For purposes of determining Lease Expenses,

         Rentable Square Footage shall be determined by BOMA lamentable Square Footage. Notwithstanding any other provision of this Lease, while Tenant occupies only the Building the Rentable Square Footage shall not exceed fifty percent (50%) of Project Rentable Area."

4. Section 6.1(g) is deleted in its entirety and substituted in its place is the following:

                  "(g) "Project Rentable Area" shall mean 97,968 square feet plus, if applicable, the BQMA Rentable Square Footage of any future buildings in the Project. The Project Rentable Area shall be determined by BQMA Rentable Square Footage."

5. The following shall be added to the Lease as Section 6.1(i):

                  "(i) "BOMA Rentable Squaw Footage" shall mean the square footage of a structure, building and/or premises, calculated in accordance with the method of measuring

"Rentable Area" in the Building Owners and Man; gers Association International
(SOMA) Standard Method for Measuring Floor Area in Office Buildings, ANSI 265.1-1980 (Reaffirmed 1989)."

l4!I 011

6. In Section 12.2 (c) only, the term "Base Rent" shall be deleted and in its place inserted the term "Rent".

7. The following shall be added after the last sentence of Section 17.2:

                  "All references to the rentable square footage of the Expansion Space shall be in accordance with BOMA Rentable Square Footage."

8, The following names shall be inserted in the bank spaces provided in paragraph 20 of the Work Letter:

                  First blank space-            Richard C'. King (236-9099)
                  Second blank space:           Paul Che miniak (236-9099)
                  Third blank space:            Edward C rochowiak (625-4613)

9. Landlord provided Tenant a copy of a Preliminary Title Report for the Project on June 25, 1993.

10. Except as specifically set forth in this First Amendment, all other terms and conditions of the Lease shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first hereinabove set forth,

   Landlord:                     PACCOR PARTNERS,
                                 a California general partnership
                                 ----------------------------------------------
   Tenant:                       LINSCO/PRIVATE LEDGER CORP., a
                                 California Corporation


                                                                        08/03193
                                        Z

                       SECOND AMENDMENT TO OFFICE BUILDING
                                  LEASE BETWEEN
                                PACCOR PAIRTNERS
                                       and
                          LINSCOIPRIVATE i EDGER CORP.

        This Second Amendment To Office Building Lease between PacCor Partners and* Linsco/Private Ledger Corp. ("Second Amendment"), is made and entered into as the day of December, 1993 between PACCOR PARTNERS, a California general partnership

 ("Landlord") and LINSCOIPRIVATE LEDGER CORP., a California corporation ("Tenant"), with regard to the following:

A. Landlord and Tenant entered into an Office: Building Lease dated June 17, 1993 ("PacCor/LPL Lease").

B. Landlord and Tenant amended the PacCor/LPL Lease by First Amendment to Office Building Lease Between PacCor Partners,encl Linsco/Private Ledger Corp. dated August 12, 1993 ("First Amendment") Tht. First Amendment accurately set forth (i) the Rentable Square Footage of the Premises (ii) the amount of the Space Plan Allowance, and (iii) the Project Rentable Area. Furthermore, "Lease Expenses" and "BQMA Rentable Square Footage" were redefined, the names of mutually agreeable arbitrators were inserted into the Work Letter and a few other minor corrections were made to the PacCor/LPL Lease.

C. Landlord desires to enter into a lease with HNC, Inc. for the second floor and part of the third floor of the Adjacent Building. HNC, Inc. desires to be granted a right of first negotiation for the balance of the third floor of the Adjacent Building for a period of three (3) years after the commencement o the term of the HNC lease.

D. In order for Landlord to enter into a lease with HNC. Inc., Landlord and Tenant must amend the PacCor/LPL Lease to waive Tenant's right of first negotiation for the third floor of the Adjacent Building for a period not less than three (3) years after the commencement of the term of the HNC lease.

E. Tenant is willing to waive its right of first negotiation for the third floor of the Adjacent Building for three (3) years in exchange for a right of first negotiation to the first and second floors of the Adjacent Building, commencing on the Commencement Date of the PacCor/LPL Lease.

         NOW, THEREFORE, for valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the PacCor/LPL Lease, as amended, as follows.-

1. Section 17.2 Right OF First Negotiation of the PacCar/LPL Lease shall be deleted in its entirety and the following shall be inserted:

      17.2 Right of First Negotiation: Landlord shall notify Tenant in writing whenever an Expansion Space (as defined below) becomes, or is expected to become, available

      ("Availability Notice"). Such notification shall include the rental rate and other terms and conditions upon which Landlord Is willing to rent expansion Space. Tenant shall have THE right of first negotiation for such Expansion Space for a period of thirty (30) days after Tenant's receipt of the Availability Notice. Landlord shall negotiate in good faith with Tenant for the Expansion Space and if no agreement as to the terms of a proposed lease can be reached within thirty (30) days after Tenant's receipt of the Availability Notice, then Landlord may lease the Expansion Space during A one (1) year period thereafter (following which this right of first negotiation shall BE reinstated) to another party on terms (including the terms included in the definition of Fair Market Rental Value) in the aggregate no less favorable to Landlord than Landlord's last offer to Tenant during such negotiations ("Landlord's Last Offers. If during such one year period Landlord has received a bonafide offer to lease the Expansion Space which Landlord is prepared to accept and the aggregate terms OF such lease are less favorable to Landlord than Landlord's Last Offer, then Landlord shall give notice to Tenant of such terms in writing and Tenant shall thereafter have A right of first refusal, exercisable during a ten (10) business day period following receipt of such notice, to lease such Expansion Space on the terms set forth in such notice, If not timely exercised by Tenant, such right of first refusal shall expire with respect to the particular Expansion Space described in the notice, For purposes of this Section, "Expansion Space" shell mean (a)
         any rentable space on the first (1st) and/or second (2nd) floaters) of the Adjacent Building which is available for lease during months one
         (1) through eighty-four (84) at the Term of the Lease, and (b) any rentable space on the third (3') floor which is available for lease dt.ring months thirty-seven through eighty-four (84) of the Term of the Lease. All rights of fi st negotiation and first refusal pursuant to this Section shall in any event terminate seven (i) years after (he Commencement Date

2. Except as specifically set forth in this Second Amendment, all other terms and conditions of the PacCor/LPL Lease, as amended, shall remain in full force and effect.

         IN WITNESS WHERFOF, the parties hereto have executed this Second Amendment as of the date first hereinabove set forth.

Landlord:                    PACCOR PARTNEF!S, a California general partnership

                             By: PacCor Management Company,
                                     A general partner

                              --------------------------------------------------
                              ITS: VICE PRESIDENT

Tenant:                       LINSCOIPRIVATE LEDGER CORP., a California
                              Corporation

                              By:

           ASSIGNMENT AND ASSUMPTION OF LEASE AND CONSENT OF LANDLORD


        This Assignment and Assumption of Lease and Consent of Landlord ("Assignment") is made and entered into as of December 30, 1997, by and between Linsco/Private Ledger Corp., a California corporation ("Assignor"), and HNC Software, Inc., a Delaware corporation ("Assignee"), with reference to the facts set forth below.

                                    RECITALS

        A. Assignor and Gateway Colorado Properties, Inc. ("Landlord") are parties to that certain Office Building Lease dated June 17, 1993, as amended by the First Amendment to Office Building Lease dated as of August 12, 1993 ("First Amendment"), and by that certain Second Amendment to Office Building Lease dated as of December, 1993 ("Second Amendment") (collectively, the "Lease"). The Lease covers certain space consisting of approximately 48,984 rentable square feet (the "Premises") containing the entire building located at 5935 Cornerstone Court West, San Diego, California (the "Building").

        B. Assignor desires to assign to Assignee its right, title and interest under the Lease and Assignee desires to assume and become responsible for all obligations and liabilities under the Lease. Landlord is willing to consent to the assignment on the terms and conditions as set forth herein.

        NOW, THEREFORE, in consideration of the recitals and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as set forth below.

        1. Assignment. Assignor hereby assigns to Assignee all of its right, title and interest under the Lease which assignment shall be effective as of the Effective Date (as defined below). The effective date of the assignment of the Lease (the "Effective Date") shall be the date that Assignor vacates the entire Premises to move to its new facility. The parties currently estimate that the Effective Date will occur on September 6, 1998. Assignor shall give written notice to Assignee (the "Effective Date Notice") six (6) months prior to Assignor's then estimated Effective Date (the "Estimated Effective Date"). In addition, Assignor shall give Assignee regular updates as to the status of Assignor's schedule to vacate the Premises and shall promptly notify Assignee of any changes to the Estimated Effective Date, provided that the Estimated Effective Date shall not be earlier than the date set forth in Assignor's Effective Date Notice without Assignee's consent. In addition, Assignor shall give Assignee at least thirty (30) days prior written notice of the actual Effective Date to allow Assignee to schedule its move in to the Premises. If Assignor does not deliver the Effective Date Notice by September 6, 1998, or if the Effective Date does not occur by March 6, 1999, Assignee shall have the right to terminate this Assignment by giving written notice of termination to Assignor, and, upon such termination, neither party shall have any further rights or obligations under this Assignment. On the Effective Date, Assignor shall deliver possession of the Premises to Assignee in the condition required by Section 14.1 of the Lease as such provision applies to the expiration or earlier termination of the Lease and with all Building systems in good working order. Except as provided in the preceding sentence, the Premises shall be delivered to Assignee in its "as-is" condition existing on the date of this Assignment, subject to normal wear and tear between the date of this Assignment and the Effective Date.

        2. Assumption. Assignee hereby accepts the assignment, and assumes and agrees, for the benefit of Assignor and Landlord, to be responsible for and further agrees to faithfully perform and be bound by all of the terms, covenants, conditions, provisions and agreements of the Lease from and after the Effective Date.

        3. Indemnity. Assignor agrees to indemnify, defend (with counsel reasonably acceptable to Assignee) and hold Assignee and its officers, directors, shareholders, agents, employees and affiliates harmless from and against any and all claims, actions, liabilities, damages, costs and expenses (including, without limitation, attorneys' fees and costs incurred in connection therewith or to enforce this indemnity obligation) arising from or relating to any obligations to be performed by Assignor under the Lease prior to the Effective Date and/or any acts or omissions of Assignor in connection with the Lease prior to the Effective Date. Assignee agrees to indemnify, defend (with counsel reasonably acceptable to Assignor) and hold Assignor and its officers, directors, shareholders, agents, employees and affiliates harmless from and against any and all claims, actions, liabilities, damages, costs and expenses (including, without limitation, attorneys' fees and costs incurred in connection therewith or to enforce this indemnity obligation) arising from or relating to any obligations to be performed by Assignee under the Lease on or after the Effective Date and/or any acts or omissions of Assignee in connection with the Lease on or after the Effective Date. Notwithstanding the foregoing, if Assignee's move-in is phased pursuant to Section 6 below, Assignor's indemnity obligation shall continue, and Assignee's indemnity obligation shall not commence, with respect to each phase until Assignor delivers possession of such phase to Assignee.

        4. Security Deposit. Notwithstanding the assignment of the Lease as provided herein, Assignor shall retain all rights to the security deposit delivered to Landlord under the Lease in the amount of $48,984 (the "Security Deposit"). The Security Deposit shall be paid by Landlord directly to Assignor in accordance with the terms of the Lease. Assignee agrees to immediately deliver the Security Deposit to Assignor if the Security Deposit is paid to Assignee notwithstanding the preceding sentence. In addition, Assignee agrees to immediately reimburse Assignor for any deductions from the Security Deposit made by Landlord in accordance with the Lease as a result of Assignee's failure to perform its obligations under the Lease from and after the Effective Date. Assignee shall also be obligated to pay (or to cause Landlord to pay) to Assignor an amount equal to the Security Deposit if Assignee and Landlord (a) terminate the Lease and enter into a new lease of the Premises or (b) modify the material terms of the Lease.

        5. Covenants, Representations and Warranties of Assignor. Assignor hereby represents and warrants to Assignee that (i) Assignor has not previously made an assignment of Assignor's rights under the Lease to any other party, (ii) that the Lease is in full force and effect and has not been modified or amended except as provided in the First Amendment and the Second Amendment described above, (iii) the copies of the Lease delivered by Assignor to Assignee are true, correct and complete copies of the Lease, (iv) neither Assignor nor, to Assignor's knowledge, Landlord is in default of their respective obligations under the Lease and (v) the Commencement Date of the Lease occurred on June 1, 1994. Such representations and warranties shall be true and correct in all material respects as of the date of this Assignment and as of the Effective Date. Between the date of this Assignment and the Effective Date, Assignor agrees to promptly deliver to Assignee copies of any and all notices relating to the Lease and/or the Premises, to timely perform all of its obligations under the Lease, and not to modify or amend the Lease or exercise any rights or remedies under the Lease without Assignor's prior written approval, which approval shall not be unreasonably withheld.

        6. Phased Occupancy. Assignor and Assignee agree to cooperate, in good faith, if Assignor elects to phase-out of the Building at different times. Assignor shall give written notice of such election to Assignee stating the dates on which Assignor intends to vacate each portion of the Building. The parties acknowledge and agree that each phase of the Building to be vacated by Assignor must be sufficiently demised and otherwise appropriate for Assignee's phased move-in and use. In the event of a phased move-in, Assignee shall only be responsible for a proportionate share of the obligation to pay rent and other amounts due under the Lease and the performance of other obligations under the Lease based on a fraction, the numerator of which is the rentable area of the portion of the Premises so occupied by Assignee, and the denominator of which is the total rentable area of the Premises. In such event, Assignor shall remain liable for its proportionate share of all payment and performance obligations under the Lease. In no event shall the phase-out period be longer than six (6) months after the date possession of the first phase of the Building is delivered to Assignee.

        7. Termination of Existing Sublease. Assignor, as sublessee, and Assignee, as sublessor, have entered into that certain Sublease dated September 24, 1996 (the "Sublease") relating to space within the building located at 6020 Cornerstone Court West in San Diego, California. The parties agree that the Sublease shall terminate on the date Assignor fully vacates such space in accordance with the Sublease and the parties shall be released of all obligations under the Sublease from and after such date. Assignor shall give Assignee at least six (6) months prior written notice of the date upon which it will vacate such space.

        8. Commission. Except for The Irving Hughes Group, Inc. ("Broker"), Assignor and Assignee each represent and warrant to the other that it has not dealt with any party, whether or not licensed, that may be entitled to a commission, finder's fee or similar compensation in connection with this Assignment. Assignor and Assignee each agree to indemnify, defend (with counsel reasonably acceptable to the other) and hold harmless the other party from and against all claims, damages, liabilities, costs and expenses (including attorneys' fees and costs incurred in connection therewith or to enforce this indemnity agreement) arising from or relating to the indemnifying party's breach of the foregoing representation and warranty.

        9. Improvements. Assignee may desire to make improvements to the Premises after the Effective Date. Assignor agrees to cooperate with Assignee to apply for and seek Landlord's consent to such improvements in accordance with the provisions of the Lease.

        10. Miscellaneous. In the event any action or proceeding is brought by either party against the other relating to or arising from this Assignment or to enforce or interpret any provision hereof, the prevailing party shall be entitled to recover from the other party all costs and fees incurred in connection therewith, including without limitation, fees and costs of attorneys, experts and consultants in connection with such action or proceeding, the enforcement of any judgment and any appellate proceedings. This Assignment and all terms and conditions contained herein shall be binding upon and inure to the benefit of the successors and assignors of the parties. This Assignment constitutes the entire agreement between the parties with respect to the matters set forth herein and supersedes all prior and contemporaneous agreements and understandings, whether written or oral, pertaining to any such matters, provided that the Sublease shall not be affected excepted as provided herein. This Assignment may not be modified or amended except by a written agreement signed on behalf of each of the parties. This Assignment shall be construed and enforced in accordance with the internal laws of the State of California. This Assignment may be executed in counterparts, each of which, when executed and delivered, shall constitute one fully executed original.

        11. Notices. Any notice pursuant to this Assignment shall be in writing and shall be addressed as follows:

        To Assignor:         Linsco/Private Ledger Corp.
                             5935 Cornerstone Court West
                             San Diego, California  92121
                             Attn:  Douglas Avola

        To Assignee:         HNC Software, Inc.
                             5930 Cornerstone Court West
                             San Diego, California 92121-3728
                             Attn: Mr. Hugh D. Gerfin

        Each party shall have the right upon prior written notice to the other to change its address for notices. Each notice given hereunder shall be effective as follows: (i) upon delivery if by personal delivery, (ii) three (3) business days after mailing if sent by United States Postal Service registered or certified mail, return receipt requested, (iii) one (1) business day after sending if sent by FedEx or a similar nationally-recognized overnight delivery service or (iv) upon sending and confirmation if sent by facsimile.

        IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment effective as of the date as set forth above.


ASSIGNOR:                                        ASSIGNEE:

LINSCO/PRIVATE LEDGER CORP., a California        HNC SOFTWARE, INC., a Delaware
corporation                                      corporation

By:                                              By:
   --------------------------------                -----------------------------
Its:                                             Its:
   --------------------------------                -----------------------------

                               CONSENT OF LANDLORD

        In consideration of the covenants and agreements contained in this Assignment, Landlord hereby consents to the foregoing assignment of the Lease by Assignor to Assignee, provided, however, that (i) the consent of Landlord herein shall not be deemed to in any way release or diminish the liability of Assignor to Landlord; and (ii) the consent of Landlord herein shall not be deemed a consent to any future assignment, sublease or transfer of the Premises, all of which shall require Landlord's consent. Such consent shall not be subject to the requirement set forth in Section 11.1(d) of the Lease that any proposed assignment be consummated within 180 days after Landlord's consent, and Landlord's consent shall remain valid and in full force and effect if the assignment becomes effective on the Effective Date as set forth in the Assignment. Landlord confirms that, as of the date of this consent, (a) the Lease is in full force and effect and has not been modified or amended except as provided in the First Amendment and the Second Amendment and (b) Landlord is not aware of any default under the Lease by Assignor. Prior to the Effective Date, Landlord agrees to give Assignee written notice of any default by Assignor under the Lease and to give Assignee an opportunity to cure any such default for a period following such notice equal to the applicable cure period under the Lease.

Dated:  ____________________        LANDLORD:

                                    GATEWAY COLORADO PROPERTIES, INC.

                                    By:
                                       -----------------------------------------

                                              Its:
                                                  ------------------------------